Exhibit 4.5

EXECUTION COPY

CREDIT AGREEMENT

DATED AS OF DECEMBER 18, 2003

AMONG

FBL FINANCIAL GROUP, INC.,

as the Borrower

THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTIES HERETO,

as Lenders,

and

LASALLE BANK NATIONAL ASSOCIATION,

as Administrative Agent

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3.6.	Lender Statements; Survival of Indemnity		27

ARTICLE IV	CONDITIONS PRECEDENT		27

4.1.	Initial Advance		27
4.2.	Each Advance		28

ARTICLE V	REPRESENTATIONS AND WARRANTIES		29

5.1.	Existence and Standing		29
5.2.	Authorization and Validity		29
5.3.	No Conflict; Government Consent		29
5.4.	Financial Statements		30
5.5.	Material Adverse Change; No Default		30
5.6.	Taxes		30
5.7.	Litigation and Contingent Obligations		30
5.8.	Subsidiaries		31
5.9.	Accuracy of Information		31
5.10.	Regulation U		31
5.11.	Material Agreements		31
5.12.	Compliance With Laws		31
5.13.	Ownership of Properties		31
5.14.	ERISA		32
5.15.	Plan Assets; Prohibited Transactions		32
5.16.	Environmental Matters		32
5.17.	Investment Company Act: Other Regulation		32
5.18.	Indebtedness		32
5.19.	Insurance		32
5.20.	Solvency		33
5.21.	Permits; Intellectual Property		33
5.22.	Labor Matters		33
5.23.	OFAC		33

ARTICLE VI	COVENANTS		33

6.1.	Financial Reporting		33
6.2.	Use of Proceeds		37
6.3.	Notice of Default		37
6.4.	Conduct of Business; Charter Amendments; Accounting Changes		37
	6.4.1.	Conduct of Business	37
	6.4.2.	Charter Amendments	37
	6.4.3.	Accounting Changes	37
6.5.	Taxes; Claims, Judgments, Etc		38
6.6.	Insurance		38
6.7.	Compliance with Laws		38
6.8.	Maintenance of Properties		38
6.9.	Further Assurances		39

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6.10.	Restricted Payments		39
6.11.	Indebtedness		40
6.12.	Merger		40
6.13.	Sale of Assets		41
6.14.	Investments and Acquisitions		41
6.15.	Liens		41
6.16.	Affiliate Transactions		42
6.17.	ERISA		42
6.18.	Financial Covenants		43
	6.18.1.	Interest Coverage Ratio	43
	6.18.2.	Statutory Capital and Surplus	43
	6.18.3.	Minimum Net Worth	43
	6.18.4.	Insurance Risk Based Capital	43
6.19.	Sale and Leaseback Transactions and other Off-Balance Sheet Liabilities		44
6.20.	Insurance Licenses and Permits		44
6.21.	Senior Indebtedness under Note Agreement		44

ARTICLE VII	DEFAULTS		44

7.1.	Breach of Representations or Warranties		44
7.2.	Failure to Make Payments When Due		44
7.3.	Breach of Covenants		44
7.4.	Other Breaches		44
7.5.	Default as to Other Indebtedness		45
7.6.	Voluntary Bankruptcy; Appointment of Receiver; Etc		45
7.7.	Involuntary Bankruptcy; Appointment of Receiver; Etc		45
7.8.	Custody or Control of Property		46
7.9.	Judgments		46
7.10.	Unfunded Liabilities		46
7.11.	Other ERISA Liabilities		46
7.12.	Environmental Matters		46
7.13.	Change in Control		46
7.14.	Other Default		46
7.15.	Rate Management Obligation		47
7.16.	Loss of Licenses		47
7.17.	Material Adverse Effect		47

ARTICLE VIII	ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES		47

8.1.	Acceleration		47
8.2.	Amendments		47
8.3.	Preservation of Rights		48

ARTICLE IX	GENERAL PROVISIONS		48

9.1.	Survival of Representations		48
9.2.	Governmental Regulation		48

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9.3.	Headings		48
9.4.	Entire Agreement		49
9.5.	Several Obligations; Benefits of this Agreement		49
9.6.	Expenses; Indemnification		49
9.7.	Numbers of Documents		50
9.8.	Accounting		50
9.9.	Severability of Provisions		50
9.10.	Nonliability of Lenders		50
9.11.	Confidentiality		51
9.12.	Lenders Not Utilizing Plan Assets		51
9.13.	Nonreliance		51
9.14.	Disclosure		51

ARTICLE X	THE AGENT		52

10.1.	Appointment; Nature of Relationship		52
10.2.	Powers		52
10.3.	General Immunity		52
10.4.	No Responsibility for Loans, Recitals, etc		52
10.5.	Action on Instructions of Lenders		53
10.6.	Employment of the Administrative Agent and Counsel		53
10.7.	Reliance on Documents; Counsel		53
10.8.	Administrative Agent’s Reimbursement and Indemnification		53
10.9.	Notice of Default		54
10.10.	Rights as a Lender		54
10.11.	Lender Credit Decision		54
10.12.	Successor Administrative Agent		54
10.13.	Agent and Arranger Fees		55
10.14.	Delegation to Affiliates		55

ARTICLE XI	SETOFF; RATABLE PAYMENTS		56

11.1.	Setoff		56
11.2.	Ratable Payments		56

ARTICLE XII	BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS		56

12.1.	Successors and Assigns		56
	12.1.1.	Successors and Assigns	56
12.2.	Participations		57
	12.2.1.	Permitted Participants; Effect	57
	12.2.2.	Voting Rights	57
	12.2.3.	Benefit of Setoff	57
12.3.	Assignments		58
	12.3.1.	Permitted Assignments	58
	12.3.2.	Effect; Effective Date	58
	12.3.3.	The Register	59

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12.4.	Dissemination of Information	59
12.5.	Tax Treatment	59

ARTICLE XIII	NOTICES	59

13.1.	Notices	59
13.2.	Change of Address	60

ARTICLE XIV	COUNTERPARTS	60

ARTICLE XV	CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL	60

15.1.	CHOICE OF LAW	60
15.2.	CONSENT TO JURISDICTION	60
15.3.	WAIVER OF JURY TRIAL	61

ARTICLE XVI	USA PATRIOT ACT	61

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EXHIBITS

Exhibit A	-	Form of Borrower’s Counsel’s Opinion
Exhibit B	-	Form of Compliance Certificate
Exhibit C	-	Form of Assignment Agreement
Exhibit D	-	Form of Promissory Note
Exhibit E	-	List of Closing Documents

SCHEDULES

Commitment Schedule

Schedule 1- Investments

Schedule 2- Indebtedness

Schedule 3- Liens

Schedule 4- Subsidiaries

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CREDIT AGREEMENT

This Credit Agreement, dated as of December 18, 2003, is entered into by and among FBL FINANCIAL GROUP, INC., an Iowa corporation, the financial institutions from time to time parties hereto as Lenders (whether by execution of this Agreement or by an assignment pursuant to Section 12.3), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as Administrative Agent. The parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1. Certain Defined Terms. As used in this Agreement:

“Accounting Changes” is defined in Section 9.8 hereof.

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the Closing Date, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through a purchase of assets, a merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding ownership interests of a partnership or limited liability company.

“Actuarial Analyses” shall have the meaning set forth in Section 6.1(l).

“Administrative Agent” means LaSalle Bank in its capacity as contractual representative for the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article X.

“Advance” means a borrowing hereunder consisting of the aggregate amount of several Revolving Loans (i) made by the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Revolving Loans of the same Type and, in the case of LIBOR Loans, for the same Interest Period.

“Affected Lender” is defined in Section 2.19.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person is the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of twenty percent (20%) or more of any class of voting securities (or other voting interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting securities, by contract or otherwise.

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“Aggregate Commitment” means the aggregate of the Commitments of all the Lenders, as may be adjusted from time to time pursuant to the terms hereof. The initial Aggregate Commitment is Sixty Million and 00/100 Dollars ($60,000,000).

“Aggregate Outstanding Credit Exposure” means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.

“Agreement” means this Credit Agreement, as it may be amended, restated, supplemented or otherwise modified and as in effect from time to time.

“Agreement Accounting Principles” means generally accepted accounting principles as in effect in the United States from time to time, applied in a manner consistent with that used in preparing the financial statements of the Borrower referred to in Section 5.4; provided, however, that except as provided in Section 9.8, with respect to the calculation of financial ratios and other financial tests required by this Agreement, including, without limitation, the calculation of the financial covenants set forth in Section 6.18, “Agreement Accounting Principles” means generally accepted accounting principles as in effect in the United States as of the Closing Date, applied in a manner consistent with that used in preparing the financial statements of the Borrower referred to in Section 5.4 hereof.

“Alternate Base Rate” means, for any day, a fluctuating rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of (a) the Federal Funds Effective Rate for such day and (b) one-half of one percent (0.5%) per annum.

“A.M. Best” means A.M. Best Company, Inc., together with its successors and assigns.

“Applicable Margin” means, with respect to LIBOR Advances, a per annum rate equal to 1.05%.

“Arizona Sale-Leaseback” means one or more Sale and Leaseback Transactions between the Borrower or an Affiliate thereof and Arizona Farm Bureau Federation in an aggregate amount not to exceed $10,000,000 to which certain real property in Phoenix, Arizona shall be subject.

“Arranger” means LaSalle Bank, together with its successors and assigns.

“Article” means an article of this Agreement unless another document is specifically referenced.

“Asset Sale” is defined in Section 6.13.

“Assignment Agreement” is defined in Section 12.3.1.

“Authorized Officer” means any of the chief executive officer, chief financial officer, vice president-finance, vice president-investments or vice president-accounting of the Borrower, acting singly.

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“Available Aggregate Commitment” means, at any time, the Aggregate Commitment then in effect minus the Aggregate Outstanding Credit Exposure at such time.

“Available Dividends” means, on any determination date, and without duplication, with respect to each Insurance Subsidiary, the maximum dividend amount that such Insurance Subsidiary is permitted to pay to its shareholders during the current calendar year without approval from the insurance regulatory authority of the jurisdiction in which such Insurance Subsidiary is domiciled. Such maximum dividend amount shall not be reduced by the impact of the dividend of EquiTrust Life Insurance Company by Farm Bureau Life Insurance Company.

“Bankers Trust” means Bankers Trust Company, N.A., a national banking association, in its individual capacity, and its successors.

“Borrower” means FBL Financial Group, Inc., an Iowa corporation, and its successors and permitted assigns (including, without limitation, a debtor-in-possession on its behalf).

“Borrowing Date” means a date on which an Advance is made hereunder.

“Borrowing Notice” is defined in Section 2.8.

“Business Day” means (i) with respect to any borrowing, payment or rate selection of LIBOR Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in Dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

“Cash Equivalent Investments” means, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit of any investment grade commercial bank having, or which is the principal banking subsidiary of an investment grade bank holding company organized under the laws of the United States, any State thereof, the District of Columbia or any foreign jurisdiction having capital, surplus and undivided profits aggregating in excess of $500,000,000, with maturities of not more than one year from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than ninety (90) days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii)

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above, provided that such repurchase obligations are secured by a first priority security interest in such underlying securities which have, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 by S&P or P-1 by Moody’s and in each case maturing not more than one year after the date of acquisition by such Person, (v) investments in money market funds substantially all of the assets of which are comprised of securities of the types described in clauses (i) through (iv) above, (vi) investment in variable rate demand obligations rated at least A by S&P or A2 by Moody’s and (vii) demand deposit accounts maintained in the ordinary course of business.

“Change” is defined in Section 3.2.

“Change in Control” means:

(i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of twenty-five percent (25%) or more of the outstanding shares of voting stock of the Borrower; provided, however, that this clause (i) shall not apply with respect to Iowa Farm Bureau Federation’s ownership of more than 25% of the Borrower’s outstanding voting stock;

(ii) with respect to any Insurance Subsidiary, a “change in control” as defined in any applicable state insurance holding company regulatory act or in similar legislation, regulations, or applicable insurance commission or department orders shall occur;

(iii) Iowa Farm Bureau Federation shall cease to own more than 50% of the Borrower’s issued and outstanding voting stock;

(iv) the majority of the Board of Directors of the Borrower fails to consist of Continuing Directors;

(v) except as expressly permitted under the terms of this Agreement, the Borrower consolidates with or merges into another Person or conveys, transfers or leases all or substantially all of its property to any Person, or any Person consolidates with or merges into the Borrower, in either event pursuant to a transaction in which the outstanding capital stock of the Borrower is reclassified or changed into or exchanged for cash, securities or other property; or

(vi) except as otherwise expressly permitted under the terms of this Agreement, the Borrower shall cease to own and control, directly or indirectly, free and clear of all Liens and other encumbrances all of the economic and voting rights associated with all of the outstanding capital stock of each of the Borrower’s Subsidiaries or shall cease to have the power, directly or indirectly, to elect all of the members of the board of directors of each of the Borrower’s Subsidiaries.

“Closing Date” means December 18, 2003.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any rule or regulation issued thereunder.

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“Commitment” means, for each Lender, the obligation of such Lender to make Loans not exceeding the amount set forth on the Commitment Schedule or in an Assignment Agreement executed pursuant to Section 12.3, as it may be modified as a result of any assignment that has become effective pursuant to Section 12.3.2 or as otherwise modified from time to time pursuant to the terms hereof.

“Commitment Fee” is defined in Section 2.5.1.

“Commitment Schedule” means the Schedule identifying each Lender’s Commitment as of the Closing Date, as attached hereto and identified as such.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Borrower and its Subsidiaries, whether paid or accrued (including, without duplication, the interest component of Capitalized Leases, net payments (if any) pursuant to agreements evidencing Rate Management Transactions relating to interest rate protection, and commitment fees), all as determined in conformity with Agreement Accounting Principles; provided, however, that interest that accrues and/or is paid on the Trust Preferred Securities and the Indebtedness owing under the FBL Subordinated Note Documents, which, for purposes of this definition, shall be determined without duplication on a consolidated basis, shall not constitute “Consolidated Interest Expense” for purposes of this definition.

“Consolidated Net Income” means, with reference to any period, the net after tax income (or loss) of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

“Consolidated Net Worth” means at any time the consolidated stockholders’ equity of the Borrower and its Subsidiaries, excluding unrealized net gains and losses on Property held for sale by the Borrower or any Subsidiary in accordance with FASB 115, calculated on a consolidated basis as of such time in accordance with Agreement Accounting Principles.

“Contingent Obligations” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

“Continuing Director” means, with respect to any Person as of any date of determination, any member of the board of directors of such Person who (a) was a member of such board of directors on the Closing Date, or (b) was nominated for election or elected to such board of directors with the approval of the required majority of the Continuing Directors who were members of such board at the time of such nomination or election; provided that any individual who is so elected or nominated in connection with a merger, consolidation, acquisition or similar transaction shall not be a Continuing Director unless such individual was a Continuing Director prior thereto.

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“Contractual Obligation”, as applied to any Person, means any provision of any indenture, mortgage, deed of trust, contract, undertaking, document or other agreement, instrument or securities to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

“Controlled Group” means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

“Conversion/Continuation Notice” is defined in Section 2.9.

“Default” means an event described in Article VII.

“Dollar” and “$” means the lawful currency of the United States of America.

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

“Excluded Taxes” means, in the case of each Lender or applicable Lending Office and the Administrative Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Administrative Agent is incorporated or organized or any political combination or subdivision or taxing authority thereof or (ii) the jurisdiction in which the Administrative Agent’s or Lender’s principal executive office or such Lender’s applicable Lending Office is located or in which, other than as a result of the transaction evidenced by this Agreement, the Administrative Agent or Lender otherwise is, or at any time was, engaged in business.

“Exhibit” refers to an exhibit to this Agreement, unless another document is specifically referenced.

“FBL Investment Policy” means the investment policy of the Borrower delivered to the Administrative Agent and the Lenders prior to the Closing Date, together with any amendments or supplements thereto which do not materially alter or change the guidelines or objectives of such policy as exist on the Closing Date.

“FBL Managed Entity” means any Person for which the Borrower, pursuant to a written agreement between the Borrower and such Person, manages and oversees such Person’s

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operations and/or Investments. As of the Closing Date, the following are FBL Managed Entities: Farm Bureau Mutual Insurance Company, KFB Insurance Company, Inc., Western Agricultural Insurance Company, and Western Computer Services, Inc.

“FBL Sale-Leasebacks” means any Sale and Leaseback Transaction between FBL Leasing Services, Inc., as the lessor of the Property subject to such Sale and Leaseback Transaction, and any of the following as the lessee of such Property: the Borrower, Iowa Farm Bureau Federation, any Subsidiary of either of the foregoing, or any FBL Managed Entity.

“FBL Subordinated Note Documents” means the Subordinated Deferrable Interest Note Agreement, dated as of May 30, 1997, by and between the Borrower and FBL Financial Group Capital Trust, together with any promissory notes issued pursuant thereto and the other agreements, documents, and instruments delivered in connection therewith, in each case as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Federal Funds Effective Rate” means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

“Fiscal Quarter” means any quarter of a Fiscal Year of the Borrower.

“Fiscal Year” means the annual fiscal reporting period of the Borrower and its Subsidiaries consisting of a period of 12 consecutive months ending on the last Sunday in December in any calendar year.

“Floating Rate” means, for any day, a rate per annum equal to the Alternate Base Rate for such day, changing when and as the Alternate Base Rate changes.

“Floating Rate Advance” means an Advance which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

“Floating Rate Loan” means a Loan, or portion thereof, which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, including without limitation, earn-outs and other similar forms of contingent purchase prices (except accounts payable arising in the ordinary course of business but only if and so long as the same are payable on customary terms in trade and in any event no later than one year after the incurrence thereof), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such

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agreement in the event of default are limited to possession or sale of such property), (e) all obligations of such Person constituting Capitalized Lease Obligations, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all obligations of such Person to purchase or redeem Redeemable Preferred Stock valued at book value in accordance with then applicable Agreement Accounting Principles, (h) all obligations of such Person in respect of Rate Management Transactions (valued in an amount equal to the highest termination payment, if any, that would be payable upon termination for any reason on the date of determination), (i) all Contingent Obligations of such Person, (j) all Off-Balance Sheet Liabilities of such Person and (k) all Indebtedness referred to in clauses (a) through (j) above secured by (or for which the holder of such Indebtedness has existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; but in each case excluding obligations under operating leases and obligations under employment contracts entered into in the ordinary course of business. The amount of Indebtedness with respect to earn-outs and other similar forms of contingent purchase prices shall be equal to the present value of the obligation, in the case of known recurring obligations, and, in all other cases, the maximum reasonably anticipated liability in respect of the obligation assuming such Person is required to perform thereunder.

“Insurance RBC Model Act” means the NAIC’s Company Organization, Management, Securities Risk-Based Capital (RBC) for Insurers Model Act.

“Insurance RBC Ratio” means, with respect to any Insurance Subsidiary, the ratio of (x) the Total Adjusted Capital (as such term is defined in the Insurance RBC Model Act) of such Insurance Subsidiary as of the end of the calendar year just ended to (y) such Insurance Subsidiary’s Authorized Control Level RBC (as such term is defined in the Insurance RBC Model Act).

“Insurance Subsidiaries” means Farm Bureau Life Insurance Company and EquiTrust Life Insurance Company, together with their respective successors and permitted assigns.

“Interest Period” means, with respect to a LIBOR Advance, a period of one, two, or three months or such other period agreed to by the Lenders and the Borrower, commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on but exclude the day which corresponds numerically to such date one, two, or three months or such other agreed upon period thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, or third succeeding month or such other succeeding period, such Interest Period shall end on the last Business Day of such next, second, or third succeeding month or such other succeeding period. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

“Investment” of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade, or stock, securities, membership interests or other similar property

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received from an account obligor in full or partial settlement of a delinquent account receivable, only so long as such stock, securities, membership interests or other similar property shall be held for a period of one (1) year or less) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificates of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person, any other direct or indirect purchase or acquisition by such Person of any assets other than assets used in the ordinary course of business; and any non-arms length transaction by such Person with another Person or any other transfer of assets by such Person to another Person, with the amount of such Investment being an amount equal to the net benefit derived by such other Person resulting from any such transactions.

“KFBF Securities” means those shares of Series C preferred stock in the amount of $45,300,000 that are due in January 2004 and that were issued by the Borrower to the Kansas Farm Bureau Federation.

“LaSalle Bank” means LaSalle Bank National Association, a national banking association, in its individual capacity, and its successors.

“Lenders” means the lending institutions listed on the signature pages of this Agreement or that become party to this Agreement pursuant to an assignment under Section 12.3, and their respective successors and assigns.

“Lending Office” means, with respect to a Lender or the Administrative Agent, the office, branch, subsidiary or affiliate of such Lender or the Administrative Agent listed on the signature pages hereof, or on the administrative information sheets provided to the Administrative Agent in connection herewith, or otherwise selected by such Lender or Agent pursuant to Section 2.17.

“LIBOR Advance” means an Advance which, except as otherwise provided in Section 2.11, bears interest at the applicable LIBOR Rate.

“LIBOR Base Rate” means, with respect to a LIBOR Rate Loan for the relevant Interest Period, the applicable London interbank offered rate for deposits in Dollars as displayed in the Bloomberg Financial Markets System as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, if the Bloomberg Financial Markets System rate is not available for any reason, the applicable LIBOR Base Rate for the relevant Interest Period shall instead be the applicable British Bankers’ Association Interest Settlement Rate for deposits in Dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period. Any LIBOR Base Rate determined on the basis of the rate displayed in the Bloomberg Financial Markets System in accordance with the foregoing provisions of this subparagraph shall be subject to corrections, if any, made in such rate and displayed in the Bloomberg Financial Markets System within one hour of the time when such rate is first displayed by such service.

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“LIBOR Loan” means a Loan which, except as otherwise provided in Section 2.11, bears interest at the applicable LIBOR Rate requested by the Borrower pursuant to Sections 2.8 and 2.9.

“LIBOR Rate” means, with respect to a LIBOR Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the LIBOR Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the Applicable Margin.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement, and, in the case of stock, stockholders agreements, voting trust agreements and all similar agreements).

“Loan” means, with respect to a Lender, any Revolving Loan extended by such Lender.

“Loan Documents” means this Agreement and all other documents, instruments, notes (including any Notes issued pursuant to Section 2.13) and agreements executed in connection herewith or therewith or contemplated hereby or thereby, as the same may be amended, restated or otherwise modified and in effect from time to time.

“Material Adverse Change” means a material adverse change in the business, Property, condition (financial or otherwise), operations, performance, results of operations or prospects of the Borrower or any Subsidiary thereof, or the Borrower and its Subsidiaries taken as a whole, or any event or circumstance or series of events or circumstances, which results in a Material Adverse Effect.

“Material Adverse Effect” means a material adverse effect on (i) the business, Property, condition (financial or otherwise), operations, performance, results of operations or prospects of the Borrower, or the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent or the Lenders thereunder.

“Material Indebtedness” is defined in Section 7.5(i).

“Minimum Capital and Surplus Threshold” is defined in Section 6.18.2.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

“NAIC” means the National Association of Insurance Commissioners.

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“Net Cash Proceeds” means, with respect to any Asset Sale by any Person, (a) cash or Cash Equivalent Investments (freely convertible into Dollars) received by such Person or any Subsidiary of such Person from such Asset Sale (including cash received as consideration for the assumption or incurrence of liabilities incurred in connection with or in anticipation of such Asset Sale), after (i) provision for all income or other taxes measured by or resulting from such Asset Sale, (ii) payment of all brokerage commissions and other fees and expenses and commissions related to such Asset Sale, and (iii) all amounts used to repay Indebtedness (and any premium or penalty thereon) secured by a Lien on any asset disposed of in such Asset Sale or which is or may be required (by the express terms of the instrument governing such Indebtedness or by applicable law) to be repaid in connection with such Asset Sale (including payments made to obtain or avoid the need for the consent of any holder of such Indebtedness); and (b) cash or Cash Equivalent Investments payments in respect of any other consideration received by such Person or any Subsidiary of such Person from such Asset Sale upon receipt of such cash payments by such Person or such Subsidiary.

“Non-U.S. Lender” is defined in Section 3.5(iv).

“Note” is defined in Section 2.13.

“Obligations” means all Loans, Rate Management Obligations, Advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to any of the Administrative Agent, any Lender, the Arranger, any affiliate of the Administrative Agent or any Lender, the Arranger, or any indemnitee under the provisions of Section 9.6 or any other provisions of the Loan Documents, in each case of any kind or nature, present or future, arising under this Agreement, any other Loan Document or any agreement evidencing a Rate Management Transaction between the Borrower and a Lender or an Affiliate thereof, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, foreign exchange risk, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys’ fees and disbursements, paralegals’ fees, and any other sum chargeable to the Borrower or any of its Subsidiaries under this Agreement or any other Loan Document.

“Off-Balance Sheet Liability” of a Person means (i) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to accounts or notes receivable sold by such Person or any of its Subsidiaries (calculated to include the unrecovered investment of purchasers or transferees of accounts or any other obligation of the Borrower or such transferor to purchasers/transferees of interests in accounts or notes receivable or the agent for such purchasers/transferees), (ii) any liability under any sale and leaseback transaction which is not a Capitalized Lease, (iii) any liability under any financing lease or so-called “synthetic lease” or “tax ownership operating lease” transaction entered into by such Person, or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person, but excluding from this clause (iv) all Operating Leases.

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“Operating Lease” of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

“Operating Lease Obligations” means, as at any date of determination, the amount obtained by aggregating the present values, determined in the case of each particular Operating Lease by applying a discount rate (which discount rate shall equal the discount rate which would be applied under Agreement Accounting Principles if such Operating Lease were a Capitalized Lease) from the date on which each fixed lease payment is due under such Operating Lease to such date of determination, of all fixed lease payments due under all Operating Leases of the Borrower and its Subsidiaries.

“Other Taxes” is defined in Section 3.5(ii).

“Outstanding Credit Exposure” means, as to any Lender at any time, the aggregate principal amount of its Loans outstanding at such time.

“Participants” is defined in Section 12.2.1.

“Payment Date” means the last day of each calendar month, and the Termination Date.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Permitted Investments” means Investments existing on the Closing Date and described on Schedule 1 hereto and other Investments consisting of: (i) loans or advances in the ordinary course of business to suppliers, officers, directors and employees incidental to carrying on the business of the Borrower or any Subsidiary (including employee relocation loans); (ii) receivables arising from the sale of goods and services in the ordinary course of business of the Borrower and its Subsidiaries; and (iii) loans to Subsidiaries and loans by a Subsidiary to the Borrower or another Subsidiary to the extent permitted under Section 6.11, in each case in the ordinary course of business.

“Permitted Purchase Money Indebtedness” means, with respect to any Person, any Indebtedness, whether secured or unsecured, including Capitalized Leases, incurred by such Person to finance the acquisition of fixed assets, so long as (1) at the time of such incurrence, no Default or Unmatured Default has occurred and is continuing or would result from such incurrence, (2) such Indebtedness has a scheduled maturity and is not due on demand and (3) such Indebtedness does not exceed the lower of the fair market value or the cost of the applicable fixed assets on the date acquired.

“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” means an employee benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have liability.

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“Prime Rate” means a rate per annum equal to the prime rate of interest announced from time to time by LaSalle Bank or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“Pro Rata Share” means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender’s Commitment at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement) and the denominator of which is the Aggregate Commitment at such time, or, if the Aggregate Commitment has been terminated, a fraction the numerator of which is such Lender’s Outstanding Credit Exposure at such time and the denominator of which is the sum of the aggregate outstanding amount of all Loans at such time.

“Purchasers” is defined in Section 12.3.1.

“Preferred Stock” means, with respect to any corporation, capital stock issued by such corporation that is entitled to a preference or priority over any other capital stock issued by such corporation upon any distribution of such corporation’s assets, whether by dividend or upon liquidation.

“Rate Management Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

“Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into between the Borrower and any Lender or Affiliate thereof which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

“Redeemable” means, with respect to any (i) capital stock, (ii) Indebtedness or (iii) other right or obligation, any such capital stock, Indebtedness or other right or obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer, or (b) is redeemable at the option of the holder.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks, non-banks

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and non-broker lenders for the purpose of purchasing or carrying margin stock applicable to member banks of the Federal Reserve System.

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by foreign lenders for the purpose of purchasing or carrying margin stock (as defined therein).

“Reportable Event” means a reportable event, as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation or otherwise waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

“Required Lenders” means (x) at any time there are two or fewer Lenders that have Commitments and that are party to this Agreement, all of the Lenders, and (y) at any time there are three or more Lenders that have Commitments and that are party to this Agreement, those Lenders in the aggregate having equal to or greater than sixty-six and two-thirds percent (66- 2/3%) of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, those Lenders in the aggregate holding equal to or greater than sixty-six and two-thirds percent (66- 2/3%) of the Aggregate Outstanding Credit Exposure.

“Reserve Requirement” means the maximum aggregate reserve requirement (including all basic supplemental, marginal and other reserves), stated as a decimal, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) with respect to “Eurocurrency liabilities” or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Rate Loans is determined or category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents.

“Restricted Payments” has the meaning set forth in Section 6.10.

“Revolving Loan” means, with respect to a Lender, such Lender’s loan made pursuant to Article II (and any conversion or continuation thereof).

“Revolving Loan Termination Date” means October 31, 2005.

“Risk Based Capital Guidelines” is defined in Section 3.2.

“S&P” means Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Sale and Leaseback Transaction” means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

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“SAP” means, with respect to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the insurance regulatory authority of the jurisdiction in which such Insurance Subsidiary is domiciled.

“Schedule” refers to a specific schedule to this Agreement, unless another document is specifically referenced.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“Single Employer Plan” means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

“Solvent” means, when used with respect to any Person, that at the time of determination:

(i) the fair value of its assets (both at fair valuation and at present fair saleable value) is equal to or in excess of the total amount of its liabilities, including, without limitation, contingent liabilities;

(ii) it is then able and expects to be able to pay its debts as they mature; and

(iii) it has capital sufficient to carry on its business as conducted or as proposed to be conducted.

With respect to contingent liabilities (such as litigation, guarantees and pension plan liabilities), such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represent the amount which can be reasonably be expected to become an actual or matured liability.

“Subsidiary” of a Person means (i) any corporation more than fifty percent (50%) of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than fifty percent (50%) of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower.

“Substantial Portion” means, with respect to the Property of the Borrower and its Subsidiaries, Property which (i) represents more than ten percent (10%) of the consolidated tangible assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the end of the four fiscal quarter period ending with the fiscal quarter immediately prior to the fiscal quarter in which such determination is made, or (ii) is responsible for more than ten percent (10%) of the Consolidated Net Income of the Borrower and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

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“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes.

“Termination Date” means the earlier of (i) the Revolving Loan Termination Date and (ii) the date the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof, including, without limitation, pursuant to Section 2.2 and 2.5 and Article VIII hereof.

“Transferee” is defined in Section 12.4.

“Trust Preferred Securities” means those certain 5% preferred securities with an aggregate liquidation amount equal to $97,000,000 issued by FBL Financial Group Capital Trust to Iowa Farm Bureau Federation pursuant to a Preferred Securities Purchase Agreement, dated as of May 30, 1997, as such preferred securities and Preferred Securities Purchase Agreement are in effect as of the Closing Date.

“Trust Preferred Securities Guaranty” means the Preferred Securities Guarantee Agreement, dated as of May 30, 1997, as in effect on the Closing Date, made by the Borrower in favor of the holders of the Trust Preferred Securities, pursuant to which the Borrower guaranteed the payment of certain amounts outstanding under or in connection with the Trust Preferred Securities.

“Type” means, with respect to any Advance, its nature as a Floating Rate Advance or a LIBOR Advance.

“Unfunded Liabilities” means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using each Plan’s ongoing actuarial assumptions as appropriate for calculations under FASB 35.

“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

“Wholly-Owned Subsidiary” of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with Agreement Accounting Principles.

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1.2. References. Any references to the Borrower’s Subsidiaries shall not in any way be construed as consent by the Administrative Agent or any Lender to the establishment, maintenance or acquisition of and Subsidiary, except as may otherwise be permitted hereunder.

1.3. Supplemental Disclosure. At any time at the request of the Administrative Agent and at such additional times as the Borrower determines, the Borrower shall supplement each schedule or representation herein or in the other Loan Documents with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth as an exception to such representation or which is necessary to correct any information in such representation which has been rendered inaccurate thereby. Notwithstanding that any such supplement to such representation may disclose the existence or occurrence of events, facts or circumstances which are either prohibited by the terms of this Agreement or any other Loan Documents or which result in the breach of any representation or warranty, such supplement to such representation shall not be deemed either an amendment thereof or a waiver of such breach unless expressly consented to in writing by Administrative Agent and the requisite number of Lenders under Section 8.2, and no such amendments, except as the same may be consented to in a writing which expressly includes a waiver, shall be or be deemed a waiver by the Administrative Agent or any Lender of any Default disclosed therein. Any items disclosed in any such supplemental disclosures shall be included in the calculation of any limits, baskets or similar restrictions contained in this Agreement or any of the other Loan Documents.

ARTICLE II

THE CREDITS

2.1. Description of Facility; Commitment. From and including the date of this Agreement and prior to the Termination Date, upon the satisfaction of the conditions precedent set forth in Section 4.1 and 4.2, as applicable, each Lender severally and not jointly agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower from time to time in Dollars in amounts not to exceed in the aggregate at any one time outstanding its Pro Rata Share of the Available Aggregate Commitment; provided that at no time shall the Aggregate Outstanding Credit Exposure hereunder exceed the Aggregate Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans at any time prior to the Termination Date. The Commitments to lend hereunder shall expire automatically on the Termination Date.

2.2. Required Payments; Termination Date.

2.2.1. Required Payments. Any outstanding Revolving Loans and all other unpaid Obligations shall be paid in full by the Borrower on the Termination Date.

2.2.2. Termination Date. Notwithstanding the termination of the Commitments on the Termination Date, until all of the Obligations (other than contingent indemnity obligations) shall have been fully paid and satisfied and all financing arrangements among the Borrower and the Lenders hereunder and under the other Loan Documents shall have been terminated, all of the rights and remedies under this Agreement and the other Loan Documents shall survive.

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2.3. Ratable Loans. Each Advance hereunder shall consist of Loans made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment.

2.4. Types of Advances. The Advances may be Loans consisting of Floating Rate Loans or LIBOR Loans, or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9.

2.5. Commitment Fee; Reductions in Aggregate Commitment.

2.5.1. Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender with a Commitment a commitment fee (the “Commitment Fee”) at a per annum rate equal to 0.15% times the daily unused portion of such Lender’s Commitment from and including the Closing Date to and including the Termination Date, payable quarterly in arrears on the last day of each March, June, September and December to occur during such period, and until all Obligations hereunder have been paid in full.

2.5.2. Reductions in Aggregate Commitment. The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in a minimum amount of $1,000,000 (and in multiples of $1,000,000 if in excess thereof), upon at least three (3) Business Days’ prior written notice to the Administrative Agent of such reduction, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate Commitment may not be reduced below the Aggregate Outstanding Credit Exposure. All accrued Commitment Fees shall be payable on the effective date of any termination of all or any part of the obligations of the Lenders to make Revolving Loans hereunder.

2.6. Minimum Amount of Each Advance. Each LIBOR Advance shall be in the minimum amount of $1,000,000 (and in multiples of $1,000,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $1,000,000 (and in multiples of $1,000,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the Available Aggregate Commitment. The Borrower shall not request a LIBOR Advance if, after giving effect to the requested LIBOR Advance, more than five (5) Interest Periods would be in effect (unless such limit has been waived by the Administrative Agent in its sole discretion).

2.7. Optional Principal Payments; Mandatory Principal Prepayments.

2.7.1. Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $500,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Floating Rate Advances, upon not less than two Business Days’ prior notice to the Administrative Agent. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding LIBOR Advances, or, in a minimum aggregate amount of $500,000 or any integral multiple of $500,000 in excess thereof, any portion of the outstanding LIBOR Advances upon three Business Days’ prior notice to the Administrative Agent.

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2.7.2. Mandatory Principal Prepayments. If at any time the Borrower shall, or it shall permit any Subsidiary to, consummate any Asset Sale in contravention of Section 6.13, the Borrower shall immediately make a mandatory prepayment of the Obligations in an amount equal to the Net Cash Proceeds resulting from such Asset Sale.

2.8. Method of Selecting Types and Interest Periods for New Advances. The Borrower shall select the Type of Advance and, in the case of each LIBOR Advance, the Interest Period applicable thereto from time to time. The Borrower shall give the Administrative Agent irrevocable notice (a “Borrowing Notice”) not later than 12:00 noon (Chicago time) at least one (1) Business Day before the Borrowing Date of each Floating Rate Advance and three (3) Business Days before the Borrowing Date for each LIBOR Advance. A Borrowing Notice shall specify:

(a)	the Borrowing Date, which shall be a Business Day, of such Advance,

(b)	the aggregate amount of such Advance,

(c)	the Type of Advance selected, and

(d)	in the case of each LIBOR Advance, the Interest Period applicable thereto; provided, however, that no Borrowing Notice shall specify an Interest Period that extends beyond the Revolving Loan Termination Date.

2.9. Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into LIBOR Advances pursuant to this Section 2.9 or are repaid in accordance with Section 2.7. Each LIBOR Advance shall continue as a LIBOR Advance until the end of the then applicable Interest Period therefor, at which time such LIBOR Advance shall be automatically converted into a Floating Rate Advance unless (x) such LIBOR Advance is or was repaid in accordance with Section 2.7, (y) the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such LIBOR Advance continue as a LIBOR Advance for the same or another Interest Period or (z) upon the occurrence and during the continuance of any Default, each LIBOR Advance, may, at the Required Lender’s direction, on the last day of the then existing Interest Period therefor, convert into a Floating Rate Advance and the obligations of the Lenders to make, or to convert Floating Rate Advances into LIBOR Advances shall be suspended. Subject to the terms of Section 2.6, the Borrower may elect from time to time to convert all or any part of a Floating Rate Advance into a LIBOR Advance. Notwithstanding anything to the contrary contained in this Section 2.9, no Advance may be converted or continued as a LIBOR Advance (except with the consent of the Required Lenders) when any Default or Unmatured Default has occurred and in continuing. The Borrower shall give the Administrative Agent irrevocable notice (a “Conversion/Continuation Notice”) of each conversion of a Floating Rate Advance into a LIBOR Advance or continuation of a LIBOR Advance not later than 12:00 noon (Chicago time) at least three (3) Business Days prior to the date of the requested conversion or continuation, specifying:

(a)	the requested date, which shall be a Business Day, of such conversion or continuation,

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(b)	the aggregate amount and Type of the Advance which is to be converted or continued, and

(c)	the amount of such Advance which is to be converted into or continued as a LIBOR Advance and the duration of the Interest Period applicable thereto.

2.10. Interest Rates. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a LIBOR Advance into a Floating Rate Advance pursuant to Section 2.9, to but excluding the date it is paid or is converted into a LIBOR Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each LIBOR Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the LIBOR Rate for such Interest Period. No Interest Period may end after the Revolving Loan Termination Date.

2.11. Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.8 or 2.9, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a LIBOR Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each LIBOR Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (ii) each Floating Rate Advance and all fees and other Obligations hereunder shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum, provided that, during the continuance of a Default under Section 7.6 or 7.7, the interest rates set forth in clauses (i) and (ii) above shall be applicable to all Advances and on any accrued and unpaid fees and other Obligations without any election or action on the part of the Administrative Agent or any Lender.

2.12. Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent’s address specified pursuant to Article XIII, or at any other Lending Office of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by 12:00 noon (Chicago time) on the date when due and shall be applied ratably by the Administrative Agent among the Lenders entitled thereto. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent

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received at such Lender’s address specified pursuant to Article XIII or at any Lending Office specified in a notice received by the Administrative Agent from such Lender. The Administrative Agent is hereby authorized to charge the account of the Borrower maintained with LaSalle Bank or any of its Affiliates for each payment of principal, interest and fees as it becomes due hereunder.

2.13. Noteless Agreement; Evidence of Indebtedness.

(i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(ii) The Administrative Agent shall also maintain accounts in which it will record (a) the date and the amount of each Loan made hereunder, the Type thereof and the Interest Period, if any, applicable thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (c) the effective date and amount of each Assignment Agreement delivered to and accepted by it and the parties thereto pursuant to Section 12.3, (d) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof, and (e) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest.

(iii) The entries maintained in the accounts maintained pursuant to clauses (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

(iv) Any Lender may request that the Loans made or to be made by it be evidenced by a promissory note in substantially the form of Exhibit D (each, a “Note”). In such event, the Borrower shall prepare, execute and deliver to such Lender such Note or Notes payable to the order of such Lender. Thereafter, the Loans evidenced by each such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in clauses (i) and (ii) above.

2.14. Telephonic Notices. The Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances and transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation, signed by an Authorized Officer, of each telephonic notice signed by an Authorized Officer. If the

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written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

2.15. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable in arrears on each Payment Date, commencing with the first such date to occur after the Closing Date on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a LIBOR Advance on a day other than a Payment Date shall be payable on the next succeeding Payment Date. Interest accrued on each LIBOR Advance shall be payable on the last day of its applicable Interest Period, on any date on which the LIBOR Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest on all Advances and fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to 2:00 p.m. (Chicago time) at the place of payment. If any payment of principal of or interest on an Advance, any fees or any other amounts payable to the Administrative Agent or any Lender hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest, fees and commissions in connection with such payment.

2.16. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions; Availability of Loans. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Administrative Agent will notify each Lender of the interest rate applicable to each LIBOR Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate. Not later than 12:00 noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loans in funds immediately available in Chicago to the Administrative Agent at its address specified pursuant to Article XIII. Unless the Administrative Agent determines that any applicable condition specified in Article IV has not been satisfied, the Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent’s aforesaid address.

2.17. Lending Offices. Each Lender may book its Loans at any Lending Office selected by such Lender and may change its Lending Office from time to time. All terms of this Agreement shall apply to any such Lending Office and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of any such Lending Office. Each Lender may, by written notice to the Administrative Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Offices through which Loans will be made by it and for whose account Loan payments are to be made.

2.18. Non-Receipt of Funds by the Administrative Agent. Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the time on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to

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the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three (3) days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan, including the interest rate applicable pursuant to Section 2.11.

2.19. Replacement of Lender. The Borrower shall have the right, in its sole discretion, at any time and from time to time to terminate or replace the Commitment of any Lender (an “Affected Lender”), in whole, upon at least thirty (30) days’ prior notice to the Administrative Agent and such Lender, (a) if such Lender has failed or refused to make available the full amount of any Loan as required by its Commitment hereunder, (b) if such Lender has been merged or consolidated with, or transferred all or substantially all of its assets to, or otherwise been acquired by any other Person, or (c) if such Lender has demanded that the Borrower make any additional payment to any Lender pursuant to Section 3.1, 3.2 or 3.5, or if such Lender’s obligation to make or continue, or convert Floating Rate Advances into, LIBOR Advances has been suspended pursuant to Section 3.3, provided, however that no such Commitment reduction shall reduce the Aggregate Commitment by more than fifteen percent (15%) thereof; provided further, that no Default or Unmatured Default shall have occurred and be continuing at the time of such termination or replacement, and that, concurrently with such termination or replacement, (i) if the Affected Lender is being replaced, another bank or other entity which is reasonably satisfactory to the Borrower and the Administrative Agent shall agree, as of such date, to purchase for cash the Advances and other Obligations due to the Affected Lender pursuant to an Assignment Agreement substantially in the form of Exhibit C and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments, and (ii) the Borrower shall pay to such Affected Lender in immediately available funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5, to the extent applicable, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 3.4 had the LIBOR Advances of such Affected Lender been prepaid on such date rather than sold to the replacement Lender and (iii) if the Affected Lender is being terminated, the Borrower shall pay to such Affected Lender all of the Obligations due to such Affected Lender (including amounts described in the immediately preceding clauses (i) and (ii) plus the outstanding principal balance of such Lender’s Loans).

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ARTICLE III

YIELD PROTECTION; TAXES

3.1. Yield Protection. If, on or after the Closing Date, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in any such law, rule, regulation, policy, guideline or directive or in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Office with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

(i)	subjects any Lender or any applicable Lending Office to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its LIBOR Loans, or

(ii)	imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Office (other than reserves and assessments taken into account in determining the interest rate applicable to LIBOR Advances), or

(iii)	imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Office of making, funding or maintaining its Commitment or LIBOR Loans or reduces any amount receivable by any Lender or any applicable Lending Office in connection with its Commitment or LIBOR Loans, or requires any Lender or any applicable Lending Office to make any payment calculated by reference to the amount of Commitment or LIBOR Loans held or interest received by it, by an amount deemed material by such Lender, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Office of making or maintaining its LIBOR Loans or Commitment or to reduce the return received by such Lender or applicable Lending Office in connection with such LIBOR Loans or Commitment, then, within fifteen (15) days of demand by such Lender, the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.

3.2. Changes in Capital Adequacy Regulations. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Office of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within fifteen (15) days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its Commitment to make Loans hereunder (after taking into account such Lender’s policies as to capital adequacy). “Change” means (i) any change after the Closing Date in the Risk-Based Capital Guidelines or (ii) any adoption of, change in, or change in the interpretation or

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administration of any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the Closing Date which affects the amount of capital required or expected to be maintained by any Lender or any Lending Office or any corporation controlling any Lender. “Risk-Based Capital Guidelines” means (i) the risk-based capital guidelines in effect in the United States on the Closing Date, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled “International Convergence of Capital Measurements and Capital Standards,” including transition rules, and any amendments to such regulations adopted prior to the Closing Date.

3.3. Availability of Types of Advances. If (x) any Lender determines that maintenance of its LIBOR Loans at a suitable Lending Office would violate any applicable law, rule, regulation or directive, whether or not having the force of law, or if (y) the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund LIBOR Advances are not available or (ii) the interest rate applicable to LIBOR Advances does not accurately reflect the cost of making or maintaining LIBOR Advances, then the Administrative Agent shall suspend the availability of LIBOR Advances and require any affected LIBOR Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

3.4. Funding Indemnification. If any payment of a LIBOR Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a LIBOR Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, or a LIBOR Advance is not prepaid on the date specified by the Borrower for any reason, the Borrower will indemnify each Lender for any actual and verifiable loss or cost incurred by it resulting therefrom, including, without limitation, any actual and verifiable loss or cost in liquidating or employing deposits acquired to fund or maintain such LIBOR Advance.

3.5. Taxes.

(i) All payments by the Borrower to or for the account of any Lender or Administrative Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or Administrative Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender or Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Administrative Agent the original copy of a receipt evidencing payment thereof within thirty (30) days after such payment is made.

(ii) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or

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otherwise with respect to, this Agreement or any Note other than any of the foregoing which constitute Excluded Taxes (“Other Taxes”).

(iii) The Borrower hereby agrees to indemnify the Administrative Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Administrative Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within thirty (30) days of the date the Administrative Agent or such Lender makes demand therefor pursuant to Section 3.6.

(iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a “Non-U.S. Lender”) agrees that it will, not more than ten (10) Business Days after the date on which it becomes a party to this Agreement, (i) deliver to each of the Borrower and the Administrative Agent two (2) duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Borrower and the Administrative Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Administrative Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Administrative Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

(v) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

(vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant

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jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

(vii) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Administrative Agent under this subsection, together with all costs and expenses related thereto (including attorneys’ fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

3.6. Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Office with respect to its Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of LIBOR Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, materially disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Administrative Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined the actual amount of its loss or additional cost, and such calculation shall be final, conclusive and binding on the Borrower in the absence of manifest error. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

ARTICLE IV

CONDITIONS PRECEDENT

4.1. Initial Advance. The Lenders shall not be required to make the initial Advance hereunder unless (a) the representations and warranties contained in Article V are true and correct as of such date, (b) the Administrative Agent has received duly executed originals of this Agreement from the Borrower, the Lenders, and the Administrative Agent, and (c) the Borrower has furnished to the Administrative Agent with sufficient copies for the Lenders:

(i)	Copies of the articles or certificate of incorporation of the Borrower, together with all amendments thereto, and a certificate of due existence, each certified by the appropriate governmental officer in its jurisdiction of organization.

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(ii)	Copies, certified by the Secretary or Assistant Secretary of the Borrower, of its articles or certificate of incorporation (as also certified by the appropriate governmental officer referenced in clause (i) above) and its by-laws, in each case together with all amendments thereto, and its Board of Directors’ resolutions authorizing the execution of and its performance under the Loan Documents to which it is a party.

(iii)	Incumbency certificates, executed by the Secretary or Assistant Secretary of the Borrower, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers or employees of the Borrower authorized to sign the Loan Documents to which it is a party and to request Loans hereunder, upon which certificates the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

(iv)	A compliance certificate, in substantially the form of Exhibit B, signed by the chief financial officer, treasurer or vice president of finance of the Borrower, setting forth the calculations necessary to determine the Borrower’s compliance with certain covenants set forth in this Agreement on the Closing Date and stating that on the Closing Date (a) no Default or Unmatured Default has occurred and is continuing, (b) all of the representations and warranties in Article V are true and correct as of such date, and (c) no Material Adverse Change has occurred since December 31, 2002. Such certificate shall also demonstrate that the Borrower’s Consolidated Net Worth equals or exceeds $575,000,000 on the Closing Date.

(v)	A written opinion of the Borrower’s counsel, in form and substance satisfactory to the Administrative Agent and addressed to the Lenders, in substantially the form of Exhibit A.

(vi)	Any Notes requested by a Lender pursuant to Section 2.13 payable to the order of each such requesting Lender.

(vii)	Such other documents as any Lender or its counsel may have reasonably requested including, without limitation, each other document identified on the list of closing documents attached hereto as Exhibit E.

4.2. Each Advance. The Lenders shall not be required to make any Advance on the applicable Borrowing Date unless:

(i)	There exists no Default or Unmatured Default.

(ii)	The representations and warranties contained in Article V are true and correct as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

(iii)	All legal matters incident to the making of such Advance shall be satisfactory to the Lenders and their counsel.

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Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by the Borrower that the conditions contained in Section 4.2(i) and (ii) have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit B as a condition to making an Advance.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants as follows to each Lender and the Administrative Agent as of the Closing Date, on the date of the initial Revolving Loans hereunder (if different from the Closing Date) and thereafter on each date as required by Section 4.2:

5.1. Existence and Standing. Each of the Borrower and each of its Subsidiaries is a corporation, partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and, in jurisdictions where applicable, in good standing, under the laws of its jurisdiction of incorporation or organization and is properly qualified and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except to the extent that the failure to have such authority could not reasonably be expected to have a Material Adverse Effect.

5.2. Authorization and Validity. The Borrower has the power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents and the consummation of the transactions contemplated thereby and the performance of its obligations thereunder have been duly authorized by its Board of Directors and no other corporate proceedings are necessary to consummate such transactions, and the Loan Documents to which the Borrower is a party constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

5.3. No Conflict; Government Consent. Neither the execution, delivery and performance by the Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or (ii) the Borrower’s or any Subsidiary’s articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating agreement or other management agreement, as the case may be, or (iii) the provisions of any material Contractual Obligations, to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with, or constitute a default under, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of, any material Contractual Obligation. The execution, delivery and performance of the Loan Documents and the consummation of the transactions contemplated thereby do not and will not require any approval of shareholders or any approval or consent of any Person under Contractual Obligations. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public

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body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

5.4. Financial Statements. The December 31, 2002 consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Administrative Agent and the Lenders, copies of which are included in the Borrower’s 2002 Annual Report on Form 10-K as filed with the Securities and Exchange Commission, were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present, the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations and cash flows for the fiscal year then ended.

5.5. Material Adverse Change; No Default. Since December 31, 2002, there has been no Material Adverse Change. Neither the Borrower nor any Subsidiary is a party to, or is otherwise subject to, any Contractual Obligation or other restriction contained in their respective charters, bylaws or similar governing documents, which has had a Material Adverse Effect. There exists no Default or Unmatured Default.

5.6. Taxes. The Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles. Other than with respect to those United States income tax returns of the Borrower and its Subsidiaries which no longer may be audited by the Internal Revenue Service as a result of the lapse of the applicable audit period under the Code for such returns, the United States income tax returns of the Borrower and its Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended December 31, 1999. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

5.7. Litigation and Contingent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending, at law or in equity, or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Loans or otherwise question the validity of any Loan Document. Neither the Borrower nor any of its Subsidiaries is subject to or in default with respect to any final judgement, writ, order, injunction, decree, rule or regulation of any court or Governmental Authority which has had or is reasonably likely to have a Material Adverse Effect. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries have any contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

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5.8. Subsidiaries. Schedule 4 (as supplemented from time to time by the Borrower promptly after the formation or acquisition of any new Subsidiary) contains a complete and accurate list of all Subsidiaries of the Borrower as of the Closing Date, setting forth their correct legal name and respective jurisdictions of organization and the number of issued and authorized shares of each class of capital stock of each such Subsidiary and the identity of the holders of all shares of each class of capital stock of each Subsidiary and the percentage ownership interests owned by each such holder. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable. No Person other than the Borrower or a Subsidiary holds or otherwise possesses any warrant, right or option to purchase or otherwise acquire stock or other securities convertible into capital stock of any Subsidiary.

5.9. Accuracy of Information. None of the schedules, certificates and other written statements and materials and information furnished by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or the Lenders (in each case, unless corrected in writing in this Agreement or in a written statement delivered to the Administrative Agent and the Lenders prior to the date of the execution hereof by the Borrower) contain any material misstatement of fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made and taken as a whole, not misleading. There is no fact relating to the Borrower or any of its Subsidiaries which the Borrower has not disclosed to the Administrative Agent and the Lenders in writing which has had or is reasonably likely to have a Material Adverse Effect.

5.10. Regulation U. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate of buying or carrying margin stock (within the meaning of Regulation U or Regulation X); and after applying the proceeds of each Advance, margin stock (as defined in Regulation U) constitutes less than twenty-five (25%) of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale or pledge, or any other restriction hereunder.

5.11. Material Agreements. Neither the Borrower nor any Subsidiary is in default and no conditions exist which, with the giving of notice or lapse of time, or both, would constitute a default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

5.12. Compliance With Laws. The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property.

5.13. Ownership of Properties. The Borrower and its Subsidiaries have good and marketable title, free of all Liens other than those permitted by Section 6.15, to all of the Property and assets reflected in the Borrower’s most recent consolidated financial statements provided to the Administrative Agent and the Lenders as owned by the Borrower and its

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Subsidiaries, other than Property and assets sold or otherwise disposed of in the ordinary course of business.

5.14. ERISA. The sum of the Unfunded Liabilities of all Plans do not in the aggregate exceed an amount equal to the sum of fifteen percent (15%) of the value (as of any date of determination) of all Plan assets allocable to Plan benefits. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other member of the Controlled Group has withdrawn from any Multiemployer Plan or initiated steps to do so, and no steps have been taken to terminate any Plan.

5.15. Plan Assets; Prohibited Transactions. The Borrower is not an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and, to the knowledge of the Borrower, neither the execution of this Agreement nor the making of Loans hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

5.16. Environmental Matters. In the ordinary course of its business, the officers of the Borrower consider the effect of Environmental Laws on the business of the Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower and its Subsidiaries due to Environmental Laws. On the basis of this consideration, the Borrower has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

5.17. Investment Company Act: Other Regulation. Neither the Borrower nor any Subsidiary is (i) an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended or (ii) subject to regulation under any other federal or state regulatory scheme such that its ability to incur Indebtedness is limited or its ability to consummate the transactions contemplated hereby is impaired.

5.18. Indebtedness. Schedule 2 is a complete and accurate list of all of the Borrower’s and its Subsidiaries’ Indebtedness existing as of the Closing Date, which list identifies the agreements or instruments evidencing such Indebtedness and the principal amounts thereof.

5.19. Insurance. The Property of the Borrower and its Subsidiaries is insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar business and owning similar properties.

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5.20. Solvency. After giving effect to the Advances to be made on the Closing Date, or such other Advances requested hereunder are made, the Borrower and its Subsidiaries taken as a whole are Solvent.

5.21. Permits; Intellectual Property. The Borrower and each of its Subsidiaries own, are licensed or otherwise have the lawful right to use, or have all permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of their businesses as currently conducted which are material to their condition (financial or otherwise), operations, performance and prospects, taken as a whole. The use of such permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes by the Borrower and each of its Subsidiaries does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liability on the part of the Borrower or any of its Subsidiaries which has or is reasonably likely to have a Material Adverse Effect.

5.22. Labor Matters. There are no collective bargaining agreements or other labor agreements covering any of the employees of the Borrower or any of its Subsidiaries. No attempt to organize the employees of the Borrower, and no labor disputes, strikes or walkouts affecting the operations of the Borrower or any of its Subsidiaries, is pending, or, to the Borrower’s knowledge, threatened, planned or contemplated.

5.23. OFAC. Neither the Borrower nor any of its Subsidiaries or Affiliates is a country, individual, or entity named on the Specifically Designated National and Blocked Persons (SDN) list issued by the Office of Foreign Asset Control of the Department of the Treasury of the United States of America.

ARTICLE VI

COVENANTS

During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

6.1. Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Administrative Agent and the Lenders:

(a) Annual Financials. (i) Agreement Accounting Principles Financials. As soon as available and in any event within 90 days after the close of each Fiscal Year of the Borrower, copies of (A) consolidated balance sheets of the Borrower and its Subsidiaries as of the close of such Fiscal Year, and (B) consolidated statements of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries for such Fiscal Year, in each case setting forth in a comparative form the consolidated figures for the preceding Fiscal Year. Such consolidated financial statements shall be accompanied by an audit report and unqualified opinion thereon of Ernst & Young LLP or such other firm of independent auditors of recognized national standing selected by the Borrower that is reasonably satisfactory to the Administrative Agent to the effect that such consolidated financial statements present fairly, in all material respects, the

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consolidated financial position of the Borrower and its Subsidiaries as of the end of the Fiscal Year being reported on and the consolidated results of the operations, shareholders’ equity and cash flows for said year in conformity with Agreement Accounting Principles and that the examination of such auditors in connection with such financial statements has been conducted in accordance with generally accepted auditing standards and included such tests of the accounting records and such other auditing procedures as said auditors deemed necessary in the circumstances. Such audit reports shall be accompanied by a reliance letter from the independent auditors permitting the Administrative Agent and the Lenders to rely on the contents thereof as if prepared specifically for use by the Administrative Agent and the Lenders.

(ii) SAP Financials. As soon as available, and in any event (A) within 90 days of the close of each calendar year, a copy of each such Insurance Subsidiary’s statutory Annual Statement for such year ended December 31, as filed with the insurance department (or other equivalent insurance regulatory authority) of the state of domicile of such Insurance Subsidiary, and (B) by June 15th of each year, a copy of each such Insurance Subsidiary’s audited financial statements for such year ended December 31, as filed with the insurance department (or other equivalent insurance regulatory authority) of the state of domicile of such Insurance Subsidiary. The financial statements referred to in this Section 6.1(a)(ii) shall fairly present in all material respects the statutory financial position of each such Insurance Subsidiary as of the dates therein specified and the statutory results of operations and cash flow of each such Insurance Subsidiary for the periods therein specified, and shall be prepared in conformity with SAP. The financial statements referred to in sub-clause (B) of this Section 6.1(a)(ii) shall be accompanied by an audit report and opinion thereon of Ernst & Young LLP or such other firm of independent auditors of recognized national standing selected by the Borrower that is reasonably satisfactory to the Administrative Agent to the effect that such financial statements present fairly, in all material respects, the financial position of each such Insurance Subsidiary as of the end of the Fiscal Year being reported on in conformity with SAP and that the examination of such auditors in connection with such financial statements has been conducted in accordance with generally accepted auditing standards and included such tests of the accounting records and such other auditing procedures as said auditors deemed necessary in the circumstances. Such audit reports shall be accompanied by a reliance letter from the independent auditors permitting the Administrative Agent and the Lenders to rely on the contents thereof as if prepared specifically for use by the Administrative Agent and the Lenders.

(b) Quarterly Financials. (i) Agreement Accounting Principles Financials. As soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, copies of (i) unaudited consolidated balance sheets of the Borrower and its Subsidiaries as of the close of such Fiscal Quarter, setting forth in a comparative form the consolidated figures as of the close of the Fiscal Year then most recently ended, and (ii) unaudited consolidated statements of operations, shareholders’ equity and cash flow of the Borrower and its Subsidiaries for the portion of the Fiscal Year ending with such Fiscal Quarter, in each case setting forth in a comparative form the unaudited consolidated figures for the corresponding period of the preceding Fiscal Year, in each case certified by an authorized financial officer of the Borrower as presenting fairly the financial position of the Borrower and its Subsidiaries as of such date and the results of their operations and changes in their cash flows for such period.

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(ii) SAP Financials. As soon as available and in any event within 45 days after the end of each of the first three calendar quarters of each calendar year, copies of each such Insurance Subsidiary’s quarterly statutory financial statements as of the close of such calendar quarter, as filed with the insurance department (or other equivalent insurance regulatory authority) of the state of domicile of such Insurance Subsidiary. The financial statements referred to herein this Section 6.1(b)(ii) shall fairly present in all material respects the statutory financial position of each such Insurance Subsidiary as of the dates therein specified and the statutory results of operations and cash flow of each such Insurance Subsidiary for the periods therein specified, and shall be prepared in conformity with SAP.

(c) Compliance Certificate. Together with the financial statements required under Sections 6.1(a)(i) and (ii) and (b)(i) and (ii), a compliance certificate in substantially the form of Exhibit B signed by its chief financial officer, vice president-finance, or vice president-accounting showing the calculations necessary to determine compliance with this Agreement as of the applicable date of determination for such covenant, as the case may be, and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof and whether any Subsidiary has been formed or acquired during the Fiscal Quarter ending as of the date of such financial statements.

(d) Budgets; Business Plans; Financial Projections. As soon as practicable and in any event not later than thirty (30) days after the beginning of each Fiscal Year commencing with the Fiscal Year beginning January 1, 2004, a copy of the plan and forecast (including a projected balance sheet and income statement) of the Borrower and its Subsidiaries for such Fiscal Year prepared in such detail as shall be reasonably satisfactory to the Administrative Agent.

(e) Plan Statements. Within 270 days after the close of each plan year, a statement of the Unfunded Liabilities of each Plan, certified as correct by an actuary enrolled under ERISA.

(f) Reportable Events. As soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief executive officer, chief financial officer, vice president-finance, vice president-investments or vice president-accounting of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

(g) Environmental Notices. As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries.

(h) SEC and Other Reports. Promptly upon their becoming available, one copy of each (i) financial statement, report, notice or proxy statement sent by the Borrower to its stockholders generally, and each press release made available generally by the Borrower to the public concerning material developments in the business of the Borrower, and each notification on Schedule 13-D received by the Borrower pursuant to the Securities Exchange Act and the rules promulgated thereunder evidencing an increase in ownership of the Borrower’s capital

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stock of 5% or more, and (ii) regular or periodic report and any registration statement or prospectus filed by the Borrower or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency.

(i) Management Letters. Promptly upon receipt thereof, one copy of each management letter to the Audit Committee of its Board of Directors from its independent auditors.

(j) Auditors’ Certificates. Within the period provided in Section 6.1(a), a certificate of the auditors who render an opinion with respect to such financial statements, which certificate shall be addressed to the Borrower, the Administrative Agent and the Lenders, stating that they have reviewed this Agreement and stating whether, in making their audit, such auditors have become aware of any Default or Event or Default under any of the terms or provisions of this Agreement insofar as any such terms or provisions pertain to or involve accounting matters or determinations, and if any such condition or event then exists, specifying the nature and period of existence thereof.

(k) Creditor Reports. Promptly after the furnishing thereof, copies of any notice or any other material statement or report furnished to any holder of the securities of the Borrower or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement relating to Indebtedness in excess of $1,000,000 and not otherwise required to be furnished to the Administrative Agent and the Lenders pursuant to any other clause of this Section 6.1.

(l) Actuarial Reviews. As soon as available, and in no event later than April 30th of each year, true and complete copies of all actuarial reports regarding each Insurance Subsidiary’s year end benefit reserves, prepared by the actuaries of such Insurance Subsidiary, and any actuarial reports prepared for such Insurance Subsidiaries by other actuaries, independent or otherwise, regarding each Insurance Subsidiary’s year end benefit reserves, and all attachments, addenda, supplements and modifications thereto (the “Actuarial Analyses”); provided, however, that the actuary performing such report must be acceptable to the Administrative Agent. The information and data furnished by each Insurance Subsidiary to its independent actuaries in connection with the preparation of the Actuarial Analyses shall be accurate in all respects, except as would not, individually or in the aggregate, have a Material Adverse Effect. Such Actuarial Analyses shall be determined in accordance with SAP and generally recognized actuarial methods and standards, consistently applied.

(m) IRIS Ratios. As soon as available, and in no event later than March 31st of each year, all financial ratios reported pursuant to the NAIC’s Insurance Regulatory Information System (IRIS) early warning system.

(n) Insurance RBC Ratio. As soon as available, and in no event later than March 31st of each year, for each Insurance Subsidiary, (a) a report providing the Insurance RBC Ratio of such Insurance Subsidiary, and (b) a certificate of the chief financial officer, vice president-finance or vice president-accounting of such Insurance Subsidiary attesting to the accuracy of the calculation of such Insurance Subsidiary’s Insurance RBC Ratio.

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(o) A.M. Best Ratings Change. On any date on which A.M. Best affirms, revises, changes or otherwise alters its financial strength rating of an Insurance Subsidiary or any Affiliate thereof, the Borrower shall notify the Administrative Agent of such affirmed, revised, changed or altered rating on such date and shall deliver to the Administrative Agent on such date copies of any written report or other written materials prepared and delivered by A.M. Best to the applicable Insurance Subsidiary or other Affiliate discussing or explaining such affirmed, revised, altered or changed rating, including, without limitation, the annual report prepared by A.M. Best in connection with its regularly scheduled review of the financial strength of the Insurance Subsidiaries.

(p) Other Information. Such other information (including non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request.

6.2. Use of Proceeds. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Advances for general corporate purposes, capital contributions to the Insurance Subsidiaries, and redemptions of outstanding KFBF Securities. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any “margin stock” (as defined in Regulation U).

6.3. Notice of Default. The Borrower will, and will cause each Subsidiary to, give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect and specifying what action the Borrower has taken, is taking or proposes to take with respect thereto.

6.4. Conduct of Business; Charter Amendments; Accounting Changes.

6.4.1. Conduct of Business. The Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized and validly existing, and, in those jurisdictions where applicable, in good standing, as a domestic corporation in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted and preserve and keep in full force and effect all licenses, permits, rights and franchise materials to conduct its business as currently conducted, the failure of which to obtain or maintain, would have a Material Adverse Effect.

6.4.2. Charter Amendments. The Borrower will not adopt and will not permit any Subsidiary to adopt, any amendment to the certificate of incorporation or bylaws of the Borrower or any of its Subsidiaries, other than any amendment which could not impair the rights or interests of the Administrative Agent and the Lenders or otherwise result in a Material Adverse Effect.

6.4.3. Accounting Changes. The Borrower will not make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required or permitted by Agreement Accounting Principles subject to Section 9.8 hereof.

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6.5. Taxes; Claims, Judgments, Etc. The Borrower will, and will cause each of its Subsidiaries to file on a timely basis complete and correct United States federal and applicable foreign, state and local tax returns required by law. The Borrower will promptly pay and discharge, and will cause each of its Subsidiaries promptly to pay and discharge, all lawful taxes, assessments and governmental charges or levies imposed upon the Borrower or such Subsidiary, respectively, or upon or in respect of all or any part of the property or business of the Borrower or such Subsidiary, all trade accounts payable in accordance with usual and customary business terms, and all judgments and claims which if unpaid might become a Lien upon any property of the Borrower or such Subsidiary; provided that neither the Borrower nor any such Subsidiary shall be required to pay any such tax, assessment, charge, levy or account payable, judgment or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings promptly instituted and diligently conducted which will prevent the forfeiture or sale of any property of the Borrower or such Subsidiary or any material interference with the use thereof by the Borrower or such Subsidiary in either case, for the duration of such action or proceeding, and (ii) the Borrower or such Subsidiary shall set aside on its books reserves in conformity with Agreement Accounting Principles deemed by it to be adequate with respect thereto.

6.6. Insurance. The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any Administrative Agent and the Lenders upon request full information as to the insurance carried. Upon the request of the Administrative Agent, the Borrower shall deliver to the Administrative Agent and the Lenders, at reasonable intervals, a certificate signed by a Authorized Officer of the Borrower setting forth the nature and extent of all insurance maintained by the Borrower and each Subsidiary in accordance with this Section 6.6 and attaching thereto a certificate of insurance with respect to all such insurance.

6.7. Compliance with Laws. Promptly comply and cause each of its Subsidiaries to comply, with all laws, ordinances or governmental rules and regulations, orders, writs, judgments, injunctions, decrees and awards to which it is subject including, without limitation, ERISA and all Environmental Laws in all applicable jurisdictions, the violation of which could reasonably be expected to result in a Material Adverse Effect, or could reasonably be expected to result in the creation of any Lien on any property of the Borrower or any Subsidiary; provided that neither the Borrower nor any such Subsidiary shall be required to comply with any such law, ordinance, rule or regulation, the applicability of which is being contested in good faith by appropriate actions or proceedings promptly instituted and diligently conducted which will prevent the forfeiture or sale of any property of the Borrower or such Subsidiary or any material interference with the use thereof by the Borrower or such Subsidiary in either case, for the duration of such action or proceeding.

6.8. Maintenance of Properties. The Borrower will, and will cause each Subsidiary to, keep and cause each of its Subsidiaries to keep proper books of record and account in which full and correct entries will be made of all dealings or transactions of, or in relation to, the business and affairs of the Borrower or such Subsidiary, in accordance with Agreement Accounting Principles consistently applied (except for changes disclosed in the financial statements furnished pursuant to this Agreement and concurred in by the independent auditors referred to in

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Section 6.1(j) hereof), and permit the Administrative Agent and any Lender, or their respective representatives and agents, to visit and inspect, under the Borrower’s guidance, any of the properties of the Borrower or any of its Subsidiaries, to examine all of their books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss their respective affairs, finances and accounts with their respective officers, employees, and, if there shall have occurred and be continuing a Default, independent auditors (and by this provision the Borrower authorizes said auditors to discuss the finances and finances and affairs of the Borrower and its Subsidiaries) all at such reasonable times and as often as may be reasonably requested; provided that no such inspection or examination shall unreasonably interfere with the business of the Borrower. Following the occurrence of any Default, the Borrower shall bear the expense of any such inspection or examination.

6.9. Further Assurances. At any time and from time to time, the Borrower agrees that the Borrower will cooperate with the Administrative Agent and the Lenders and will execute and deliver, or cause to be executed and delivered, all such further instruments and documents, and will take all such further actions, as the Administrative Agent or any Lender may reasonably request in order to carry out the provisions and purposes of this Agreement or any other Loan Document.

6.10. Restricted Payments. The Borrower will not, nor will it permit any Subsidiary to, declare or pay any dividends or make any distributions on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding (each a “Restricted Payment”), except that:

(a) the Borrower may pay publicly announced and regularly scheduled dividends on its issued and outstanding (i) common stock that is traded publicly on a national securities exchange and (ii) Class B common stock; provided, however, that no dividend paid on any share of the Borrower’s Class B common stock shall be permitted hereunder if the amount of such dividend exceeds the amount of any dividend paid on any share of the Borrower Class A common stock paid during the applicable period of determination; provided, further, that no dividend shall be permitted under this clause (a) upon the occurrence and during the continuance of a Default or an Unmatured Default or if otherwise prohibited under the terms of the FBL Subordinated Note Documents.

(b) the Borrower may pay dividends on (i) up to 10,000,000 shares of its Series B preferred stock so long as the dividend on each such share accrues at a rate not in excess of 5% per annum, and (ii) up to 3,752,100 shares of its Series C preferred stock so long as the dividend on each such share does not exceed the amount of any dividend paid on a share of the Borrower’s Class A common stock during the applicable period of determination; provided, however, that no dividend shall be permitted under this clause (b) upon the occurrence and during the continuance of a Default or an Unmatured Default or if otherwise prohibited under the terms of the FBL Subordinated Note Documents.

(c) FBL Financial Group Capital Trust may pay regularly scheduled quarterly dividends on the Trust Preferred Securities pursuant to the terms of the agreements, documents and instruments evidencing the Trust Preferred Securities.

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(d) any Subsidiary may declare and pay dividends or make distributions to the Borrower or to a Wholly-Owned Subsidiary.

6.11. Indebtedness. The Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

(a) The Obligations.

(b) Indebtedness existing on the Closing Date and described in Schedule 2, and any refinancing, refundings, renewals or extensions thereof, provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension.

(c) Indebtedness owing under the FBL Subordinated Note Documents which accrues interest at a per annum rate not in excess of 5% and which does not exceed $100,000,000 in aggregate outstanding principal at any time and Indebtedness arising under the Trust Preferred Securities Guaranty in an amount not in excess of $97,000,000.

(d) Indebtedness arising from intercompany loans from the Borrower to any Affiliate thereof or from any such Affiliate to the Borrower; provided, that in each case such Indebtedness is unsecured and is subordinated upon terms satisfactory to the Administrative Agent to the obligations of the Borrower and its Subsidiaries with respect to the Obligations.

(e) Indebtedness (including all Permitted Purchase Money Indebtedness) secured by Liens, in a principal amount outstanding not to exceed $1,000,000 in the aggregate at any time.

(f) Indebtedness owing to Federal Home Loan Bank of Des Moines in an aggregate outstanding principal amount not to exceed $40,000,000 at any time.

(g) Rate Management Obligations owing by the Borrower or any Subsidiary thereof to a Lender or an affiliate thereof pursuant to a Rate Management Transaction.

(h) Indebtedness in the amount of $46,300,000 evidenced by Series C preferred stock issued by the Borrower to the Kansas Farm Bureau Federation that is due in January 2006.

(i) The KFBF Securities; provided, however, that the KFBF Securities shall be fully repaid no later than January 3, 2004.

(j) Indebtedness not otherwise permitted under this Section 6.11 in a principal amount outstanding not to exceed $10,000,000 in the aggregate at any time.

6.12. Merger. The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except a Subsidiary may merge into the Borrower or a Wholly-Owned Subsidiary; provided however in any such case, the Borrower or the applicable Wholly-Owned Subsidiary must be the surviving entity and after giving effect thereto no Default or Unmatured Default shall exist.

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6.13. Sale of Assets. The Borrower will not, nor will it permit any Subsidiary to, lease, sell, transfer, assign or otherwise dispose of its Property to any other Person (each an “Asset Sale”), except that:

(a) the Borrower and its Subsidiaries may sell, transfer or assign any of their respective Property in the ordinary course of business so long as such sale, transfer or assignment complies with the terms of the FBL Investment Policy.

(b) the Borrower and its Subsidiaries may lease, sell, transfer or otherwise dispose of any item of Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than inventory in the ordinary course of business) during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, does not constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries.

6.14. Investments and Acquisitions. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

(a) Cash Equivalent Investments.

(b) Existing Investments in Subsidiaries and other Investments in existence on the Closing Date and described in Schedule 1.

(c) Permitted Investments.

(d) Investments in FBL Insurance Brokerage, LLC in an aggregate amount not to exceed $1,000,000 at any time.

6.15. Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, including, without limitation, the capital stock and other equity interests of the Insurance Subsidiaries, except:

(a) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

(b) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

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(c) Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

(d) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries.

(e) Liens existing on the Closing Date and described in Schedule 3.

(f) Non-consensual Liens arising in connection with court proceedings if (i) such Liens secure monetary or non-monetary judgments or orders not otherwise constituting an Event of Default under Section 7.9 or (ii) the execution or other enforcement of any such Lien is effectively stayed and the claims secured thereby are being contested in good faith in such manner that the property subject to any such lien is not subject to forfeiture, and further provided that adequate reserves are established and maintained by the Borrower in accordance with Agreement Accounting Principles.

(g) Liens securing Indebtedness permitted under Section 6.11(e).

(h) Liens which secure Indebtedness permitted under Section 6.11(f) that exist upon (i) deposit accounts maintained with Federal Home Loan Bank of Des Moines by Farm Bureau Life Insurance Company, (ii) equity interests in Federal Home Loan Bank of Des Moines owned by Farm Bureau Life Insurance Company, and (iii) fixed maturity securities owned by Farm Bureau Life Insurance Company and the securities accounts in which such fixed maturity securities may from time to time be deposited; provided, however, that the aggregate value of the foregoing equities and accounts and amounts and items on deposit therein shall at no time exceed $60,000,000.

6.16. Affiliate Transactions. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

6.17. ERISA. Except to the extent that such act, or failure to act would not result singly, or in the aggregate, after taking into account all other such acts or failures to act, in a liability which might be reasonably expected materially to adversely affect the ability of the Company and the members of the Controlled Group, taken as a whole, to carry on business substantially as now being or heretofore conducted, or to materially adversely affect the financial condition of the company and the members of the Controlled Group taken as a whole, (i) engage, or permit any Controlled Group member to engage, in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not been previously obtain from the DOL, (ii) permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the

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Code); (iii) fail, or permit any member of its Controlled Group to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency of any Plan; (iv) terminate, or permit any member of its Controlled Group to terminate, any Plan which would result in any liability of the Company or any member of its Controlled Group under Title IV of ERISA; (v) fail to make any contribution or payment to any Multiemployer Plan which the Company or any member of its Controlled Group may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; (vi) fail, or permit any member of its controlled Group to fail, to pay any required installment or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment, (vii) amend, or permit any member of its controlled Group to amend, a Plan resulting in an increase in current liability for the plan year such that the Company or any member of its Controlled Group is required to provide security to such Plan under Section 401(a)(29) of the Code.

6.18. Financial Covenants.

6.18.1. Interest Coverage Ratio. The Borrower shall maintain a ratio (the “Interest Coverage Ratio”) of (i) the aggregate of the Available Dividends of Farm Bureau Life Insurance Company and EquiTrust Life Insurance Company (or, in the event EquiTrust Life Insurance Company is a Wholly-Owned Subsidiary of Farm Bureau Life Insurance Company, the aggregate of the Available Dividends solely of Farm Bureau Life Insurance Company) to (ii) the Consolidated Interest Expense for any period of calculation hereunder of at least 3.00 to 1.00. The Interest Coverage Ratio shall be calculated as of the last day of each Fiscal Quarter for the four Fiscal Quarter period ending on such day.

6.18.2. Statutory Capital and Surplus. Farm Bureau Life Insurance Company shall maintain a combined statutory capital and surplus (i.e., the statutory capital and surplus of Farm Bureau Life Insurance Company taking into account Farm Bureau Life Insurance Company’s ownership of EquiTrust Life Insurance Company), as determined in accordance with SAP, equal to or greater than $400,000,000 (the “Minimum Capital and Surplus Threshold”); provided, however, that the Minimum Capital and Surplus Threshold shall increase each quarter, commencing on December 31, 2003, by 50% of the prior quarter’s positive statutory net income, determined in accordance with SAP, earned by Farm Bureau Life Insurance Company on a stand-alone basis. In the event that EquiTrust Life Insurance Company ceases to be a subsidiary of Farm Bureau Life Insurance Company, the calculation of the Minimum Capital and Surplus Threshold shall be based on the sum of (x) the capital and surplus of Farm Bureau Life Insurance Company and (y) the capital and surplus of EquiTrust Life Insurance Company, each as determined in accordance with SAP.

6.18.3. Minimum Net Worth. The Borrower will at all times maintain Consolidated Net Worth of not less than the sum of (i) $575,000,000 plus (ii) 50% of Consolidated Net Income (if positive) earned in each Fiscal Quarter beginning with the Fiscal Quarter ending December 31, 2003.

6.18.4. Insurance Risk Based Capital. The Insurance RBC Ratio of each Insurance Subsidiary shall at no time be less than 350%.

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6.19. Sale and Leaseback Transactions and other Off-Balance Sheet Liabilities. The Borrower will not, nor will it permit any Subsidiary to, enter into or suffer to exist (i) any Sale and Leaseback Transaction other than the Arizona Sale-Leaseback and the FBL Sale-Leasebacks; provided, that no Person subject to an FBL Sale-Leaseback shall cause to exist any Lien upon any Property subject to such FBL Sale-Leaseback other than those Liens granted by the applicable lessee under such FBL Sale-Leaseback to FBL Leasing Services, Inc. as the lessor under such FBL Sale-Leaseback; or (ii) any other transaction not covered by clause (i) pursuant to which it incurs or has incurred Off-Balance Sheet Liabilities which, when taken together with all of the Borrower’s and its Subsidiaries’ Off-Balance Sheet Liabilities (other than those incurred in accordance with clause (i)), causes the Borrower’s and its Subsidiaries’ aggregate Off-Balance Sheet Liabilities to exceed $1,000,000.

6.20. Insurance Licenses and Permits. Each of the Insurance Subsidiaries shall hold and maintain Certificates of Authority and any other required insurance licenses in each state in which such Insurance Subsidiary conducts an insurance business, except where the failure to hold and maintain a Certificate of Authority and any other required insurance license in a state in which such Insurance Subsidiary conducts an insurance business shall not result in a Material Adverse Effect.

6.21. Senior Indebtedness under Note Agreement. The Borrower confirms that the Obligations constitute “Senior Indebtedness” under the FBL Subordinated Note Documents as in effect on the Closing Date and shall cause the Obligations to continue to constitute “Senior Indebtedness” under the FBL Subordinated Note Documents after the Closing Date until such time as the Obligations have been fully repaid and the Commitments have been terminated.

ARTICLE VII

DEFAULTS

The occurrence of any one or more of the following events shall constitute a Default:

7.1. Breach of Representations or Warranties. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Administrative Agent under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be false on the date as of which it was made.

7.2. Failure to Make Payments When Due. Nonpayment of (i) principal of any Loan when due, or (ii) interest upon any Loan or any Commitment Fee or other Obligations under any of the Loan Documents within three days after such interest, fee or other Obligation becomes due and payable.

7.3. Breach of Covenants. The breach by the Borrower of any of the terms or provisions of Section 6.3 or Sections 6.10 through 6.19.

7.4. Other Breaches. The breach by the Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement or any other Loan Document which is not remedied within thirty (30) days

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after the earlier of (i) the date the Borrower or any Subsidiary shall have knowledge of the occurrence thereof and (ii) written notice thereof shall have been given to the Borrower.

7.5. Default as to Other Indebtedness.

(i) Failure of the Borrower or any of its Subsidiaries to pay when due and payable (whether at stated maturity, by acceleration or otherwise) any Indebtedness which, individually or in the aggregate exceeds $2,000,000 or the equivalent thereof in currencies other than Dollars) (the indebtedness described in this clause (i) being referred to as “Material Indebtedness”) and such default continues after the applicable grace period applicable thereto; or

(ii) Any Material Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or

(iii) The Borrower or any of its Subsidiaries shall fail to pay, or shall admit in writing its inability to pay, its debts generally as they become due; or

(iv) The default by the Borrower or any of its Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders (or trustee on behalf of any such holder) of such Material Indebtedness to cause such Material Indebtedness to become due prior to its stated maturity.

7.6. Voluntary Bankruptcy; Appointment of Receiver; Etc. The Borrower or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6, or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

7.7. Involuntary Bankruptcy; Appointment of Receiver; Etc. Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, custodian, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) consecutive days.

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7.8. Custody or Control of Property. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

7.9. Judgments. The Borrower or any of its Subsidiaries shall fail within thirty (30) days of the later of the date of entry or the due date, to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money (except to the extent covered by independent third party insurance as to which the insurer has not disclaimed coverage) in excess of $2,000,000 (or the equivalent thereof in currencies other than Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

7.10. Unfunded Liabilities. The sum of the Unfunded Liabilities of all Plans exceeds in the aggregate an amount equal to the sum of fifteen percent (15%) of the value (as of any date of determination) of all Plan assets allocable to Plan benefits, or any Reportable Event shall occur in connection with any Plan, which could reasonably be expected to result in liability of the Borrower or any of its Subsidiaries, individually or in the aggregate, in excess of $3,000,000.

7.11. Other ERISA Liabilities. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability or become obligated to make contributions to a Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $2,000,000 or requires payments exceeding $2,000,000 per annum.

7.12. Environmental Matters. The Borrower or any of its Subsidiaries shall (i) be the subject of any proceeding or investigation pertaining to the release by the Borrower, any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), could reasonably be expected to have a Material Adverse Effect.

7.13. Change in Control. Any Change in Control shall occur.

7.14. Other Default. The occurrence of any “event of default” or “default”, as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided. Any material provision of any Loan Document after delivery thereof pursuant to the terms hereof or of any other Loan Document shall for any reason cease to be valid and binding on or enforceable against the Borrower or the Borrower shall so state in writing.

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7.15. Rate Management Obligation. Nonpayment by the Borrower or any Subsidiary of any Rate Management Obligation when due or the breach by the Borrower or any Subsidiary of any term, provision or condition contained in any Rate Management Transaction, and such default continues after the applicable grace period applicable thereto.

7.16. Loss of Licenses. Any governmental authority revokes or fails to renew any material license, permit or franchise of the Borrower or any Subsidiary, or the Borrower or any Subsidiary for any reason loses any material license, permit or franchise, or the Borrower or any Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise, which could reasonably be expected to result in losses or liability of the Borrower or any of its Subsidiaries, individually or in the aggregate, that result in a Material Adverse Effect.

7.17. Material Adverse Effect. A Material Adverse Effect shall occur.

ARTICLE VIII

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

8.1. Acceleration. If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender. If any other Default occurs or any Material Adverse Change occurs which, if uncorrected, would in the reasonable good faith judgment of the Required Lenders result in any other Default, the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

8.2. Amendments. Subject to the provisions of this Article VIII, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or thereunder or waiving any Default hereunder or thereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

(i)	Extend the final maturity of any Loan or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon (other than a waiver of the application of the default rate of interest pursuant to Section 2.11 hereof).

(ii)	Reduce the percentage specified in the definition of Required Lenders or any other percentage of Lenders specified to be the applicable percentage in this

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Agreement to act on specified matters or amend the definitions of “Required Lenders” or “Pro Rata Share”.

(iii)	Extend the Revolving Loan Termination Date or the Termination Date or increase the amount or otherwise extend the term of the Commitment of any Lender hereunder.

(iv)	Permit the Borrower to assign its rights or obligations under this Agreement.

(v)	Except in accordance with the terms of the Loan Documents, release any guarantor of the Obligations or all or substantially all of the collateral, if any, securing the Obligations.

(vi)	Amend this Section 8.2.

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent. The Administrative Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement.

8.3. Preservation of Rights. No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or Unmatured Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by, or by the Administrative Agent with the consent of, the requisite number of Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until all of the Obligations have been paid in full.

ARTICLE IX

GENERAL PROVISIONS

9.1. Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Loans herein contemplated.

9.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

9.3. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

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9.4. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Administrative Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Administrative Agent and the Lenders relating to the subject matter thereof other than the fee letter described in Section 10.13.

9.5. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10, 10.11, and 10.13 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

9.6. Expenses; Indemnification.

(i) The Borrower shall reimburse the Administrative Agent and the Arranger for any reasonable costs and out-of-pocket expenses (including reasonable attorneys’ and paralegals’ fees, time charges and expenses of attorneys and paralegals for the Administrative Agent and Arrangers, which attorneys and paralegals may or may not be employees of the Administrative Agent or the Arranger, and expenses of and fees for other advisors and professionals engaged by the Administrative Agent or the Arranger) paid or incurred by the Administrative Agent or the Arranger in connection with the investigation, preparation, negotiation, documentation, execution, delivery, syndication, distribution (including, without limitation, via the internet), review, amendment, modification, administration and collection of the Loan Documents. The Borrower also agrees to reimburse the Administrative Agent, the Arranger and the Lenders for any reasonable costs and out-of-pocket expenses (including attorneys’ and paralegals’ fees, time charges and expenses of attorneys and paralegals for the Administrative Agent, the Arranger and the Lenders, which attorneys and paralegals may be employees of the Administrative Agent, the Arranger or the Lenders) paid or incurred by the Administrative Agent, the Arranger or any Lender in connection with the collection and enforcement of the Loan Documents. Expenses being reimbursed by the Borrower under this Section 9.6 include, without limitation, costs and expenses incurred in connection with the Reports described in the following sentence. The Borrower acknowledges that from time to time LaSalle Bank may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the “Reports”) pertaining to the Borrower’s assets for internal use by LaSalle Bank from information furnished to it by or on behalf of the Borrower, after LaSalle Bank has exercised its rights of inspection pursuant to this Agreement.

(ii) The Borrower hereby further agrees to indemnify the Administrative Agent, the Arranger, each Lender, their respective affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable expenses of litigation or preparation therefor whether or not the Administrative Agent, the Arranger, any Lender or any affiliate is a party thereto, and all reasonable attorneys’ and paralegals’ fees, time charges and expenses of

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attorneys and paralegals of the party seeking indemnification, which attorneys and paralegals may or may not be employees of such party seeking indemnification) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder, except to the extent that the same arose or resulted solely from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this Section 9.6 shall survive the termination of this Agreement.

9.7. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders, to the extent that the Administrative Agent deems necessary.

9.8. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles. If any changes in generally accepted accounting principles are hereafter required or permitted and are adopted by the Borrower or any of its Subsidiaries with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, tests, restrictions or standards herein or in the related definitions or terms used therein (“Accounting Changes”), the parties hereto agree, at the Borrower’s request, to enter into negotiations, in good faith, in order to amend such provisions in a credit neutral manner so as to reflect equitably such changes with the desired result that the criteria for evaluating the Borrower’s and its Subsidiaries’ financial condition shall be the same after such changes as if such changes had not been made; provided, however, until such provisions are amended in a manner reasonably satisfactory to the Administrative Agent and the Required Lenders, no Accounting Change shall be given effect in such calculations and all financial statements and reports required to be delivered hereunder shall be prepared in accordance with Agreement Accounting Principles without taking into account such Accounting Changes. In the event such amendment is entered into, all references in this Agreement to Agreement Accounting Principles shall mean generally accepted accounting principles as of the date of such amendment.

9.9. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

9.10. Nonliability of Lenders. The relationship between the Borrower on the one hand and the Lenders and the Administrative Agent on the other hand shall be solely that of borrower and lender. None of the Administrative Agent, the Arranger or any Lender shall have any fiduciary responsibilities to the Borrower. None of the Administrative Agent, the Arranger or any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations. The Borrower agrees that none of the Administrative Agent, the Arranger or any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by

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the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined that such losses resulted solely from the gross negligence or willful misconduct of the party from which recovery is sought. None of the Administrative Agent, the Arranger or any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

9.11. Confidentiality. Each of the Administrative Agent and each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee or prospective Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender’s direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, and (vii) permitted by Section 12.4. Information made publicly available by the Borrower or any Subsidiary thereof to non-Affiliate third parties, including, without limitation, information set forth in filings with the U.S. Securities and Exchange Commission or information disseminated in press releases issued by the Borrower or any Subsidiary thereof, shall not constitute confidential information subject to the terms of this Section 9.11. Notwithstanding anything herein to the contrary, confidential information shall not include, and each party hereto (and each employee, representative or other agent of any party hereto) may disclose to any and all Persons, without limitation of any kind, the U.S. federal income tax treatment and U.S. federal income structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are or have been provided to such party relating to such tax treatment or tax structure, and it is hereby confirmed that each party has been authorized to make such disclosures since the commencement of discussions regarding the transactions contemplated hereby.

9.12. Lenders Not Utilizing Plan Assets. None of the consideration used by any of the Lenders to make its Loans constitutes for any purpose of ERISA or Section 4975 of the Code assets of any “plan” as defined in Section 3(3) of ERISA or Section 4975 of the Code and the rights and interests of each of the Lenders in and under the Loan Documents shall not constitute such “plan assets” under ERISA.

9.13. Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for herein.

9.14. Disclosure. The Borrower and each Lender hereby acknowledge and agree that LaSalle Bank and/or its respective Affiliates and certain of the other Lenders and/or their respective Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates.

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ARTICLE X

THE AGENT

10.1. Appointment; Nature of Relationship. LaSalle Bank is hereby appointed by each of the Lenders as the Administrative Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term “Administrative Agent”, it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Administrative Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders’ contractual representative, the Administrative Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a “representative” of the Lenders within the meaning of Section 9-102 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

10.2. Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties or fiduciary duties to the Lenders or any obligation to the Lenders to take any action thereunder, except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

10.3. General Immunity. Neither the Administrative Agent or any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final, non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

10.4. No Responsibility for Loans, Recitals, etc. Neither the Administrative Agent or any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Administrative Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection

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therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security, if any; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower’s or any such guarantor’s respective Subsidiaries. The Administrative Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Administrative Agent at such time, but is voluntarily furnished by the Borrower to the Administrative Agent (either in its capacity as an Agent or in its individual capacity).

10.5. Action on Instructions of Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or all of the Lenders in the event that and to the extent that this Agreement expressly requires such), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless they shall be requested in writing to do so by the Required Lenders (or all of the Lenders in the event that and to the extent that this Agreement expressly requires such). The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

10.6. Employment of the Administrative Agent and Counsel. The Administrative Agent may execute any of its respective duties as the Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Lenders and all matters pertaining to the Administrative Agent’s duties hereunder and under any other Loan Document.

10.7. Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

10.8. Administrative Agent’s Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to the Lenders’ Pro Rata Shares of the Aggregate Commitment (or, if the Aggregate Commitment has been terminated, of the Aggregate Outstanding Credit Exposure) (i) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, but not limited to, for any expenses incurred by the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders) and (iii) for any

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liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final, non-appealable judgment in a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent and (ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

10.9. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.

10.10. Rights as a Lender. In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

10.11. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

10.12. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor

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Administrative Agent has been appointed, forty-five (45) days after the Administrative Agent gives notice of its intention to resign. The Administrative Agent may be removed at any time with or without cause by written notice received by the Administrative Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders within thirty (30) days after the resigning Administrative Agent’s giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. Notwithstanding the previous sentence, the Administrative Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as its successor Administrative Agent hereunder. If an Administrative Agent has resigned or been removed and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent. Upon the effectiveness of the resignation or removal of the Administrative Agent, the resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of the Administrative Agent, the provisions of this Article X shall continue in effect for the benefit of the Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Administrative Agent by merger, or the Administrative Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then (a) the term “Prime Rate” as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent and (b) the references to “LaSalle Bank” in the definitions of “LIBOR Base Rate” and “Prime Rate” and in the last sentence of Section 2.12 shall be deemed to be a reference to such successor Administrative Agent in its individual capacity.

10.13. Agent and Arranger Fees. The Borrower agrees to pay to the Administrative Agent and the Arranger, for their respective accounts, the fees agreed to by the Borrower, the Administrative Agent and the Arranger pursuant to that certain letter agreement dated December 4, 2003, or as otherwise agreed from time to time.

10.14. Delegation to Affiliates. The Borrower and the Lenders agree that the Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate’s directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under Articles IX and X.

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ARTICLE XI

SETOFF; RATABLE PAYMENTS

11.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due.

11.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans then due and payable (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a participation in the Aggregate Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Outstanding Credit Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their respective Pro Rata Shares of the Aggregate Outstanding Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

ARTICLE XII

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

12.1. Successors and Assigns.

12.1.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents without the consent of all of the Lenders, and any such assignment in violation of this Section 12.1.1 shall be null and void, and (ii) any assignment by any Lender must be made in compliance with Section 12.3. The parties to this Agreement acknowledge that clause (ii) of this Section 12.1.1 relates only to absolute assignments and does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Administrative Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person

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complies with Section 12.3; provided, however, that the Administrative Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

12.2. Participations.

12.2.1. Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities (“Participants”) participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents.

12.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which (i) extends the final maturity of any Loan or forgives all or a portion of the principal amount thereof or interest or fees thereon, or reduces the rate or extends the time of payment of interest or fees on any such Loan or the related Commitment, (ii) extends the Revolving Loan Termination Date or the Termination Date, (iii) releases any guarantor of the Obligations or all or substantially all of the collateral, if any, securing the Obligations, or (iv) increases the amount of the participation of such Participant.

12.2.3. Benefit of Setoff. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

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12.3. Assignments.

12.3.1. Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities (“Purchasers”) all or any part of its rights and obligations under the Loan Documents. Such assignment shall be evidenced by an agreement substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto (each such agreement, an “Assignment Agreement”). The consent of the Borrower and the Administrative Agent shall be required prior to an Assignment Agreement becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof, provided, however, that subsequent to the occurrence of a Default, the consent of the Borrower shall not be required. Neither the Administrative Agent nor the Borrower shall unreasonably withhold or delay any consent under this Section 12.3.1. Each such assignment with respect to a Purchaser which is not a Lender, an Affiliate thereof shall (unless each of the Borrower and the Administrative Agent otherwise consents) be in an amount not less than the lesser of (i) $5,000,000 and integral multiples of $1,000,000 in excess thereof or (ii) the remaining amount of the assigning Lender’s Commitment (calculated as at the date of such assignment), or, if the Termination Date has occurred, the remaining amount of the assigning Lender’s Outstanding Credit Exposure. Notwithstanding the foregoing or anything to the contrary set forth herein, Bankers Trust Company, N.A., in its capacity as a Lender, may make, without the consent of the Administrative Agent or the Borrower, a one-time assignment to Bankers Trust Company, N.A. Cedar Rapids of $750,000 of its Commitment (or, if the Termination Date has occurred, $750,000 of its Outstanding Credit Exposure). Bankers Trust Company, N.A. shall provide notice to the Administrative Agent of such an assignment to Bankers Trust Company, N.A. Cedar Rapids on or promptly after the date of such assignment.

12.3.2. Effect; Effective Date. Upon (i) delivery to the Administrative Agent of an Assignment Agreement, together with any consents required by Section 12.3.1, and (ii) payment by the assigning Lender of a $3,500 fee to the Administrative Agent for processing such assignment (unless such fee is waived by the Administrative Agent), such assignment shall become effective on the effective date specified in such assignment. The Assignment Agreement shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable Assignment Agreement constitutes “plan assets” as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be “plan assets” under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Administrative Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Administrative Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments (or, if the Termination Date has occurred, their respective Outstanding Credit Exposure), as adjusted pursuant to such assignment.

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12.3.3. The Register. Notwithstanding anything to the contrary in this Agreement, the Borrower hereby designates the Administrative Agent, and the Administrative Agent, hereby accepts such designation, to serve as the Borrower’s contractual representative solely for purposes of this Section 12.3.3. In this connection, the Administrative Agent shall maintain at its address referred to in Section 13.1 a copy of each Assignment Agreement delivered to and accepted by it pursuant to this Section 12.3.3 and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment of, principal amount of and interest on the Loans owing to, each Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an assignment under this Section 12.3. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower and each of its Subsidiaries, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

12.4. Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Borrower and its Subsidiaries, including without limitation any information contained in any reports or other information delivered by the Borrower pursuant to Section 6.1; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

12.5. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).

ARTICLE XIII

NOTICES

13.1. Notices. Except as otherwise permitted by Section 2.14 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower, the Administrative Agent or any Lender party hereto as of the Closing Date, at its respective address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender that becomes a party hereto pursuant to Section 12.3, at its address or facsimile number set forth in the applicable Assignment Agreement or, if none is provided therein, in its administrative questionnaire or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, or (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as

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aforesaid, provided that notices to the Administrative Agent under Article II shall not be effective until received.

13.2. Change of Address. The Borrower, the Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

ARTICLE XIV

COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Administrative Agent and the Lenders and each party has notified the Administrative Agent by facsimile transmission or telephone that it has taken such action.

ARTICLE XV

CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

15.1. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING 735 ILCS SECTION 105/5-1 ET SEQ. BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

15.2. CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN COOK COUNTY, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN COOK COUNTY, ILLINOIS.

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15.3. WAIVER OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

ARTICLE XVI

USA PATRIOT ACT

The following notification is provided to the Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318: IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. WHAT THIS MEANS FOR THE BORROWER: When the Borrower opens an account, if the Borrower is an individual, the Administrative Agent and the Lenders will ask for the Borrower’s name, residential address, tax identification number, date of birth, and other information that will allow the Administrative Agent and the Lenders to identify the Borrower, and, if the Borrower is not an individual, the Administrative Agent and the Lenders will ask for the Borrower’s name, tax identification number, business address, and other information that will allow the Administrative Agent and the Lenders to identify the Borrower. The Administrative Agent and the Lenders may also, ask, if the Borrower is an individual, to see the Borrower’s driver’s license or other identifying documents, and, if the Borrower is not an individual, to see the Borrower’s legal organizational documents or other identifying documents.

The remainder of this page is intentionally blank.

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IN WITNESS WHEREOF, the Borrower, the Lenders and the Administrative Agent have executed this Agreement as of the date first above written.

FBL FINANCIAL GROUP, INC., as the Borrower

By:	/s/ WILLIAM J. ODDY

Name:	William J. Oddy
Title:	Chief Executive Officer

Address:	5400 University Avenue West Des Moines, IA 50266
Attention:	James Brannen, VP-Finance
Phone:	515 225-5631
Fax:	515 225-5604

LASALLE BANK NATIONAL ASSOCIATION, as the Administrative Agent and as a Lender

By:	/s/ BRANDON S. ALLISON

Name:	Brandon S. Allison
Title:	Commercial Banking Officer

Address:	135 South LaSalle Street Chicago, IL 60603

Attention:	Brandon S. Allison
Phone:	312-904-6324
Fax:	312-904-6189

BANKERS TRUST COMPANY, N.A., as a Lender

By:	/s/ JON M. DOLL

Name:	Jon M. Doll
Title:	Vice President

Address:	665 Locust Street Des Moines, IA 50309

Attention:	Jon M. Doll
Phone:	515-245-2837
Fax:	515-245-5216

EXHIBIT A

TO

CREDIT AGREEMENT

FORM OF OPINION

Attached

[GRAPHIC]

December 18, 2003

LaSalle Bank National Association,

Administrative Agent

135 South LaSalle Street

Chicago, Illinois

Ladies and Gentlemen:

I am Assistant General Counsel, Securities to FBL Financial Group, Inc., a corporation organized under the laws of Iowa (the “Company”), and I am delivering this opinion in connection with the execution and delivery by the Company of the Credit Agreement and Notes, dated as of December 18, 2003 (together, the “Transaction Documents”), between the Company, and LaSalle Bank National Association, as Administrative Agent, and the Lenders named therein. Terms defined in the Transaction Documents are used herein as therein defined.

In connection with this opinion, I have examined an executed copy of the Transaction Documents and such other documents and records of the Company, such certificates of public officials and such other matters of fact and law that I have deemed necessary or advisable for the purposes of this opinion. In such opinion, I have assumed the genuineness of all signatures of the Lenders and the Administrative Agent, the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as certified, conformed, or photostatic copies. I have further assumed that the Transaction Documents have been duly executed and delivered by the Lenders and the Administrative Agent pursuant to appropriate corporate authority and constitutes their legal, valid and binding obligation, enforceable against the Lenders and the Administrative Agent in accordance with their terms.

Based upon the foregoing and subject to the qualifications hereinafter set forth, it is my opinion, as of the date hereof that:

1. The Borrower has been duly organized and is validly existing under the laws of the State of Iowa and is duly qualified and in good standing as a foreign corporation in such states where its business and operations would require such qualification. The Borrower has the requisite corporate power and authority to own and encumber its properties and assets and to conduct its business.

2. The Borrower has the requisite corporate power and authority to execute, deliver and perform its obligations under each of the Transaction Documents to which it is a party. Such execution, delivery and performance:

a)	have been duly authorized by all necessary and proper corporate action of the Borrower;

b)	do not violate any provision of the articles of incorporation or by-laws of the Borrower or require any approval of the Borrower’s shareholders;

c)	will not violate any applicable law of the State of Iowa (including without limitation, any usury laws) or any applicable law of the United States of America (including, without limitation, Regulations T, U or X) applicable to the Borrower (together, “Applicable Law”); and

d)	will not violate, or require the termination of, or require the approval or consent of any Person under, the terms of any indenture, mortgage, deed of trust, loan agreement, lease agreement or any other material agreement known to us to which the Borrower is a party or by which the Borrower or any of its properties may be bound (“Material Agreements”), and will not result in or require the creation or imposition of any lien upon or security interest in any property of the Borrower pursuant to any Material Agreement (other than the liens and security interests created pursuant to the Transaction Documents.

3. To our knowledge, there is no action, suit, proceeding or arbitration pending on overtly threatened in writing before any court or any governmental or regulatory authority, against the Borrower or its property which purports to affect the validity or enforceability of the Transaction Documents, seeks to enjoin the consummation of the transactions contemplated thereby, or would, if adversely determined, result in a Material Adverse Effect.

4. Each of the Transaction Documents has been duly authorized, executed and delivered by the Borrower. Each of the Transaction Documents constitutes the valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms.

5. The Borrower is not an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, or, to our knowledge, controlled by such a company.

6. The Borrower is not a “holding company” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

7. No consent, approval or authorization of, or registration, filing or declaration with, any federal or Iowa state governmental authority or other regulatory agency is required under Applicable Law for the valid execution or delivery by the Borrower of the Transaction Documents or the performance by the Borrower of its obligations thereunder, except any such consent, approval, authorization, registration, filing or declaration which has been obtained or made and remains in effect.

I am qualified to practice law in the State of Iowa and the opinions set forth herein are limited to matters concerning the laws of the State of Iowa and the Federal laws of the United States and I express no opinion on any other law. For purposes of the opinion, I have assumed, with your permission, that the laws of the State of Illinois are identical to the laws of the State of Iowa. My opinion is based upon my consideration of only those statutes, rules, and regulations which, in my experience, are normally applicable to similar transactions. I render no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any other local agencies within any state.

This opinion is furnished to you solely in connection with the Transaction Documents and the transactions contemplated by the Transaction Documents and may not be relied upon by you for any other purpose or by any other person, firm, corporation or entity without my prior written consent, except that you may furnish copies hereof (i) to the Lenders, (ii) to your independent auditors and attorneys, (iii) to any United States, state or local authority having jurisdiction over you, (iv) pursuant to the order of any legal process of any court of competent jurisdiction or any governmental agency, and (v) in connection with any legal action arising out of the Transaction Documents.

Very truly yours,

/s/ ROBERT A. SIMONS

Robert A. Simons Assistant General Counsel – Securities

EXHIBIT B

TO

CREDIT AGREEMENT

COMPLIANCE CERTIFICATE

To:	The Administrative Agent and the Lenders parties to the below-described Credit Agreement

This Compliance Certificate is furnished pursuant to that certain Credit Agreement, dated as of December 18, 2003 (as the same may be amended, modified, renewed or extended from time to time, the “Agreement”), among FBL Financial Group, Inc., as the borrower (the “Borrower”), the financial institutions from time to time party thereto as lenders (the “Lenders”), and LaSalle Bank National Association, as Administrative Agent (the “Administrative Agent”) for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am the duly elected Vice President – Accounting of the Borrower;

2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower’s compliance with the financial covenants set forth in Section 6.18 of the Agreement, all of which data and computations are true, complete and correct.

[5.] **[Schedule II attached hereto sets forth the various reports and deliveries which are required at this time under the Agreement and the other Loan Documents and the status of compliance in connection therewith.]**

Described below are the exceptions, if any, to paragraph 3. Included in such description is a detailed discussion of the nature of the applicable condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to such condition or event:

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this 18th day of December, 2003

FBL Financial Group, Inc.

By:	/s/ DONALD J. SEIBEL

Donald J. Seibel Vice President – Accounting

2

SCHEDULE I TO COMPLIANCE CERTIFICATE

Compliance as of December 18, 2003 with

Section 6.18 of the Credit Agreement

Section 6.18.1 – Interest Coverage Ratio

1. Required Minimum Interest Coverage Ratio	3.0 to 1.0

2. Actual Interest Coverage Ratio

(a) Available Dividends of Farm Bureau Life Insurance Company and EquiTrust Life Insurance Company	$39,176,229

(b) Consolidated Interest Expense	$1,571,500

(c) Amount of interest accrued under the FBL Subordinated Note Documents and the Trust Preferred Securities excluded from the calculation of Consolidated Interest Expense	$1,212,500

(d) Ratio of (a) to (b)	24.9 to 1.0

Section 6.18.2 – Statutory Capital and Surplus[1]

1. Required Minimum Combined Statutory Capital and Surplus for Farm Bureau Life Insurance Company:

(a) $400,000,000

(b) Cumulative positive statutory net income for each fiscal quarter beginning with the fiscal quarter ending December 31, 2003	$—

(c) .50 times (b)	$—

(d) (a) plus (c)	$400,000,000

2. Actual Combined Statutory Capital and Surplus for Farm Bureau Life Insurance Company	$417,542,141

[1]	In the event EquiTrust Life Insurance Company ceases to be a subsidiary of Farm Bureau Life Insurance Company, compliance with Section 6.18.2 shall be determined by taking the sum of the capital and surplus of Farm Bureau Life Insurance Company and the capital and surplus of EquiTrust Life Insurance Company, and this certificate shall be revised accordingly to reflect such additional calculations.

Section 6.18.3 – Minimum Net Worth

1. Minimum Required Consolidated Net Worth:

(a) $575,000,000

(b) Cumulative positive Consolidated Net Income for each fiscal quarter beginning with the fiscal quarter ending December 31, 2003	$—

(c) .50 times (b)	$—

(d) (a) plus (c)	$575,000,000

2. Actual Consolidated Net Worth (determined without giving effect to unrealized gains or losses related to FASB No. 115 activities)	$609,378,000

Section 6.18.4 – Insurance Risk Based Capital

1. Required Minimum Insurance RBC Ratio for Farm Bureau Life Insurance Company	350%

2. Actual Minimum Insurance RBC Ratio for Farm Bureau Life Insurance Company

(a) Total Adjusted Capital (as defined in the Insurance RBC Model Act) for Farm Bureau Life Insurance Company	$430,820,000

(b) Authorized Control Level RBC (as defined in the Insurance RBC Model Act) for Farm Bureau Life Insurance Company	$68,333,575

(c) Ratio of (a) to (b) (calculated as a percentage)	630%

3. Required Minimum Insurance RBC Ratio for EquiTrust Life Insurance Company	350%

4. Actual Minimum Insurance RBC Ratio for EquiTrust Life Insurance Company

(a) Total Adjusted Capital (as defined in the Insurance RBC Model Act) for EquiTrust Life Insurance Company	$80,008,403

(b) Authorized Control Level RBC (as defined in the Insurance RBC Model Act) for EquiTrust Life Insurance Company	$17,632,515

(c) Ratio of (a) to (b) (calculated as a percentage)	454%

SCHEDULE II TO COMPLIANCE CERTIFICATE

Compliance as of December 17, 2003 with

Section 6.18 of the Credit Agreement

None.

EXHIBIT C

TO

CREDIT AGREEMENT

ASSIGNMENT AGREEMENT

This Assignment Agreement (this “Assignment Agreement”) between                                                               (the “Assignor”) and                                                           (the “Assignee”) is dated as of                     , 200[_]. The parties hereto agree as follows:

1. PRELIMINARY STATEMENT. The Assignor is a party to a Credit Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the “Credit Agreement”) described in Item 1 of Schedule 1 attached hereto (“Schedule 1”). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor’s rights and obligations under the Credit Agreement and the other Loan Documents, such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents relating to the facilities listed in Item 3 of Schedule 1. The aggregate Commitment (or Outstanding Credit Exposure if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.

3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the “Effective Date”) shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period agreed to by the Administrative Agent) after this Assignment Agreement, together with any consents required under the Credit Agreement, are delivered to the Administrative Agent. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date are not made on the proposed Effective Date.

4. PAYMENT OBLIGATIONS. In consideration for the sale and assignment of Commitments and/or Outstanding Credit Exposure hereunder, the Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. On and after the Effective Date, the Assignee shall be entitled to receive from the Administrative Agent all payments of principal, interest, and fees with respect to the interest assigned hereby. The Assignee will promptly remit to the Assignor any interest on Loans and fees received from the Administrative Agent which relate to the portion of the Commitment or Outstanding Credit Exposure assigned to the Assignee hereunder for periods prior to the Effective Date and not previously paid by the Assignee to the Assignor. In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

5. RECORDATION FEE. The Assignor and Assignee each agree to pay one-half of the recordation fee required to be paid to the Administrative Agent in connection with this Assignment Agreement unless otherwise specified in Item 6 of Schedule 1.

6. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR’S LIABILITY. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder, (ii) such interest is free and clear of any adverse claim created by the Assignor and (iii) the execution and delivery of this Assignment Agreement by the Assignor is duly authorized. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the property, books or records of the Borrower, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

7. REPRESENTATIONS AND UNDERTAKINGS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) confirms that the execution and delivery of this Assignment Agreement by the Assignee is duly authorized, (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (vi) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vii) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are “plan assets” as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be “plan assets” under ERISA, (viii) agrees to indemnify and hold the Assignor

2

harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys’ fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee’s non-performance of the obligations assumed under this Assignment Agreement, and (ix) if applicable, attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes.

8. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.

9. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

10. COUNTERPARTS; DELIVERY BY FACSIMILE. This Assignment Agreement may be executed in counterparts. Transmission by facsimile of an executed counterpart of this Assignment Agreement shall be deemed to constitute due and sufficient delivery of such counterpart and such facsimile shall be deemed to be an original counterpart of this Assignment Agreement.

IN WITNESS WHEREOF, the duly authorized officers of the parties hereto have executed this Assignment Agreement by executing Schedule 1 hereto as of the date first above written.

3

SCHEDULE I

to Assignment Agreement

1. Description and Date of Credit Agreement:

2. Date of Assignment Agreement: , 200_

3. Commitment (or Outstanding Credit Exposure with respect to terminated Commitments) purchased hereunder:	$________

4. Assignor’s Commitment (or Outstanding Credit Exposure with respect to terminated Commitments) after giving effect to the assignment evidenced hereby	$________

5. Assignee’s Commitment (or Outstanding Credit Exposure with respect to terminated Commitments) after giving effect to the assignment evidenced hereby	$________

6. Proposed Effective Date:	________

7. Non-standard Recordation Fee Arrangement
N/A*** [Assignor/Assignee to pay 100% of fee] [Fee waived by Administrative Agent]

Accepted and Agreed:

[NAME OF ASSIGNOR]	[NAME OF ASSIGNEE]

[ACCEPTED AND CONSENTED TO BY]	ACCEPTED AND CONSENTED TO BY

FBL FINANCIAL GROUP, INC.	LASALLE BANK NATIONAL ASSOCIATION, as Administrative Agent

By:	By:

Title:	Title:

**	Percentage taken to 10 decimal places

***	If fee is split 50-50, pick N/A as option

Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

ADMINISTRATIVE INFORMATION SHEET

Attach Assignor’s Administrative Information Sheet, which must include notice addresses for the Assignor and the Assignee

(Sample form shown below)

ASSIGNOR INFORMATION
Contact:

Name:	Telephone No.:
Fax No.:	Telex No.:
Answerback:

Payment Information:

Name & ABA # of Destination Bank:

Account Name & Number for Wire Transfer:

Other Instructions:

Address for Notices for Assignor:

ASSIGNEE INFORMATION

Credit Contact:

Name:	Telephone No.:
Fax No.:	Telex No.:
Answerback:

Key Operations Contacts:

Booking Installation:	Booking Installation:
Name:	Name:
Telephone No.:	Telephone No.:
Fax No.:	Fax No.:
Telex No.:	Telex No.:
Answerback:	Answerback:

Payment Information:

Name & ABA # of Destination Bank:

Account Name & Number for Wire Transfer:

Other Instructions:

Address for Notices for Assignee:

EXHIBIT D

TO

CREDIT AGREEMENT

FORM OF NOTE

$15,000,000	December 18, 2003

FBL FINANCIAL GROUP, INC., an Iowa corporation (the “Borrower”), promises to pay to the order of Bankers Trust Company, N.A. (the “Lender”) the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the main office of LaSalle Bank National Association in Chicago, Illinois, as Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Termination Date and shall make such mandatory payments as are required to be made under the terms of Article II of the Agreement.

The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of December 18, 2003 (as the same may be amended, restated, supplemented or otherwise modified from time to time and in effect from time to time, the “Agreement”), among the Borrower, the Lender and certain other financial institutions as lenders, and LaSalle Bank National Association, as Administrative Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

FBL FINANCIAL GROUP, INC.

By:	/s/ WILLIAM J. ODDY

Name:	William J. Oddy
Title:	Chief Executive Officer

EXHIBIT D

TO

CREDIT AGREEMENT

FORM OF NOTE

$45,000,000	December 18, 2003

FBL FINANCIAL GROUP, INC., an Iowa corporation (the “Borrower”), promises to pay to the order of LaSalle Bank National Association (the “Lender”) the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the main office of LaSalle Bank National Association in Chicago, Illinois, as Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Termination Date and shall make such mandatory payments as are required to be made under the terms of Article II of the Agreement.

The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of December 18, 2003 (as the same may be amended, restated, supplemented or otherwise modified from time to time and in effect from time to time, the “Agreement”), among the Borrower, the Lender and certain other financial institutions as lenders, and LaSalle Bank National Association, as Administrative Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

FBL FINANCIAL GROUP, INC.

By:	/s/ WILLIAM J. ODDY

Name:	William J. Oddy
Title:	Chief Executive Officer

SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL

TO

NOTE OF FBL FINANCIAL GROUP, INC.,

DATED AS OF December 18, 2003

Date	Principal Amount of Loan	Maturity of Interest Period	Principal Amount Paid	Unpaid Balance

EXHIBIT E

TO

CREDIT AGREEMENT

LIST OF CLOSING DOCUMENTS

Attached

$60,000,000

CREDIT FACILITY

TO

FBL FINANCIAL GROUP, INC.

December 18, 2003

LIST OF CLOSING DOCUMENTS

A.	LOAN DOCUMENTS

1. Credit Agreement (the “Credit Agreement”) by and among FBL Financial Group, Inc., an Iowa corporation (the “Borrower”), the financial institutions from time to time parties thereto as lenders (the “Lenders”) and LaSalle Bank National Association, in its capacity as contractual representative for the Lenders (the “Administrative Agent”), evidencing a $60,000,000 revolving credit facility extended by the Lenders to the Borrower.

EXHIBITS

Exhibit A	-	Form of Borrower’s Counsel’s Opinion
Exhibit B	-	Form of Compliance Certificate
Exhibit C	-	Form of Assignment Agreement
Exhibit D	-	Form of Promissory Note
Exhibit E	-	List of Closing Documents

SCHEDULES

Commitment Schedule
Schedule 1	—	Investments
Schedule 2	—	Indebtedness
Schedule 3	—	Liens
Schedule 4	—	Subsidiaries

2. Promissory Notes made by the Borrower in favor of the Lenders pursuant to the Credit Agreement.

B.	CORPORATE DOCUMENTS

3. Certificate of the Secretary or Assistant Secretary of the Borrower certifying (i) its Certificate of Incorporation (certified by the appropriate governmental officer in its jurisdiction of incorporation and attached thereto) as in effect on the date of such certification; (ii) its By-Laws as in effect on the date of such certification, (iii) resolutions of its Board of Directors as in effect on the date of such certification authorizing, among other things, the execution, delivery and performance of the Credit Agreement and each other agreement, document, and instrument delivered in connection therewith to which the Borrower is a party, and (iv) the names and true signatures of the incumbent officers of the Borrower authorized to sign the documents to which it is a party and authorized to request advances under the Credit Agreement.

C.	OPINIONS

4. Opinion letter of counsel to the Borrower: Robert A. Simons, Esq., Assistant General Counsel.

D.	CLOSING CERTIFICATES AND LIEN SEARCH REPORTS

5. Officer’s Certificate of the Borrower certifying that (i) no “Default” or “Unmatured Default” has occurred and is continuing under the Credit Agreement, (ii) the representations and warranties of the Borrower set forth in the Credit Agreement are true and correct, and (iii) that no “Material Adverse Change” under the Credit Agreement has occurred since December 31, 2002.

6. Compliance Certificate.

7. Tax and judgment lien searches naming the Borrower as debtor.

2

COMMITMENT SCHEDULE

LENDER	COMMITMENT	PRO RATA SHARE
LaSalle Bank National Association	$45,000,000	75%
Bankers Trust Company, N.A.	$15,000,000	25%
AGGREGATE COMMITMENT/ AGGREGATE PRO RATA SHARE	$60,000,000	100%

SCHEDULE 1

INVESTMENTS

FFG Consolidated Assets

As of November 30, 2003

Company	Cusip/Loan #	Issuer	Par	Stat BV
FBL Financial	09248U718	Blackrock Provident	1,655,082	1,655,082
FBL Financial	02638JTP9	American General	2,500,000	2,500,000
FBL Financial	1730EKN72	Citigroup	2,500,000	2,500,000
FBL Financial	313588PY5	FNMA	5,000,000	5,000,000
FBL Financial	313588QF5	FNMA	4,999,017	4,999,017
FBL Financial	313588QR9	FNMA	2,498,818	2,498,818
FBL Financial	313588RG2	FNMA	2,497,643	2,497,643
FBL Financial	36965NFN1	General Electric	2,000,000	2,000,000
FBL Financial	N/A	Deutsche Bank DDA	43,897	43,897
FBL Financial	N/A	Bank of America DDA	(1,095,178)	(1,095,178)
FBL Financial	N/A	Chase DDA	196,063	196,063
FBL RE Ventures	N/A	Frank’s Nursery Land	534,000	534,000
FBL RE Ventures	294938105	Equitrust Money Market	182,707	182,707
FBL RE Ventures	736003	Valley Business Center	1,764,000	1,764,000
FBL RE Ventures	736005	Chambers Dist Center	808,574	808,574
FBL RE Ventures	736006	Windfern Dist	2,028,600	2,028,600
Renner	N/A	Undeveloped Land	2,673,352	2,673,352
Renner	N/A	Cash	327	327
Equitrust	N/A	Cash	5,706,312	5,706,312
Equitrust	N/A	Policy Loans	22,133,890	22,133,890
Equitrust	00077B5S8	ABN AMRO MORTGAGE CORP	12,000,000	12,008,786
Equitrust	000780MN3	ABN AMRO MORTGAGE CORP	16,689,252	16,394,155
Equitrust	003669AC2	ABITIBI-CONSOLIDATED INC	3,000,000	2,978,527
Equitrust	008686AA5	AHOLD LEASE USA INC	283,719	283,689
Equitrust	00915XBY6	AIR PRODS	500,000	494,634
Equitrust	009325AE1	AIRCRAFT CERTIFICATE OWNER	4,000,000	3,992,470
Equitrust	01310QCQ6	ALBERTSONS INC	1,000,000	954,752
Equitrust	020039DB6	ALLTEL CORP	1,050,000	1,046,329
Equitrust	025818BU8	AMERICAN EXPRESS CR	441,000	447,558
Equitrust	026609AE7	AMERICAN HOME PRODUCTS	1,000,000	1,014,464
Equitrust	03015#AA1	AMERICAN TAX CR CORP	420,938	418,318
Equitrust	032166AB6	AMSOUTH BANK NA	800,570	831,501
Equitrust	03235MAA0	AMTRAK/PENN STATION	944,800	944,800
Equitrust	038336A@2	APTARGROUP INC	1,000,000	944,049
Equitrust	044540AH5	ASHLAND OIL CO	3,000,000	3,354,823
Equitrust	053564AA8	AVENTURA MALL	1,000,000	989,260
Equitrust	054303AD4	AVON PRODUCTS INC	1,000,000	995,905
Equitrust	055392AB0	BFL FUNDING I LLC	4,820,102	4,820,102
Equitrust	056559AK3	BADGER TOB ASSET SEC CORP Wl	1,000,000	976,775
Equitrust	057723HJ0	BALD KNOB ARK SCH DIST # 001	3,805,000	3,565,742
Equitrust	05946XDJ9	BANC OF AMERICA MORTGAGE SEC	17,000,000	16,180,797
Equitrust	05948KEM7	BANC OF AMERICA ALTERNATIVE	16,000,000	15,054,291
Equitrust	05948XRM5	BANK OF AMERICA MORTGAGE SEC	10,000,000	10,103,371
Equitrust	05948XVS7	MASTR ALTERNATE LOAN TRUST	13,800,000	13,231,824
Equitrust	06050HCY2	BANK OF AMERICA MORTGAGE SEC	5,581,488	5,529,039
Equitrust	06050HNU8	BANK OF AMERICA MORTGAGE SEC	2,000,000	2,020,544
Equitrust	06050HSU3	BANK OF AMERICA MORTGAGE SEC	3,839,003	3,822,582
Equitrust	06050HWC8	BANK OF AMERICA MORTGAGE SEC	11,969,512	11,981,223
Equitrust	06051GAC3	BANC OF AMERICA FUNDING CORP	5,792,480	5,791,357
Equitrust	060716BR7	BANK OF BOSTON	1,000,000	1,000,883
Equitrust	06422@AA3	BANK ONE WEST VA NA-TRUSTEE	469,932	479,977
Equitrust	066050CH6	BANKAMERICA CORP	1,500,000	1,491,477
Equitrust	079857AG3	BELLSOUTH CAP	1,000,000	1,046,829
Equitrust	08172MDH6	BENEFICIAL CORP	1,000,000	1,003,710
Equitrust	087858AA4	BEVERLY FIN CORP	1,500,000	1,516,458
Equitrust	09248U$M3	BLACKROCK PROVIDENT T-FUND	19,811,200	19,811,200
Equitrust	093662AA2	BLOCK FINANCIAL GROUP	1,000,000	998,275

1

FFG Consolidated Assets

As of November 30, 2003

Company	Cusip/Loan #	Issuer	Par	Stat BV
Equitrust	09658#AB8	BD OF TRADE CITY OF CHICAGO	571,429	555,434
Equitrust	10112RAF1	BOSTON PROPERTIES LP	1,000,000	999,155
Equitrust	102183AG5	BOWATER INC	5,000,000	5,540,334
Equitrust	10462@AJ7	WC BRADLEY CO	1,000,000	954,634
Equitrust	109043AB5	BRIGGS & STRATTON	1,000,000	1,009,464
Equitrust	118230AB7	BUCKEYE PARTNERS	5,000,000	4,981,571
Equitrust	12058*AG1	BUNGE NORTH AMERICA	727,273	717,649
Equitrust	121899DH8	BURLINGTON NORTHERN SANTA FE	710,399	687,832
Equitrust	122014AE3	BURLINGTON RESOURCES INC	5,000,000	5,701,803
Equitrust	125509BA6	CIGNA CORPORATION	1,000,000	1,024,449
Equitrust	125567AA5	TYCO CAPITAL CORP	4,076,158	4,149,666
Equitrust	12613YAB5	CNL FUNDING	6,000,000	6,693,684
Equitrust	12626#AC9	CRH AMERICA INC	1,000,000	999,946
Equitrust	126342FM1	CSFBMSC PREFERRED MTG ABC	119,973	119,724
Equitrust	126650AF7	CVS CORP	5,609,156	5,653,483
Equitrust	12669C3D0	COUNTRYWIDE FUNDING	9,000,000	9,027,144
Equitrust	12669CG95	COUNTRYWIDE FUNDING	17,000,000	16,879,996
Equitrust	12669CJD3	COUNTRYWIDE FUNDING	2,625,084	2,602,445
Equitrust	12669CR69	COUNTRYWIDE FUNDING	3,000,000	3,133,755
Equitrust	12669CWQ9	COUNTRYWIDE FUNDING	12,264,513	12,206,350
Equitrust	12669CXP0	COUNTRYWIDE FUNDING	11,608,000	11,509,368
Equitrust	12669CZW3	COUNTRYWIDE FUNDING	14,400,000	14,241,187
Equitrust	12669D2M9	COUNTRYWIDE HOME LOANS	16,000,000	16,071,688
Equitrust	12669DAF5	COUNTRYWIDE HOME LOANS	3,000,000	2,994,717
Equitrust	12669DBG2	COUNTRYWIDE HOME LOANS	16,309,202	16,352,719
Equitrust	12669DSS8	COUNTRYWIDE HOME LOANS	12,000,000	12,052,544
Equitrust	12669E7K6	CITICORP MORTGAGE SECURITIES	15,000,000	14,355,623
Equitrust	12669EC46	COUNTRYWIDE FUNDING	6,400,000	6,421,314
Equitrust	12669EET9	COUNTRYWIDE FUNDING	3,000,000	2,972,718
Equitrust	12669ELK0	COUNTRYWIDE FUNDING	10,000,000	9,962,536
Equitrust	12669EME3	COUNTRYWIDE FUNDING	10,278,170	10,090,324
Equitrust	12669ESA5	COUNTRYWIDE FUNDING	8,533,700	8,533,700
Equitrust	12669EZN9	COUNTRYWIDE FUNDING	10,000,000	9,970,044
Equitrust	12669FHP1	COUNTRYWIDE HOME LOANS	16,036,000	15,189,365
Equitrust	12707PAA3	CABOT CORP	5,000,000	4,971,489
Equitrust	134011AA3	CAMP PENDLETON QUANTICO	5,000,000	5,000,000
Equitrust	137902B#8	CANFOR CORPORATION	500,000	499,740
Equitrust	140281AE6	CAPITAL LEASE FUNDING	5,528,585	5,744,778
Equitrust	14149#AA7	CARDINAL GLASS INDUSTRIES	600,000	597,638
Equitrust	14149YAA6	CARDINAL HEALTH INC.	1,000,000	1,001,112
Equitrust	14178#AE3	CARGILL INC	753,011	773,165
Equitrust	141784AU2	CARGILL INC	1,000,000	1,001,605
Equitrust	144141CF3	CAROLINA POWER & LIGHT	1,500,000	1,499,424
Equitrust	144195AJ3	CAROLINA TELEPHONE & TELEGRAPH	938,000	942,763
Equitrust	14428TBG5	CARPENTER TECHNOLOGY	1,000,000	883,894
Equitrust	146230AD9	CARTER HOLT HARVEY LTD	5,240,000	5,424,508
Equitrust	158525AP0	CHAMPION INTERNATIONAL	500,000	499,918
Equitrust	17273KA*0	CIRCOR INTL INC	600,000	605,817
Equitrust	1729537Z8	CITICORP MORTGAGE SECURITIES	422,759	420,323
Equitrust	172973KK4	CITICORP MORTGAGE SECURITIES	13,000,000	13,013,078
Equitrust	172973RS0	CITICORP MORTGAGE SECURITIES	15,000,000	14,807,703
Equitrust	172973SP5	CITICORP MORTGAGE SECURITIES	9,929,000	9,546,417
Equitrust	173034GU7	CITICORP	1,000,000	1,019,980
Equitrust	178777A*9	CITYPLACE HOLDING CORP	576,837	586,036
Equitrust	186108BK1	CLEVELAND ELECTRIC ILLUM	1,500,000	1,559,136
Equitrust	195869AB8	COLONIAL PIPELINE	1,000,000	1,005,972
Equitrust	19623@AF2	COLONNADE REALTY	627,532	628,944

2

FFG Consolidated Assets

As of November 30, 2003

Company	Cusip/Loan #	Issuer	Par	Stat BV
Equitrust	20034@AA4	SCOMMERCIA LEASING CORP	373,836	375,083
Equitrust	201736AA3	COMMERCIAL MORT LEASE BACK CER	919,754	928,672
Equitrust	201736AH8	COMMERCIAL MORT LEASE BACK CER	1,500,000	1,618,107
Equitrust	202218AF0	COMMERCIAL NET LEASE	3,000,000	2,987,137
Equitrust	203902AE1	COMMUNITY FIRST BANKSHARES INC	500,000	502,541
Equitrust	20763#AL5	CONN NATL BANK	559,882	582,135
Equitrust	20763#FC0	CONN NATL BANK	357,776	357,342
Equitrust	20763#FU0	CONN NATL BANK	330,247	318,696
Equitrust	209759C@6	CONSOLIDATED PAPERS INC	1,000,000	949,387
Equitrust	209937AB7	CONSOLIDATED RAIL CORP	445,761	437,708
Equitrust	210805BY2	CONTINENTAL AIRLINES	650,459	649,576
Equitrust	210805CQ8	CONTINENTAL AIRLINES	260,388	260,388
Equitrust	210805CZ8	CONTINENTAL AIRLINES	1,000,000	1,053,846
Equitrust	224044AM9	COX COMMUNICATIONS	1,000,000	975,378
Equitrust	22540V2V3	CREDIT SUISSE FIRST BOSTON	13,000,000	13,000,000
Equitrust	22540V6G2	CREDIT SUISSE FIRST BOSTON	10,000,000	10,000,000
Equitrust	22540VH54	CREDIT SUISSE FIRST BOSTON	15,000,000	15,000,000
Equitrust	22540VQ21	CREDIT SUISSE FIRST BOSTON	11,000,000	11,000,000
Equitrust	22540VVM1	CREDIT SUISSE FIRST BOSTON	10,000,000	10,007,972
Equitrust	22540VY48	CREDIT SUISSE FIRST BOSTON	8,187,295	8,110,975
Equitrust	22540WER7	CREDIT SUISSE FIRST BOSTON	967,674	974,650
Equitrust	22541N5Q8	CREDIT SUISSE FIRST BOSTON	10,000,000	9,721,084
Equitrust	22541NBK4	CREDIT SUISSE FIRST BOSTON	5,000,000	5,000,000
Equitrust	22541NJV2	CREDIT SUISSE FIRST BOSTON	7,543,616	7,506,179
Equitrust	22541NLE7	CREDIT SUISSE FIRST BOSTON	7,443,000	7,443,000
Equitrust	22541QF56	CREDIT SUISSE FIRST BOSTON	6,000,000	5,715,351
Equitrust	22541QPM8	CREDIT SUISSE FIRST BOSTON	17,876,277	17,712,388
Equitrust	22541QPX4	CREDIT SUISSE FIRST BOSTON	18,350,000	17,323,624
Equitrust	22541QVW9	CREDIT SUISSE FIRST BOSTON	11,000,000	10,805,496
Equitrust	22541QWS7	CREDIT SUISSE FIRST BOSTON	15,760,000	15,506,222
Equitrust	2254W0FR1	CREDIT SUISSE FIRST BOSTON	12,000,000	12,009,972
Equitrust	239753CY0	DAYTON HUDSON CO	1,000,000	1,032,747
Equitrust	244098AA7	DEER PARK REFINING	574,770	562,631
Equitrust	244199AY1	DEERE & CO	1,000,000	1,044,507
Equitrust	247367AN5	DELTA AIR LINES	1,413,989	1,461,562
Equitrust	251510AV5	DEUTSCHE ALT-A SECURITIES INC	11,000,000	10,913,582
Equitrust	25156PAB9	DEUTSCHE TEL FIN	2,000,000	2,021,063
Equitrust	25532LAM9	DIVERSIFIED REIT TRUST	2,000,000	2,011,836
Equitrust	268766BE1	EOP OPERATING LP	1,000,000	1,000,046
Equitrust	26882PAQ5	ERAC USA FINANCE COMPANY	800,000	799,060
Equitrust	277826AC7	EASTVIEW CREDIT CORP	1,000,000	1,002,052
Equitrust	280905AC4	EDPERBRASCAN	300,000	299,997
Equitrust	291701BT6	EMPIRE HOME LOAN OWNER TRUST	151,758	152,193
Equitrust	291701CD0	EMPIRE HOME LOAN OWNER TRUST	294,192	293,748
Equitrust	291701DB3	EMPIRE HOME LOAN OWNER TRUST	234,172	233,358
Equitrust	29250RAD8	ENBRIDGE ENERGY PARTNERS	3,000,000	2,994,934
Equitrust	29292*AC0	ENERGYNORTH NATURAL GAS INC	201,667	205,083
Equitrust	293489AA8	ENOGEX CORP	1,000,000	1,030,549
Equitrust	29364DAF7	ENTERGY ARKANSAS	5,000,000	5,002,144
Equitrust	29364LAK8	ENTERGY GULF STATES	5,000,000	4,975,122
Equitrust	29452PAG1	THE EQUITABLE LIFE ASSURANCE	500,000	503,830
Equitrust	29921FAA9	EVANS WITHYCOMBE	1,000,000	1,003,511
Equitrust	299920439	EVERGREEN INST TREAS MMKT-IV	25,031	25,031
Equitrust	30217VAC1	EXPRESS PIPELINE	1,447,800	1,356,795
Equitrust	302567AA0	FPL ENERGY AMERICAN WIND	1,500,000	1,500,000
Equitrust	302568AA8	FPL ENERGY CAITHNESS FUNDING	437,067	437,067
Equitrust	302668AK4	FURST HOME EQUITY LOAN TRUST	445,528	446,169

3

FFG Consolidated Assets

As of November 30, 2003

Company	Cusip/Loan #	Issuer	Par	Stat BV
Equitrust	30273@AA3	FPL ENERGY	5,000,000	5,000,000
Equitrust	303895AA4	FAIRFAX FUNDING TRUST	2,000,000	1,995,511
Equitrust	305915AC4	FALCONBRIDGE LTD	1,000,000	998,875
Equitrust	305915AD2	FALCONBRIDGE LTD	4,000,000	3,803,293
Equitrust	30604VAB4	FALCON FRANCHISE LOAN TR	1,000,000	1,023,598
Equitrust	31280GVH0	FED HOME LOAN MTG CORP	90,630	90,751
Equitrust	3128GGT29	FED HOME LOAN MTG CORP	130,469	131,789
Equitrust	3128X0CW7	FEDERAL HOME LOAN MTG CORP	200,000,000	26,244,608
Equitrust	3128X0YK9	FEDERAL HOME LOAN MTG CORP	315,000,000	42,319,561
Equitrust	3128X1HA8	FEDERAL HOME LOAN MTG CORP	136,120,000	23,382,529
Equitrust	3128X1HD2	FEDERAL HOME LOAN MTG CORP	125,000,000	21,472,349
Equitrust	312907ER5	FED HOME LOAN MTG CORP	163,655	164,777
Equitrust	312909KB9	FED HOME LOAN MTG CORP	687,702	694,317
Equitrust	312911ER7	FED HOME LOAN MTG CORP	253,067	250,497
Equitrust	312915KD2	FED HOME LOAN MTG CORP	354,522	358,250
Equitrust	312915P54	FED HOME LOAN MTG CORP	372,115	372,865
Equitrust	31294JSP4	FED HOME LOAN MTG CORP	180,397	177,876
Equitrust	31331FAA9	FEDERAL EXPRESS	329,489	337,145
Equitrust	31331FAC5	FEDERAL EXPRESS	289,688	287,797
Equitrust	31335HB77	FED HOME LOAN MTG CORP	102,622	103,748
Equitrust	3133M4JQ7	FEDERAL HOME LOAN BANK	110,000,000	21,691,205
Equitrust	3133MYD95	FEDERAL HOME LOAN BANK	225,000,000	31,487,113
Equitrust	3133T23F5	FED HOME LOAN MTG CORP	629,776	630,550
Equitrust	3133TAZY1	FED HOME LOAN MTG CORP	573,917	582,106
Equitrust	3133THV79	FED HOME LOAN MTG CORP	6,550,000	6,527,744
Equitrust	3133X1FY8	FED HOME LOAN BANK	25,000,000	25,000,000
Equitrust	3133X2DJ1	FEDERAL HOME LOAN BANK	16,000,000	16,000,000
Equitrust	3134A2QP6	FEDERAL HOME LOAN MTG CORP	200,000,000	39,479,923
Equitrust	31358JG96	FEDERAL NATIONAL MTG ASSN	168,618	169,916
Equitrust	31358NJM5	FEDERAL NATIONAL MTG ASSN	312,586	315,273
Equitrust	31358QJF3	FEDERAL NATIONAL MTG ASSN	65,073	65,004
Equitrust	31358UCJ3	FEDERAL NATIONAL MTG ASSN	370,816	371,504
Equitrust	31359BYH4	FEDERAL NATIONAL MTG ASSN	432,428	430,397
Equitrust	31359GFW1	FEDERAL NATIONAL MTG ASSN	939,703	938,845
Equitrust	31359UZQ1	FEDERAL NATIONAL MTG ASSN	932,586	904,800
Equitrust	31374SCW9	FEDERAL NATIONAL MTG ASSN	163,489	161,918
Equitrust	31374WTP7	FEDERAL NATIONAL MTG ASSN	32,562	32,249
Equitrust	31385D4U2	FEDERAL NATIONAL MTG ASSN	122,380	124,477
Equitrust	31392JLN7	FEDERAL NATL MTG ASSN	20,000,000	19,840,918
Equitrust	31393BD69	FEDERAL NATIONAL MTG ASSN	10,000,000	9,892,174
Equitrust	31393CPX5	FEDERAL NATIONAL MTG ASSN	15,000,000	14,809,963
Equitrust	31393PUP7	FED HOME LOAN MTG CORP	16,261,000	16,250,089
Equitrust	31393PXJ8	FED HOME LOAN MTG CORP	2,000,000	1,997,279
Equitrust	31393QWG3	FED HOME LOAN MTG CORP	508,820	505,190
Equitrust	31394JV20	FED HOME LOAN MTG CORP	11,633,103	11,521,233
Equitrust	315405AJ9	FERRO CORP	800,000	792,058
Equitrust	32040#AB7	FIRST FIDELITY BANK NA NJ	730,558	722,960
Equitrust	32051DR61	FIRST HORIZON ASSET SECURITIES	15,000,000	14,313,588
Equitrust	33735@AB7	FIRST UNION DEVELOPMENT CORP	1,000,000	1,000,000
Equitrust	340736W37	FLORIDA HOUSING FIN AGY	485,000	489,198
Equitrust	345397GV9	FORD MOTOR CREDIT COMPANY	500,000	499,919
Equitrust	359694C#1	FULLER HB CO	1,000,000	955,223
Equitrust	361268A@4	G & K SERVICES INC	1,000,000	1,022,257
Equitrust	361849JV5	GMAC COMMERCIAL MORT SEC	364,975	364,495
Equitrust	36185NTR1	GMAC MTG CORP LOAN TRUST	8,925,694	8,892,955
Equitrust	36185NWZ9	GMAC MTG CORP LOAN TRUST	10,389,824	10,155,834
Equitrust	36185NZX1	GMAC MTG CORP LOAN TRUST	15,000,000	14,250,181

4

FFG Consolidated Assets

As of November 30, 2003

Company	Cusip/Loan #	Issuer	Par	Stat BV
Equitrust	36202C4Q3	GOVT NATL MTG ASSN	135,722	137,776
Equitrust	36202C5T6	GOVT NATL MTG ASSN	188,897	188,696
Equitrust	36202DAA9	GOVT NATL MTG ASSN	3,591,624	3,604,748
Equitrust	36202DLF6	GOVT NATL MTG ASSN	244,030	244,775
Equitrust	36202DLV1	GOVT NATL MTG ASSN	1,510,212	1,528,242
Equitrust	36202DT50	GOVT NATL MTG ASSN	174,252	171,535
Equitrust	36202DVM0	GOVT NATL MTG ASSN	3,934,758	3,936,968
Equitrust	36202DX89	GOVT NATL MTG ASSN	427,914	421,242
Equitrust	36202DXT3	GOVT NATL MTG ASSN	1,025,317	1,009,330
Equitrust	36202DY21	GOVT NATL MTG ASSN	24,038,008	23,663,199
Equitrust	36202DZY0	GOVT NATL MTG ASSN	1,187,888	1,169,366
Equitrust	36203D$20	GOVT NATL MTG ASSN	23,000,000	23,060,653
Equitrust	36207KDT4	GOVT NATL MTG ASSN	220,487	220,722
Equitrust	36208VXY6	GOVT NATL MTG ASSN	266,985	267,266
Equitrust	36210PWK6	GOVT NATL MTG ASSN	859,786	853,129
Equitrust	36225BEG9	GOVT NATL MTG ASSN	289,287	284,641
Equitrust	36234*AB8	GTE CORP NORTHWEST INC	270,000	287,747
Equitrust	36866UAC4	GEMSTONE INVESTOR LTD	1,000,000	1,000,000
Equitrust	368774AA3	GENERAL AMERICAN TRANSPORT CO	364,019	360,366
Equitrust	3704248B2	GENERAL MOTORS ACCEPTANCE CORP	500,000	497,404
Equitrust	37311*AA4	GEORGIA ALLTEL TELECOM INC	245,500	249,620
Equitrust	375766AD4	GILLETTE COMPANY	500,000	497,133
Equitrust	378294BR2	GLENDALE AZ MUN PPTY CORP	5,000,000	5,000,000
Equitrust	38142EAR9	GOLDMAN SACHS GROUP LP	1,000,000	1,005,348
Equitrust	38142ECC0	GOLDMAN SACHS GROUP LP	500,000	507,925
Equitrust	38214*CE0	GOOD WILL CO (MEIJER)	132,484	136,436
Equitrust	382388AK2	BF GOODRICH	500,000	486,857
Equitrust	38373S2Y2	GOVT NATL MTG ASSN	2,264,738	2,256,919
Equitrust	38373SWS2	GOVT NATL MTG ASSN	16,045,000	16,040,343
Equitrust	38373YTP9	GOVT NATL MORT ASSN	9,639,842	9,727,173
Equitrust	38374B4M2	GOVT NATL MTG ASSN	10,000,000	9,187,577
Equitrust	38374CQ53	GOVT NATL MTG ASSN	1,000,000	995,019
Equitrust	3837H0NR0	GOVT NATL MTG ASSN	1,000,000	981,621
Equitrust	39063@AC4	GREAT LAKES GAS TRANSMISSION	400,000	414,700
Equitrust	39072KAE6	GREAT LAKES POWER	300,000	299,234
Equitrust	403660AA1	GWF ENERGY LLC	5,000,000	5,000,000
Equitrust	40426WAP6	HRPT PROPERTIES	1,750,000	1,741,307
Equitrust	41051PAD8	HANNA CO	1,000,000	997,700
Equitrust	41168*AA0	HARDEE POWER PARTNERS LTD	628,166	620,465
Equitrust	421915AD1	HEALTH CARE PROPERTY INVEST	1,000,000	972,976
Equitrust	42210*BF4	H.E. BUTT GROCERY COMPANY	2,000,000	2,039,489
Equitrust	428040AY5	HERTZ CORP	1,000,000	993,463
Equitrust	438506AH0	HONEYWELL INC	500,000	527,431
Equitrust	438506AP2	HONEYWELL INC	500,000	515,014
Equitrust	438506AR8	HONEYWELL INC	500,000	511,389
Equitrust	441812FT6	HOUSEHOLD FINANCE CO	1,000,000	1,018,182
Equitrust	44182DJT7	HOUSING SECURITIES INC	54,458	54,448
Equitrust	44881HEY6	HYDRO-QUEBEC	1,000,000	1,012,762
Equitrust	44923NAA9	IBP FINANCE CO	1,000,000	986,472
Equitrust	44943QAB6	IDS FINANCIAL CORP	1,750,000	1,752,022
Equitrust	449909AJ9	ICI WILMINGTON	1,000,000	990,710
Equitrust	45138LAJ2	IDAHO POWER CO	2,000,000	1,943,471
Equitrust	452143DN7	ILLINOIS SPORTS FACS AUTH	3,000,000	3,000,000
Equitrust	45254SAE6	IMPAC	194,838	196,621
Equitrust	45254TKX1	IMPAC SECURED ASSETS CORP	15,000,000	14,989,041
Equitrust	45254TLX0	IMPAC SECURED ASSETS CORP	12,250,000	12,231,845
Equitrust	453258AP0	INCO LTD	2,000,000	1,991,094

5

FFG Consolidated Assets

As of November 30, 2003

Company	Cusip/Loan #	Issuer	Par	Stat BV
Equitrust	455434AX8	INDIANAPOLIS POWER & LIGHT CO	1,000,000	1,032,611
Equitrust	455665AJ8	INDIANTOWN COGENERATION	1,581,301	1,603,028
Equitrust	45660NBV6	RESIDENTIAL FUNDING CORP	15,000,000	14,956,449
Equitrust	45660NDA0	RESIDENTIAL FUNDING CORP	10,000,000	10,048,899
Equitrust	45660NGF6	RESIDENTIAL FUNDING CORP	6,703,000	6,696,223
Equitrust	45660NUF0	RESIDENTIAL FUNDING CORP	10,000,000	8,924,170
Equitrust	460146AS2	INTERNATIONAL PAPER COMPANY	3,000,000	3,069,113
Equitrust	462416AM0	IOWA ELEC LIGHT & POWER	1,000,000	964,045
Equitrust	46246LKT6	IOWA FIN AUTH SNGL FMLY	395,000	395,000
Equitrust	462622B@9	IPSCO INC	642,857	630,658
Equitrust	46626AAA2	JP MORGAN H&Q	965,708	965,708
Equitrust	477122AR6	JET EQUIPMENT TRUST	389,514	97,379
Equitrust	484168AA7	KANEB PIPE LINE	2,000,000	2,000,000
Equitrust	491674AR8	KENTUCKY UTILITIES	500,000	513,249
Equitrust	493918CU8	KIDDER PEABODY ACCEPTNC CORP I	110,995	109,903
Equitrust	494550AA4	KINDER MORGAN ENERGY PARTNERS	1,000,000	965,383
Equitrust	50181QAA6	LCOR ALEXANDRIA LLC	1,000,000	997,610
Equitrust	501900AC8	LS POWER FUNDING	876,200	863,593
Equitrust	503687LN3	LA MIRADA CA REDEV AGY	3,000,000	3,002,877
Equitrust	505862AD4	LAFARGE CORP	900,000	854,504
Equitrust	512533AB6	LAKEWOOD MALL FINANCE CO	750,000	752,540
Equitrust	512533AC4	LAKEWOOD MALL FINANCE CO	250,000	250,956
Equitrust	525177AU5	LEHMAN FHA TITLE I LOAN TRUST	91,258	93,037
Equitrust	526026AA7	LEND LEASE (U.S.) FINANCE	500,000	500,000
Equitrust	532491AC1	LILLY INDUSTRIES INC	1,000,000	1,013,989
Equitrust	539830AJ8	LOCKHEED MARTIN CORP	1,000,000	1,032,998
Equitrust	54013*AA0	LOCOMOTIVE MGMT SVCS	264,706	275,800
Equitrust	552078AV9	LYONDELL CHEMICAL CO	1,000,000	1,000,000
Equitrust	55265KEU9	MASTR ASSET SECURITIZATION TR	9,335,701	9,307,116
Equitrust	55265KJB6	MASTR ASSET SECURITIZATION TR	2,265,418	2,252,403
Equitrust	55265KMQ9	MASTR ASSET SECURITIZATION TR	6,336,071	6,323,917
Equitrust	55265KNZ8	MASTR ASSET SECURITIZATION TR	7,000,000	7,007,036
Equitrust	55265KSM2	MASTR ASSET SECURITIZATION TR	3,000,000	2,981,940
Equitrust	55265KT82	MASTR ASSET SECURITIZATION TR	4,000,000	3,850,419
Equitrust	55265KT90	MASTR ASSET SECURITIZATION TR	6,415,000	6,096,670
Equitrust	55265KTR0	MASTR ASSET SECURITIZATION TR	3,707,000	3,646,394
Equitrust	55265KZE2	MASTR ASSET SECURITIZATION TR	11,265,293	11,258,331
Equitrust	564759MJ4	MANUFACTURER & TRADERS BANK	1,000,000	1,035,143
Equitrust	569794AA8	MARION MERREL DOW	143,510	146,685
Equitrust	574599AN6	MASCO CORP	500,000	479,306
Equitrust	57636@AA8	MASTERCARD INTERNATIONAL INC	1,000,000	956,894
Equitrust	576434AD6	MASTR ALTERNATE LOAN TRUST	10,827,000	10,763,196
Equitrust	576434BQ6	MASTR ALTERNATE LOAN TRUST	12,000,000	11,953,438
Equitrust	576434DZ4	MASTR ALTERNATE LOAN TRUST	10,690,000	.10,680,876
Equitrust	576434GH1	MASTR ALTERNATE LOAN TRUST	14,729,000	14,264,756
Equitrust	576434HA5	MASTR ALTERNATE LOAN TRUST	14,522,195	14,442,966
Equitrust	58017QAG6	BOEING CAPITAL SVCS CORP	500,000	509,414
Equitrust	581557AT2	MCKESSON CORP	1,000,000	940,742
Equitrust	58528#BV8	MEIJER INC	146,619	144,044
Equitrust	58528#BW6	MEIJER INC	143,466	140,946
Equitrust	585907AL2	MELLON BANK	1,000,000	1,038,614
Equitrust	589497AA4	MEREY SWEENY L.P.	500,000	509,789
Equitrust	58983*DY2	MERIDIAN TRUST CO-POLARIS	689,672	714,633
Equitrust	589929LA4	MERRILL LYNCH MORTGAGE INVESTR	1,000,000	1,008,067
Equitrust	589929ME5	MERRILL LYNCH MORTGAGE INVESTR	399,794	404,531
Equitrust	590188EZ7	MERRILL LYNCH	1,000,000	977,865
Equitrust	592646HU0	METROPOLITAN WASHINGTON DC	3,130,000	3,130,000

6

FFG Consolidated Assets

As of November 30, 2003

Company	Cusip/Loan #	Issuer	Par	Stat BV
Equitrust	59446AAF2	MICHIGAN CONSOLIDATED GAS CO	500,000	505,729
Equitrust	59469C3G6	MICHIGAN STRATEGIC FUND	6,965,000	6,965,000
Equitrust	59549WAA1	MID-STATE TRUST XI	1,418,274	1,418,232
Equitrust	59549WAB9	MID-STATE TRUST	3,782,062	3,781,982
Equitrust	59562HAJ7	MIDAMERICAN FUNDING LLC	4,000,000	4,726,822
Equitrust	596680B#4	MIDDLESEX WATER CO	1,000,000	940,349
Equitrust	617446AZ2	MORGAN STANLEY DEAN WITTER	1,500,000	1,513,544
Equitrust	61745MJE4	MORGAN STANLEY CAPITAL I	665,872	662,596
Equitrust	61910DBW1	MORTGAGE CAPITAL FUNDING INC	1,388,440	1,449,085
Equitrust	62621DAA8	MUNICIPAL CORRECTIONS FINANCE	1,390,578	1,390,578
Equitrust	637432CU7	NATIONAL RURAL UTILITIES	2,000,000	1,993,030
Equitrust	63861QAT5	NATIONWIDE HEALTH PROPERTIES	1,500,000	1,422,722
Equitrust	64038#AB4	NELSON INDUSTRIAL STEAM CO	500,000	506,095
Equitrust	64127*AC8	NEVADA BELL	600,000	601,692
Equitrust	64408#AB6	NEW ENGLAND HYDRO FIN CO	240,000	244,871
Equitrust	645916TV9	NEW JERSEY ECONOMIC DEV AUTH	5,000,000	5,031,944
Equitrust	65333NAB6	NEXFOR INC	3,000,000	2,996,408
Equitrust	65369@AA4	NICHIMEN AMERICA CAPITAL CORP	789,706	733,625
Equitrust	668074AJ6	NORTHWESTERN CORP	2,000,000	1,670,000
Equitrust	66939#AF0	NORWEST BANK MINNESOTA TRUSTEE	885,954	907,723
Equitrust	670346AA3	NUCOR CORP	1,000,000	936,529
Equitrust	677502A*7	OHIO SAVINGS FINANCIAL CORP	1,000,000	951,389
Equitrust	677519UM0	OHIO ST TAXABLE-DEV ASST	5,300,000	5,300,000
Equitrust	677519WT3	OHIO ST TAXABLE-DEV ASST	3,500,000	3,500,000
Equitrust	679574AD5	OLD DOMINION ELECTRIC	800,000	810,103
Equitrust	679574AH6	OLD DOMINION ELECTRIC	4,000,000	4,000,000
Equitrust	69334WAH4	PHH CORP	3,000,000	3,000,000
Equitrust	694032AR4	PACIFIC BELL	1,000,000	1,000,300
Equitrust	696429A*0	PALL CORP	2,000,000	2,019,484
Equitrust	708792SS6	PENNSYLVANIA HOUSING FIN AGY	140,000	140,409
Equitrust	709051BU9	PENNSYLVANIA POWER & LIGHT	500,000	498,424
Equitrust	71644EAB8	PETRO CANADA	1,500,000	1,730,734
Equitrust	717265AH5	PHELPS DODGE CORP	1,000,000	997,651
Equitrust	71884BEN3	PHOENIX AZ CIVIC IMPT CORP	1,355,000	1,337,534
Equitrust	723686AA9	PIONEER HI-BRED INTERNATIONAL	800,000	764,496
Equitrust	73651HBL4	PORTLAND GENERAL ELECTRIC CO	1,000,000	1,015,617
Equitrust	73664#AA8	PORTLAND NATURAL GAS	989,636	989,636
Equitrust	737628AC1	POTLATCH CORP	2,000,000	2,374,339
Equitrust	73943*AK3	PQ CORP	571,429	573,211
Equitrust	74041#AA0	PREFCO XLP	1,108,508	1,209,018
Equitrust	74144RAB8	PRICE DEVELOPMENT COMPANY	500,000	502,842
Equitrust	74151#AD0	PRICE WATERHOUSE COOPERS LLP	1,000,000	1,001,699
Equitrust	746946AA0	QLD-WACC LLC	2,067,279	2,168,524
Equitrust	748196AA0	QUEBECOR PRINTING CAPITAL CORP	1,000,000	959,340
Equitrust	7481F1AB2	QUEBECOR WORLD	4,000,000	3,970,155
Equitrust	74955DAA9	RGS (AEGCO) FUNDING CO	1,499,022	1,704,629
Equitrust	74965@AA4	RLC INDUSTRIES COMPANY	1,000,000	998,815
Equitrust	750755AA8	RAILCAR TRUST	54,025	54,211
Equitrust	756109AF1	REALTY INCOME	5,000,000	4,975,425
Equitrust	756202AA5	CALPOINT REC STR TR 2001	178,882	178,903
Equitrust	75884RAC7	REGENCY CENTERS LP	500,000	499,678
Equitrust	75913Q886	REGIONS TREASURY MONEY MARKET	22,825	22,825
Equitrust	759351AA7	REINSURANCE GROUP OF AMERICA	900,000	905,680
Equitrust	75953GAC7	RELIANT ENERGY	1,500,000	1,474,433
Equitrust	76110GVL2	RESIDENTIAL FUNDING CORP	15,000,000	14,738,731
Equitrust	76111JQ49	RESIDENTIAL FUNDING MTG SEC	14,800,000	14,708,067
Equitrust	76111JU36	RESIDENTIAL FUNDING MTG SEC	3,000,000	2,954,782

7

FFG Consolidated Assets

As of November 30, 2003

Company	Cusip/Loan #	Issuer	Par	Stat BV
Equitrust	76111JXE9	RESIDENTIAL FUNDING MTG SEC	17,000,000	17,100,008
Equitrust	76111JYZ1	RESIDENTIAL FUNDING MTG SEC	17,000,000	17,095,003
Equitrust	76111XBV4	RESIDENTIAL FUNDING MORT SEC	14,500,000	13,848,948
Equitrust	761695AA3	REYNOLDS & REYNOLDS CO	1,000,000	1,013,882
Equitrust	768901MH0	RIVERSIDE CNTY CA CRFS PARTN	2,000,000	2,000,000
Equitrust	77216*AA6	ROCKHILL ASSOCIATES	284,101	282,072
Equitrust	772739AC2	ROCK-TENN COMPANY	1,000,000	1,003,019
Equitrust	773903AA7	ROCKWELL INTERNATIONAL	1,000,000	971,511
Equitrust	77509NAD5	ROGERS CABLE INC	1,000,000	998,094
Equitrust	779273AF8	ROUSE COMPANY	3,000,000	2,996,519
Equitrust	779915A@6	ROYAL GROUP TECHNOLOGIES LTD	1,000,000	994,223
Equitrust	78412DAH2	SEMCO ENERGY INC	1,500,000	1,500,000
Equitrust	784375AD9	SKF AB	1,000,000	971,802
Equitrust	786091AD0	SACRAMENTO CNTY CA PENSION	9,000,000	6,653,401
Equitrust	786429AK6	SAFECO CORP	1,000,000	967,963
Equitrust	786514AR0	SAFEWAY INC	1,000,000	1,015,796
Equitrust	789549AA0	ST GEORGE FUNDING COMPANY	1,500,000	1,435,122
Equitrust	79286LCG5	ST PAUL COS INC	500,000	500,342
Equitrust	79286LDG4	ST PAUL COS INC	1,000,000	1,012,805
Equitrust	79548GAU1	SALOMON SMITH BARNEY	4,000,000	3,854,040
Equitrust	79548KX29	SALOMON BROTHERS MTG SECS	423,084	424,584
Equitrust	808194A@3	A SCHULMAN INC	1,000,000	982,346
Equitrust	808626AF2	SCIENCE APPLICATIONS INT	5,000,000	4,932,221
Equitrust	81238XBZ3	SEARS ROEBUCK & CO	1,000,000	1,130,690
Equitrust	81413TAU1	SECURITY CAPITAL GROUP	350,000	350,000
Equitrust	814141AC1	SECURITY CAPITAL PACIFIC	500,000	507,942
Equitrust	81441PBD2	SECURITY NATIONAL MORTGAGE	3,000,000	2,995,949
Equitrust	81487*AS1	SEC PAC EQUIP LEASING INC	245,165	255,303
Equitrust	816391AC0	SELKIRK COGEN FUNDING	516,983	527,579
Equitrust	81775#AB5	SES GLOBAL-AMERICAS HOLDINGS	5,000,000	5,000,000
Equitrust	82048@AV2	SHAWMUT BANK CONN NA-TRUSTEE	571,681	604,343
Equitrust	82567DAB0	SHURGARD STORAGE CENTERS INC	1,000,000	1,001,370
Equitrust	82567DAC8	SHURGARD STORAGE CENTERS INC	1,000,000	999,685
Equitrust	828783AQ3	SIMON DEBARTOLO GROUP INC	500,000	497,285
Equitrust	82894*AR8	J.R. SIMPLOT COMPANY	2,000,000	2,000,000
Equitrust	832110AD2	SMITH INTL	1,000,000	1,003,725
Equitrust	832696A#5	SMUCKER (JM) COMPANY	1,000,000	1,009,975
Equitrust	832696A@7	SMUCKER (JM) COMPANY	1,000,000	957,892
Equitrust	832724AB4	SMURFIT CAPITAL FNDG PLC	5,000,000	4,598,794
Equitrust	83441*AB9	SOLVAY AMERICA INC	800,000	822,939
Equitrust	837004BQ2	SOUTH CAROLINA ELECTRIC & GAS	2,000,000	1,968,376
Equitrust	844741AR9	SOUTHWEST AIRLINES CO	507,147	513,564
Equitrust	844895AS1	SOUTHWEST GAS CORP	1,500,000	1,495,036
Equitrust	847315AA6	SPEARS LEEDS & KELLOGG LP	1,200,000	1,232,057
Equitrust	85519*AA3	STAR VESSEL CO	499,164	501,548
Equitrust	85746*AR1	STATE STREET BANK & TRUST	560,123	543,098
Equitrust	85747KZF4	STATE STREET CORPORATION	10,000,000	9,995,992
Equitrust	85846TAA3	STEINER PROPERTIES LLC	689,556	691,066
Equitrust	86212*AB9	STORAGE TRUST PROPERTIES LP	800,000	789,756
Equitrust	86358RSS7	STRUCTURED ASSET SECURITY CORP	1,343,298	1,332,092
Equitrust	86358RTA5	STRUCTURED ASSET SECURITY CORP	10,000,000	9,770,167
Equitrust	866930AB6	SUNAMERICA INC	6,000,000	7,311,875
Equitrust	86765BAB5	SUNOCO LOGISTICS	1,000,000	994,192
Equitrust	872384AA0	TEPPCO PARTNERS	2,000,000	1,992,312
Equitrust	87244XAA8	TIAA RETAIL COMM MTG TR	1,239,137	1,258,481
Equitrust	87255@AA5	TLI LEASING	522,598	520,167
Equitrust	878742AB1	TECK COMINCO LIMITED	400,000	347,969

8

FFG Consolidated Assets

As of November 30, 2003

Company	Cusip/Loan #	Issuer	Par	Stat BV
Equitrust	879433AT7	TELEPHONE & DATA SYSTEMS INC	500,000	499,617
Equitrust	88033GAY6	TENET HEALTHCARE	1,000,000	979,934
Equitrust	881685BF7	TEXACO CAPITAL	1,000,000	1,028,277
Equitrust	887367AA8	TIMES SQUARE HOTEL TRUST CERTS	1,455,113	1,455,113
Equitrust	893570BR1	TRANSCONTINENTAL GAS PIPELINE	1,000,000	997,859
Equitrust	893939AA6	TRAVELERS PROPERTY CAS CORP	1,000,000	1,010,585
Equitrust	89566EAB4	TRISTATE GENERATION & TRANS	5,000,000	5,000,000
Equitrust	89652PAA6	TRINITY INDUSTRIES	3,000,000	3,000,000
Equitrust	903216AA7	URC HOLDINGS CORP	1,000,000	1,021,324
Equitrust	904000AA4	ULTRAMAR DIAMOND SHAMROCK	4,000,000	4,380,319
Equitrust	906548BM3	UNION ELECTRIC COMPANY	1,000,000	1,005,123
Equitrust	906548BN1	UNION ELECTRIC COMPANY	500,000	498,492
Equitrust	909317AR0	UNITED AIR LINES	2,538,953	2,231,700
Equitrust	91020QAB3	UNITED ENERGY DISTRIBUTION	2,250,000	2,245,703
Equitrust	9128275M0	U S TREASURY	600,000	605,351
Equitrust	9128275S7	U S TREASURY	500,000	519,558
Equitrust	9128276N7	U S TREASURY	250,000	253,978
Equitrust	9128276X5	U S TREASURY	800,000	847,366
Equitrust	912827V82	U S TREASURY	300,000	306,355
Equitrust	913026AQ3	UNITED TEL FLORIDA	1,500,000	1,513,103
Equitrust	913538D#8	UNIVERSAL FOODS CORP	1,000,000	968,538
Equitrust	91802MAA8	UTILITY CONTRACT FUNDING	5,000,000	4,999,126
Equitrust	919138AD9	VALERO ENERGY CORP	1,000,000	1,000,000
Equitrust	92203#AE8	VANGUARD GROUP	1,000,000	990,045
Equitrust	929039AB1	VORDANO FINANCE LLC	1,000,000	1,037,363
Equitrust	929227US3	WASHINGTON MUTUAL MSC MORT	10,574,416	10,548,328
Equitrust	92948#AD0	WELLS FARGO BANK NA	722,241	706,222
Equitrust	9393354T9	WASHINGTON MUTUAL MSC MORT	5,748,438	5,738,920
Equitrust	939335E84	WASHINGTON MUTUAL MSC MORT	4,789,260	4,724,119
Equitrust	939336GZ0	WASHINGTON MUTUAL MSC MORTGAGE	15,000,000	14,842,546
Equitrust	939336MG5	WASHINGTON MUTUAL MSC MORTGAGE	12,000,000	11,850,688
Equitrust	939336TN3	WASHINGTON MUTUAL MSC MORTGAGE	12,000,000	11,893,705
Equitrust	939671AB9	WASHINGTON REIT	500,000	500,458
Equitrust	947074AD2	WEATHERFORD INTERNATIONAL INC	4,000,000	3,828,370
Equitrust	94860*BF8	WEGMANS FOOD MARKETS INC	1,000,000	929,341
Equitrust	94874RAV8	WEINGARTEN REALTY INV TR	1,000,000	967,202
Equitrust	949760AD4	WELLS FARGO MORTGAGE BACKED	9,456,560	9,421,213
Equitrust	94979KAF2	WELLS FARGO MORT BACKED SEC	12,218,120	12,193,882
Equitrust	94979MAB7	WELLS FARGO MORT BACKED SEC	3,000,000	3,010,457
Equitrust	949912AB5	WELLS FARGO ALTERNATIVE LOAN	11,276,000	10,544,629
Equitrust	959421D#2	WESTERN RESERVE TELEPHONE CO	300,000	305,678
Equitrust	969133AG2	WILLAMETTE INDUSTRIES INC	3,000,000	3,685,296
Equitrust	97180*FB9	WILMINGTON TRUST COMPANY	300,222	315,436
Equitrust	97180*FQ6	WILMINGTON TRUST COMPANY	366,355	183,177
Equitrust	97180*KW7	WILMINGTON TRUST COMPANY	119,278	122,227
Equitrust	97180*YT9	WILMINGTON TRUST COMPANY	168,887	168,626
Equitrust	97180*YU6	WILMINGTON TRUST COMPANY	295,871	295,413
Equitrust	97180*YV4	WILMINGTON TRUST COMPANY	275,553	275,127
Equitrust	97181#DR1	WILMINGTON TRUST CO	680,348	659,510
Equitrust	979586AA2	WOODLAND FINANCE CORP	1,000,000	1,008,475
Equitrust	981468AA9	WORLD FINANCIAL PROP	1,173,942	1,200,285
Equitrust	98267RAA0	WYANDOTTE CNTY KANSAS CITY KS	2,000,000	2,000,000
Equitrust	98478*AK3	YANKEE GAS SERVICES CO	1,000,000	916,243
Equitrust	G0369@AE6	ANGLIAN WATER SERVICES FIN	1,000,000	1,000,000
Equitrust	G3782#AH0	GLENCORE FINANCE BERMUDA LTD	1,000,000	1,010,097
Equitrust	G7630#AC6	ROLLS-ROYCE PLC	5,000,000	5,000,000
Equitrust	G7734#AC1	SSL INTERNATIONAL PLC	1,000,000	1,006,134

9

FFG Consolidated Assets

As of November 30, 2003

Company	Cusip/Loan #	Issuer	Par	Stat BV
Equitrust	U67634AA0	OGDEN CORPORATION	1,000,000	0
Equitrust	0151001	LA. FITNESS BUILDING	3,516,950	3,516,950
Equitrust	0151003	CHAMBERS DISTRIBUTION CENTER	2,650,000	2,650,000
Equitrust	0151004	HOLCOMB PLACE OFFICE BUILDING	3,191,406	3,191,406
Equitrust	0155101	7-ELEVEN CONVENIENCE STORE	2,045,976	2,045,976
Equitrust	0155827	CHECKER SQUARE SHOPPING CENTER	141,863	138,913
Equitrust	0155828	J.J. TIPPINS RESTAURANT	169,476	166,619
Equitrust	0155845	HOSPITAL FORMS AND SYSTEMS	183,331	179,982
Equitrust	0155901	U.S. POSTAL SERVICE - IA	111,116	109,315
Equitrust	0155914	17815 DAVENPORT ROAD BUILDING	119,197	117,412
Equitrust	0155916	34TH DRIVE BUILDING	597,067	586,084
Equitrust	0155920	SNOW LION APARTMENTS	838,815	818,773
Equitrust	0155926	TOWERWOOD DRIVE BUILDING	322,228	314,408
Equitrust	0155927	SHERWOOD APARTMENTS	170,013	166,006
Equitrust	0155929	2901 RANDOL MILL ROAD BUILDING	576,290	562,266
Equitrust	0155930	1467 LEMAY DRIVE BUILDING	330,787	322,748
Equitrust	0155934	WALGREENS DRUG STORE - PLANO	714,104	695,212
Equitrust	0155935	SHERWIN WILLIAMS STORE	353,064	344,448
Equitrust	0155950	2301 S FRIEBUS AVE BLDG	537,324	524,047
Equitrust	0155951	FRIEBUS BUSINESS CENTER	256,267	249,926
Equitrust	0155952	COLLEGE PARK	893,055	870,957
Equitrust	0155954	HALF PRICE BOOKS WAREHOUSE	497,588	486,238
Equitrust	0155955	6020 CEDAR SPRINGS ROAD BLDG	257,373	251,502
Equitrust	0155957	COCHISE OFFICE PARK	680,160	663,009
Equitrust	0155958	MONTEREY OFFICE PARK	360,085	351,005
Equitrust	0155960	PLAZA SHOPPING CENTER	1,692,890	1,650,828
Equitrust	0155963	AHWATUKEE EXECUTIVE PLAZA	560,639	546,639
Equitrust	0155965	4404-30 SOUTH 108TH ST BLDG	652,156	638,156
Equitrust	0155968	WHEELER BLOCK OFFICE BUILDING	842,662	821,360
Equitrust	0155969	1401 CAPITAL AVENUE BUILDING	439,249	427,674
Equitrust	0155970	1510 RANDOLPH STREET BUILDING	666,545	649,695
Equitrust	0155971	SUN CITY WEST PROF OFF BLDG #2	791,783	770,365
Equitrust	0155975	RURAL BOARDWALK	506,825	493,960
Equitrust	0155976	CASA VIEW SHOPPING CENTER	1,213,750	1,184,491
Equitrust	0155977	SANTA FE DRIVE BUILDING	783,401	763,309
Equitrust	0155978	1300 FORUM WAY WAREHOUSE	598,819	582,810
Equitrust	0400003	20 &25 INTERNATIONAL DR BLDG	3,018,971	3,018,971
Equitrust	0401070	WIMMER MEDICAL OFFICE BUILDING	3,772,367	3,772,367
Equitrust	0401073	ONE CROSSTOWN PLAZA	1,109,353	1,109,353
Equitrust	0401074	DEER CREEK MARKET PLACE	5,479,219	5,479,219
Equitrust	0401078	WESTLAKE SHOPPING CENTER	1,817,142	1,817,142
Equitrust	0401080	BURNHAVEN SHOPPING CENTER	3,118,987	3,118,987
Equitrust	0401081	KAILUA PROFESSIONAL CENTER	3,652,648	3,652,648
Equitrust	0401084	WOODMORE PROFESSIONAL CENTER	1,558,643	1,558,643
Equitrust	0401086	DEA BUILDING - VISTA	3,531,912	3,531,912
Equitrust	0401089	TIME WARNER	2,052,210	2,052,210
Equitrust	0401090	BRIGHTLEAF COMMONS SHP CTR	1,166,547	1,166,547
Equitrust	0401096	LINENS ‘N THINGS	1,774,266	1,774,266
Equitrust	0401202	CREEKSIDE PROPERTIES	899,996	899,996
Equitrust	0401203	SOUTHERN WINE & SPIRITS DIST.	3,230,010	3,230,010
Equitrust	0401204	350 ROYAL PALM WAY	2,852,000	2,852,000
Equitrust	0401205	340 ROYAL PALM WAY	1,708,000	1,708,000
Equitrust	0401301	CYGNET AIRPORT CENTER	1,115,045	1,115,045
Equitrust	0401302	CYGNET AIRPORT CENTER	235,815	235,815
Equitrust	0401303	LA SALLE BANK	1,186,205	1,186,205
Equitrust	0401304	DEERPATH OFFICE BUILDINGS	4,174,896	4,174,896
Equitrust	0401305	HOME DEPOT - ILLINOIS	4,280,000	4,280,000

10

FFG Consolidated Assets

As of November 30, 2003

Company	Cusip/Loan #	Issuer	Par	Stat BV
Equitrust	0401369	CVS-CHICAGO	525,800	525,800
Equitrust	0401372	1251 PLUM GROVE OFFCE BUILDING	1,312,458	1,312,458
Equitrust	0401375	JEL SERT	2,296,081	2,296,081
Equitrust	0401401	HUNTER PLAZA SHOPPING CENTER	1,500,406	1,500,406
Equitrust	0401402	IRVIN AUTOMOTIVE PRODUCTS	2,428,000	2,428,000
Equitrust	0401404	130 KERCHEVAL	2,080,000	2,080,000
Equitrust	0401479	777 ENTERPRISE DRIVE	1,471,846	1,471,846
Equitrust	0401482	MITSUBISHI AUTOMOTIVE ELECTRIC	4,359,439	4,359,439
Equitrust	0401487	PONTIAC PLAZA	789,861	789,861
Equitrust	0401501	MULCAHY INDUSTRIAL PROPERTIES	1,552,018	1,552,018
Equitrust	0401502	AETRIUM OFFICE SHOWROOM	558,805	558,805
Equitrust	0402009	ULTIMATE ELECTRONICS	1,330,000	1,330,000
Equitrust	0403008	BURLINGTON COAT FACTORY	1,624,652	1,624,652
Equitrust	0403009	PREMIER OFFICE COMPLEX	2,510,565	2,510,565
Equitrust	0403010	REECE & NICHOLS - LEAWOOD/MISS	2,324,222	2,324,222
Equitrust	0403015	UNIVERSAL PLAZA SHOPPING CENTE	4,176,817	4,176,817
Equitrust	0404028	ARROW BUSINESS PARK	3,398,906	3,398,906
Equitrust	0405023	1775 ST. JAMES PLACE OFF BLDG	277,222	277,222
Equitrust	0405025	VETERANS ADMINISTRATION OFFICE	3,373,083	3,373,083
Equitrust	0405121	EDWARD D JONES OFFICE BLDG	4,952,007	4,952,007
Equitrust	0405122	PLAZA I AND II	2,826,800	2,826,800
Equitrust	0405123	NAHAN PRINTING	3,569,509	3,569,509
Equitrust	0406007	SONOMA VALLEY CENTER	697,483	697,483
Equitrust	0407006	MEDICIA PHARMACEUTICAL	3,365,400	3,365,400
Equitrust	4010100	DEA - NORTH HIGHLANDS	3,201,231	3,201,231
Equitrust	4010101	NORTHFIELD SHOPPING CENTER	3,784,398	3,784,398
Equitrust	4010102	VA - SUNRISE	4,600,000	4,600,000
Equitrust	4010103	BROOKLYN CORPORATE CENTER	2,672,765	2,672,765
Equitrust	4010104	FEDEX GROUND - CHANTILLY	1,800,000	1,800,000
Equitrust	401088A	GRAMMER INDUSTRIES	1,663,686	1,663,686
Equitrust	401088B	GRAMMER INDUSTRIES	70,294	70,294
Equitrust	401494A	PINELAND STATION SHOPPING CENT	2,974,292	2,974,292
Equitrust	401494B	PINELAND STATION SHOPPING CENT	192,643	192,643
Equitrust	401495A	PINELAND OFFICE BUILDING	634,516	634,516
Equitrust	401495B	PINELAND OFFICE BUILDING	33,905	33,905
Life	N/A	Policy Loans	155,794,957	155,794,957
Life	N/A	Cash	5,249,966	5,249,966
Life	N/A	RE Minnesota Home Office	2,365,317	2,365,317
Life	N/A	RE Utah Home Office	4,577,980	4,577,980
Life	N/A	RE New Mexico Home Office	2,181,676	2,181,676
Life	N/A	RE Arizona Home Office	7,684,343	7,684,343
Life	N/A	RE Madison Investment property	6,525,756	6,525,756
Life	N/A	RE Foreclosed Hprop	1,309,320	1,309,320
Life	N/A	RE Land	50,000	50,000
Life	N/A	Apex Lp	391,952	391,952
Life	N/A	Bountiful Trust LLC	6,930,668	6,930,668
Life	N/A	Hambrecht & Quist Tech Fund	79,722	79,722
Life	N/A	Crescendo Ventures	457,277	457,277
Life	N/A	Sprout Growth LP	43,855	43,855
Life	N/A	Sprout Growth II Lp	557,964	557,964
Life	N/A	Murray Income II	5,000	5,000
Life	N/A	West Lakes Properties LC	11,755,524	11,755,524
Life	N/A	Crown Pacific LP	24,970	24,970
Life	N/A	Krupp Insured Plus	97,365	97,365
Life	N/A	Remodelers Reserve	1,300,000	1,300,000
Life	N/A	Title 1 Loans	521	521
Life	130914AM6	CALIF PETRO TRAN	7,000,000	6,953,787

11

FFG Consolidated Assets

As of November 30, 2003

Company	Cusip/Loan #	Issuer	Par	Stat BV
Life	202795EV8	COMMONWEALTH ED-UNICOM	2,000,000	2,082,021
Life	235863AB3	DANBURY BUILDING TRUST I	5,973,753	5,973,753
Life	262357A*7	DRURY FUNDING CORP	516,399	516,399
Life	283677AU6	EL PASO ELECTRIC CO	8,000,000	8,196,247
Life	29364DAF7	ENTERGY ARKANSAS	3,000,000	3,017,571
Life	29364LAM4	ENTERGY GULF STATES	7,000,000	6,976,993
Life	362335AB7	GTE HAWAIIAN TELEPHONE	3,000,000	3,005,321
Life	455665AJ8	INDIANTOWN COGENERATION	7,115,855	7,453,789
Life	525170AC0	LEHMAN ABS CORP MORTGAGE	2,039,200	1,447,932
Life	525170AF3	LEHMAN ABS CORP MORTGAGE	772,232	713,983
Life	525170AH9	LEHMAN ABS CORP MORTGAGE	2,259,494	2,089,061
Life	525170AK2	LEHMAN ABS CORP MORTGAGE	750,781	694,150
Life	525170AM8	LEHMAN ABS CORP MORTGAGE	471,920	436,323
Life	525170AP1	LEHMAN ABS CORP MORTGAGE	686,429	634,652
Life	525170AR7	LEHMAN ABS CORP MORTGAGE	900,938	832,981
Life	525170AT3	LEHMAN ABS CORP MORTGAGE	357,515	330,548
Life	525170AV8	LEHMAN ABS CORP MORTGAGE	1,001,042	925,534
Life	557497AL8	MADISON GAS & ELECTRIC CO	130,000	134,663
Life	56468#AA1	MANUCO INC OH	6,390,490	6,551,155
Life	606198LD9	MISSOURI PAC RR	6,290,000	6,077,409
Life	679574AD5	OLD DOMINION ELECTRIC	6,500,000	6,582,090
Life	744567DU9	PUBLIC SERVICE ELECT & GAS	2,100,000	2,086,350
Life	816391AD8	SELKIRK COGEN FUNDING	7,500,000	7,500,000
Life	842400DJ9	SOUTHERN CALIFORNIA EDISON	2,000,000	1,979,918
Life	84363*AF2	SOUTHERN PACIFIC PIPE LINES	835,947	835,947
Life	875127AL6	TAMPA ELECTRIC CO	5,500,000	5,571,445
Life	906548BN1	UNION ELECTRIC COMPANY	2,000,000	1,978,310
Life	393505CV2	GREENTREE FINANCIAL CORP	1,558,257	1,557,754
Life	393505DX7	GREENTREE FINANCIAL CORP	6,500,000	6,493,996
Life	59549WAB9	MID-STATE TRUST	5,673,092	5,672,973
Life	674135AV0	OAKWOOD MORTGAGE INVESTORS	9,703,000	9,671,405
Life	674135BD9	OAKWOOD MORTGAGE INVESTORS	4,000,000	3,988,230
Life	126342FM1	CSFBMSC PREFERRED MTG ABC	3,035,315	3,020,304
Life	178779AK0	CITYSCAPE HOME EQUITY LOAN TR	3,444,300	3,427,883
Life	21075WCV5	CONTIMORTGAGE HOME EQUITY	4,776,132	4,781,506
Life	302668AK4	FURST HOME EQUITY LOAN TRUST	5,925,527	5,903,331
Life	3133TA5C2	FED HOME LOAN MTG CORP	4,686,484	4,671,299
Life	3133TAZY1	FED HOME LOAN MTG CORP	4,219,975	4,229,759
Life	59549PAA6	MID-STATE TRUST IV	2,076,944	2,076,773
Life	007773AB0	AEROFREIGHTER FINANCE TRUST	2,865,750	557,033
Life	291701BT6	EMPIRE HOME LOAN OWNER TRUST	4,054,981	4,041,932
Life	291701CD0	EMPIRE HOME LOAN OWNER TRUST	5,232,591	5,213,132
Life	291701DB3	EMPIRE HOME LOAN OWNER TRUST	3,619,026	3,606,436
Life	45254SAE6	IMPAC	4,052,634	4,039,468
Life	525177AU5	LEHMAN FHA TITLE I LOAN TRUST	1,804,358	1,802,160
Life	53184NAL0	LIFE FINANCIAL	4,956,738	4,940,915
Life	69360QAK7	PSB LENDING HOME OWNER LOAN TR	2,096,004	2,099,818
Life	312907DL9	FED HOME LOAN MTG CORP	106,535	106,153
Life	312909CA0	FED HOME LOAN MTG CORP	800,568	793,905
Life	312911GX2	FED HOME LOAN MTG CORP	719,344	718,903
Life	312913R32	FED HOME LOAN MTG CORP	549,799	552,533
Life	3133TKUC2	FED HOME LOAN MTG CORP	6,693,578	6,315,421
Life	31358EAP7	FEDERAL NATIONAL MTG ASSN	213,221	226,253
Life	31358G6J1	FEDERAL NATIONAL MTG ASSN	116,067	112,070
Life	31358R6V0	FEDERAL NATIONAL MTG ASSN	1,930,297	1,943,061
Life	31358TGU7	FEDERAL NATIONAL MTG ASSN	3,726,581	3,741,219
Life	31359B6U6	FEDERAL NATIONAL MTG ASSN	5,000,000	4,981,805

12

FFG Consolidated Assets

As of November 30, 2003

Company	Cusip/Loan #	Issuer	Par	Stat BV
Life	31359KF85	FEDERAL NATIONAL MTG ASSN	4,128,430	4,110,943
Life	31359TNY0	FEDERAL NATIONAL MTG ASSN	4,882,770	4,709,209
Life	31359XGH6	FEDERAL NATIONAL MTG ASSN	7,024,852	6,930,230
Life	31392JLN7	FEDERAL NATL MTG ASSN	15,000,000	14,884,091
Life	31393B4Z5	FEDERAL NATIONAL MTG ASSN	5,000,000	5,000,000
Life	31393B5L5	FEDERAL NATIONAL MTG ASSN	8,817,106	8,807,299
Life	31393BGR0	FEDERAL NATIONAL MTG ASSN	12,982,550	13,003,694
Life	31393PQD9	FED HOME LOAN MTG CORP	9,159,330	9,154,654
Life	31393PXJ8	FED HOME LOAN MTG CORP	16,264,985	16,242,859
Life	31393QWG3	FED HOME LOAN MTG CORP	4,732,027	4,698,270
Life	31393RF88	FED HOME LOAN MTG CORP	14,667,647	14,669,934
Life	361924AJ2	GNMA-BACKED TRUST	92,654	91,426
Life	38373Q3A7	GOVT NATL MTG ASSN	12,713,782	12,708,825
Life	38373S2Y2	GOVT NATL MTG ASSN	18,117,905	18,055,353
Life	38373S3A3	GOVT NATL MTG ASSN	11,400,000	11,428,121
Life	38373VJA9	GOVT NATL MTG ASSN	31,400,000	31,637,615
Life	38374B4M2	GOVT NATL MTG ASSN	11,874,315	10,909,619
Life	38374CQ53	GOVT NATL MTG ASSN	10,832,000	10,778,047
Life	3837H0A86	GOVT NATL MTG ASSN	3,333,502	3,378,156
Life	3837H0SC8	GOVT NATL MTG ASSN	5,582,438	5,526,042
Life	69573RAC6	UBS PAINE WEBBER CMO TRUST	35,843	34,732
Life	820922CR1	SHEARSON LEHMAN CMO INC	58,473	58,245
Life	1022149Z8	BOWATER PULP & PAPER CDA INC	2,100,000	2,196,115
Life	448814EK5	HYDRO-QUEBEC	2,000,000	2,153,811
Life	02341XAB7	AMCORE CAPITAL TRUST	5,000,000	5,000,000
Life	037388AE5	AON CORPORATION	13,000,000	12,532,932
Life	05539CAC6	BFC CAPITAL TRUST I	5,000,000	5,000,000
Life	06605WAC9	BANK OF BOSTON CORP	6,000,000	6,000,000
Life	125563AC0	CIT CAPITAL TRUST I	5,000,000	4,059,649
Life	316779AA5	FIFTH THIRD CAP TRUST I	5,000,000	4,714,850
Life	32050QAC8	FIRST HAWAIIAN BANK	11,000,000	11,110,208
Life	337160AA3	FIRST TENNESSEE CAP I	2,200,000	1,836,535
Life	36867NAA3	GENAMERICA CAPITAL I	5,000,000	4,653,193
Life	40427PAA3	HSBC AMERICA	8,000,000	7,914,893
Life	452691AC2	IMPERIAL CAPITAL TRUST I	5,450,000	5,568,624
Life	493265AC6	KEYCORP INSTIT CAPITAL	2,000,000	1,687,320
Life	553038AA8	MIC FINANCIAL TRUST I	10,000,000	9,866,360
Life	594962AA0	MID AM INC	5,000,000	5,000,000
Life	59560#AC8	MIDAMERICAN DAIRYMEN	4,000,000	4,000,000
Life	789549AA0	ST GEORGE FUNDING COMPANY	9,000,000	8,870,244
Life	86679PAA1	SUN LIFE OF CANADA (US) CAP TR	8,000,000	8,000,000
Life	90329SAC7	US BANCORP	6,000,000	6,000,000
Life	989718AC5	ZION FIRST NATIONAL	10,950,000	10,017,622
Life	989819AA5	ZURICH CAPITAL TRUST	5,000,000	5,000,000
Life	14073MAA2	CAPTIVA CBO 97-1	6,381,520	6,357,226
Life	656517AC3	NORSE CBO	6,052,632	6,052,632
Life	07383FQT8	BEAR STEARNS COMM MTG SEC	9,711,868	9,759,795
Life	124833AP9	CBM FUNDING CORPORATION	4,000,000	4,048,140
Life	124833AQ7	CBM FUNDING CORPORATION	4,000,000	4,048,880
Life	12613YAB5	CNL FUNDING	9,000,000	10,213,790
Life	140281AC0	CAPITAL LEASE FUNDING	4,500,000	4,313,670
Life	161582AE1	CHASE MANHATTAN BANK-1ST UNION	5,000,000	5,174,003
Life	201736AA3	COMMERCIAL MORT LEASE BACK CER	6,438,276	6,500,708
Life	33736LAT2	FIRST UNION-LEHMAN BROS COMMER	5,000,000	5,070,215
Life	345538AB8	FOREST CITY 144A	9,967,000	9,946,414
Life	361849DJ8	GMAC COMMERCIAL MORT SEC	5,000,000	4,965,089
Life	361849EA6	GMAC COMMERCIAL MORT SEC	3,000,000	2,979,256

13

FFG Consolidated Assets

As of November 30, 2003

Company	Cusip/Loan #	Issuer	Par	Stat BV
Life	361849JV5	GMAC COMMERCIAL MORT SEC	2,676,487	2,672,961
Life	36228CCN1	GS MORTGAGE SECURITIES CORP II	3,000,000	3,041,011
Life	36228CDF7	GS MORTGAGE SECURITIES CORP II	2,000,000	1,979,867
Life	589929ME5	MERRILL LYNCH MORTGAGE INVESTR	3,598,146	3,601,037
Life	589929QC5	MERRILL LYNCH MORTGAGE INVESTR	3,000,000	2,999,832
Life	61745MET6	MORGAN STANLEY CAPITAL I	3,000,000	3,018,351
Life	61910DBW1	MORTGAGE CAPITAL FUNDING INC	2,082,659	2,173,627
Life	655355AD7	NOMURA SECURITIES INTL INC	4,900,000	4,861,316
Life	655356BM4	NOMURA SECURITIES INTL INC	2,052,172	2,063,621
Life	778139AA3	ROSEWOOD CARE CNTR FNDG	873,076	873,076
Life	87244XAA8	TIAA RETAIL COMM MTG TR	3,097,843	3,155,880
Life	878742AB1	TECK COMINCO LIMITED	8,350,000	7,291,213
Life	U67634AA0	OGDEN CORPORATION	7,500,000	0
Life	82873@AA8	SIMMONS NANCY J - WAL MART	1,073,513	1,073,513
Life	00077QAC4	ABN AMRO BANK NV (CHICAGO)	5,000,000	4,779,759
Life	00103XAC7	AES IRONWOOD LLC	6,847,339	6,847,339
Life	001920AE7	ARCO CHEMICAL CO	1,000,000	1,000,000
Life	00209TAB1	AT&T BROADBAND	1,984,000	2,201,834
Life	003672AA0	ABITIBI CONSOLIDATED INC	6,000,000	5,981,977
Life	008117AE3	AETNA INC	8,890,000	8,610,065
Life	008686AA5	AHOLD LEASE USA INC	9,646,441	9,645,415
Life	009325AE1	AIRCRAFT CERTIFICATE OWNER	5,000,000	4,990,587
Life	01741RAB8	ALLEGHENY TECHNOLOGIES	5,000,000	4,932,633
Life	01877KAA1	ALLIANCE PIPELINE	5,699,496	5,699,496
Life	01958XAQ0	ALLIED WASTE NORTH AMERICA	1,700,000	1,696,543
Life	020002AC5	ALLSTATE CORP	3,000,000	3,111,075
Life	020039DB6	ALLTEL CORP	5,250,000	5,231,643
Life	02635KAX2	AMERICAN GENERAL FINANCE	3,000,000	3,215,404
Life	026609AC1	AMERICAN HOME PRODUCTS	5,000,000	4,905,106
Life	029712AA4	AMERICAN STANDARD INC	500,000	472,376
Life	044540AH5	ASHLAND OIL CO	5,000,000	5,474,914
Life	050297AA8	AUBURN HILLS TRUST	2,000,000	2,728,632
Life	05379BAC1	AVISTA CORPORATION	4,000,000	3,982,529
Life	059438AB7	BANC ONE CORP	2,000,000	2,284,863
Life	073902AU2	BEAR STEARNS CO INC	3,000,000	3,010,834
Life	084423AD4	BERKLEY (WR) CORP	5,000,000	4,814,533
Life	097023AH8	BOEING COMPANY	5,000,000	5,547,804
Life	09774QA@6	BOMBARDIER CAPITAL INC	7,000,000	7,000,000
Life	10112RAF1	BOSTON PROPERTIES LP	4,000,000	3,996,614
Life	102183AC4	BOWATER INC	1,000,000	984,002
Life	102183AE0	BOWATER INC	700,000	665,972
Life	102183AG5	BOWATER INC	1,000,000	1,014,902
Life	102183AK6	BOWATER INC	5,000,000	4,981,363
Life	102214AB9	BOWATER PULP & PAPER CDA INC	4,527,000	4,566,968
Life	104573AD2	BRADLEY OPERATING LP	1,775,000	1,781,052
Life	117043AF6	BRUNSWICK CORP	5,000,000	4,986,909
Life	122014AE3	BURLINGTON RESOURCES INC	1,000,000	1,018,155
Life	12707PAA3	CABOT CORP	2,000,000	1,988,595
Life	128017AF7	CAITHNESS COSO FUNDING CORP	4,457,919	4,457,919
Life	152312AA2	CENTEX CORP	1,000,000	993,215
Life	152312AF1	CENTEX CORP	4,550,000	4,549,928
Life	158525AS4	CHAMPION INTERNATIONAL	5,000,000	4,898,906
Life	203902AE1	COMMUNITY FIRST BANKSHARES INC	3,500,000	3,500,000
Life	20449CAA8	COMPASS BANK	3,000,000	2,984,974
Life	23281PAC0	CYPRUS MINERALS CO	2,000,000	2,043,082
Life	244199AR6	DEERE & CO	3,000,000	3,157,856
Life	260540AE9	DOW CAPITAL BV	1,842,000	1,890,789

14

FFG Consolidated Assets

As of November 30, 2003

Company	Cusip/Loan #	Issuer	Par	Stat BV
Life	26229*AD2	DRUMMOND COMPANY INC	4,000,000	4,000,000
Life	264399DK9	DUKE ENERGY CORP	6,000,000	4,954,462
Life	26441YAB3	DUKE-WEEKS REALTY	5,000,000	4,984,867
Life	26874QAA8	ENSCO INTERNATIONAL INC	5,000,000	4,965,622
Life	26882PAQ5	ERAC USA FINANCE COMPANY	4,200,000	4,195,066
Life	26884AAE3	ERP OPERATING LP	5,000,000	4,535,878
Life	280905AC4	EDPERBRASCAN	6,700,000	6,699,933
Life	30217VAA5	EXPRESS PIPELINE	4,724,000	4,690,417
Life	30217VAC1	EXPRESS PIPELINE	5,308,600	4,974,916
Life	302508AQ9	FMR CORP	6,000,000	6,074,698
Life	302567AA0	FPL ENERGY AMERICAN WIND	2,500,000	2,500,000
Life	305915AC4	FALCONBRIDGE LTD	2,000,000	1,997,750
Life	305915AD2	FALCONBRIDGE LTD	4,000,000	3,996,262
Life	30768#AB1	FARM BUREAU FIN CO OF IDAHO	400,000	400,000
Life	313747AF4	FEDERAL RLTY INVESTMENT TRUST	1,675,000	1,720,546
Life	315405AJ9	FERRO CORP	3,200,000	3,168,233
Life	318465A*2	FIRST ALBANY COMPANIES INC	5,000,000	4,590,890
Life	31847UAC9	FIRST OF AMERICA	8,000,000	8,000,000
Life	33735@AB7	FIRST UNION DEVELOPMENT CORP	6,000,000	6,000,000
Life	33738MAC5	FIRST UNION NATIONAL BANK	3,000,000	2,827,956
Life	345370BN9	FORD MOTOR CO	5,000,000	4,538,426
Life	361446AC1	GATX CAP CORP	4,100,000	3,926,652
Life	36866UAC4	GEMSTONE INVESTOR LTD	10,000,000	10,000,000
Life	369622CM5	GENERAL ELECTRIC CAPITAL CORP	4,000,000	4,326,280
Life	370442AR6	GENERAL MOTORS CORPORATION	7,000,000	6,657,172
Life	373298BD9	GEORGIA PACIFIC	230,000	238,560
Life	38142EAH1	GOLDMAN SACHS GROUP LP	4,000,000	4,163,647
Life	39072KAA4	GREAT LAKES POWER	6,000,000	5,997,308
Life	39072KAE6	GREAT LAKES POWER	4,000,000	3,989,787
Life	403660AA1	GWF ENERGY LLC	5,000,000	5,000,000
Life	40426WAP6	HRPT PROPERTIES	6,000,000	5,970,196
Life	432848AU3	HILTON HOTELS	6,000,000	5,952,853
Life	44106MAA0	HOSPITALITY PROPERTIES	7,000,000	6,909,502
Life	441812FQ2	HOUSEHOLD FINANCE CO	3,000,000	3,022,564
Life	448096AG2	HUSKY OIL LIMITED	7,000,000	6,984,797
Life	44949RAC6	IES UTILITIES	5,000,000	4,921,939
Life	453144AA5	IMPERIAL TOBACCO	5,000,000	4,990,402
Life	453258AP0	INCO LTD	3,000,000	2,986,642
Life	459745FG5	INTL LEASE FINANCE CORP	3,000,000	2,991,010
Life	460146AS2	INTERNATIONAL PAPER COMPANY	4,000,000	4,092,150
Life	482439AA4	KCT INTERMODAL TRANS CORP	6,331,267	6,277,420
Life	484168AA7	KANEB PIPE LINE	6,000,000	6,000,000
Life	488044AC2	KELLWOOD INC	5,000,000	4,980,748
Life	524909AW8	LEHMAN BROTHERS INC	6,000,000	5,986,451
Life	524909AY4	LEHMAN BROTHERS INC	3,000,000	2,938,290
Life	526026AA7	LEND LEASE (U.S.) FINANCE	6,500,000	6,500,000
Life	527288AH7	LEUCADIA NATIONAL CORP	8,150,000	8,190,084
Life	52736RAF9	LEVI STRAUSS	9,000,000	8,847,683
Life	53117EAD0	LIBERTY PROPERTIES	8,000,000	7,988,713
Life	532449AA3	LILLY DEL MAR	3,000,000	3,000,000
Life	532491AC1	LILLY INDUSTRIES INC	7,000,000	7,097,922
Life	552078AV9	LYONDELL CHEMICAL CO	2,000,000	2,000,000
Life	55262LAA8	MBNA CORP	3,000,000	2,945,268
Life	570362AA1	MARITIME & NE PIPELINE	1,900,000	1,974,822
Life	582834AM9	MEAD CORP	5,000,000	4,675,057
Life	589497AA4	MEREY SWEENY L.P.	9,000,000	9,087,605
Life	590188JN9	MERRILL LYNCH	5,000,000	4,721,009

15

FFG Consolidated Assets

As of November 30, 2003

Company	Cusip/Loan #	Issuer	Par	Stat BV
Life	59562HAJ7	MIDAMERICAN FUNDING LLC	2,210,000	2,611,569
Life	60686GAA7	MMCAPS FUNDING I	7,900,757	7,900,757
Life	617446AS8	MORGAN STANLEY DEAN WITTER	5,000,000	4,974,108
Life	628855AN8	NCNB CORP	2,000,000	2,262,461
Life	62963#AC5	NATURAL RESOURCES PARTNERS LLC	3,000,000	3,000,000
Life	62963$AC5	NATURAL RESOURCES PARTNERS LLC	1,000,000	1,000,000
Life	637432BK0	NATIONAL RURAL UTILITIES	3,000,000	2,949,988
Life	637432CU7	NATIONAL RURAL UTILITIES	3,050,000	3,039,371
Life	638585AN9	NATIONSBANK CORP	3,000,000	3,020,177
Life	650094BL8	NEW YORK TEL CO (NYNEX CORP)	2,000,000	2,205,432
Life	65333NAB6	NEXFOR INC	3,000,000	2,996,408
Life	655422AQ6	NORANDA INC	4,200,000	4,187,703
Life	655422AT0	NORANDA INC	2,000,000	1,996,073
Life	66586GBF3	NORTHERN TRUST CO	3,000,000	3,065,211
Life	668074AJ6	NORTHWESTERN CORP	6,500,000	5,427,500
Life	66977TAC0	NOVA CHEMICALS LTD	3,000,000	2,611,331
Life	677050AB2	OGLETHORPE PR (OPC SCHERER)	1,054,000	1,054,000
Life	677502A*7	OHIO SAVINGS FINANCIAL CORP	8,000,000	7,611,114
Life	690368AB1	OVERSEAS SHIPHOLDING GROUP INC	6,000,000	6,054,351
Life	69334WAH4	PHH CORP	7,000,000	7,000,000
Life	69361LAC5	PSEG ENERGY HOLDINGS	5,000,000	4,956,476
Life	700690AH3	PARK PLACE ENTERTAINMENT	500,000	508,871
Life	707832AH4	PENN TRAFFIC CO	95,060	38,499
Life	708160AH9	PENNEY J.C.& CO.	1,000,000	933,055
Life	709631F@9	PENTAIR INC	2,500,000	2,500,000
Life	709903BB3	PENNZOIL CO	1,000,000	995,525
Life	709903BC1	PENNZOIL CO	1,000,000	998,957
Life	71644EAB8	PETRO CANADA	6,500,000	7,499,848
Life	73179PAB2	POLYONE CORP	1,950,000	1,934,746
Life	73664#AA8	PORTLAND NATURAL GAS	3,958,545	3,958,545
Life	737628AC1	POTLATCH CORP	2,000,000	2,374,339
Life	73932LAA1	POWER RECEIVABLE FINANCE	4,000,000	3,998,824
Life	74144 RAB8	PRICE DEVELOPMENT COMPANY	7,800,000	7,800,000
Life	74251UAC8	PRINCIPAL FINANCIAL GROUP	7,000,000	6,985,274
Life	743674AA1	PROTECTIVE LIFE	2,000,000	2,013,581
Life	7481F1AB2	QUEBECOR WORLD	4,000,000	3,970,155
Life	74955DAA9	RGS (AEGCO) FUNDING CO	5,746,251	6,532,904
Life	756109AF1	REALTY INCOME	5,000,000	4,975,425
Life	756202AA5	CALPOINT REC STR TR 2001	1,073,295	1,073,419
Life	75621LA*5	RECKSON OPERATING PRTSHP	7,000,000	6,791,477
Life	75884RAC7	REGENCY CENTERS LP	6,500,000	6,495,818
Life	75952AAF4	RELIANT ENERGY MID-ATLANTIC	5,256,627	5,256,627
Life	772739AC2	ROCK-TENN COMPANY	7,000,000	7,029,912
Life	77509NAD5	ROGERS CABLE INC	3,000,000	2,994,281
Life	779273AF8	ROUSE COMPANY	7,500,000	7,491,296
Life	78412DAH2	SEMCO ENERGY INC	2,000,000	2,000,000
Life	78442FAX6	SLM CORP	8,000,000	8,000,000
Life	808626AF2	SCIENCE APPLICATIONS INT	2,000,000	1,972,668
Life	814141AC1	SECURITY CAPITAL PACIFIC	7,000,000	6,996,340
Life	81775#AB5	SES GLOBAL-AMERICAS HOLDINGS	4,000,000	4,000,000
Life	828783AQ3	SIMON DEBARTOLO GROUP INC	4,500,000	4,475,568
Life	82894*AR8	J.R. SIMPLOT COMPANY	6,000,000	6,000,000
Life	832724AB4	SMURFIT CAPITAL FNDG PLC	5,530,000	5,112,369
Life	83615TAB5	SOURCE ONE MORTGAGE CORP	1,000,000	997,274
Life	844895AS1	SOUTHWEST GAS CORP	3,500,000	3,488,418
Life	852060AG7	SPRINT CAPITAL CORP	6,000,000	5,109,880
Life	866762AE7	SUN INC	2,000,000	2,086,903

16

FFG Consolidated Assets

As of November 30, 2003

Company	Cusip/Loan #	Issuer	Par	Stat BV
Life	866930AB6	SUNAMERICA INC	3,000,000	3,655,937
Life	86765BAB5	SUNOCO LOGISTICS	6,000,000	5,965,155
Life	870695AA1	SOUTHWESTERN ELECTRIC POWER CO	5,000,000	4,982,023
Life	870836AD5	SWISS BANK CORP NEW YORK	3,000,000	2,903,571
Life	872384AAO	TEPPCO PARTNERS	5,500,000	5,478,857
Life	87425EA*4	TALISMAN ENERGY INC	7,000,000	7,000,000
Life	879433AT7	TELEPHONE & DATA SYSTEMS INC	6,000,000	5,995,399
Life	88033GAY6	TENET HEALTHCARE	4,000,000	3,919,734
Life	882850CM0	TEXAS UTILITIES ELECTRIC	1,730,249	1,746,711
Life	88731EAD2	TIME WARNER INC	3,000,000	2,980,469
Life	891027AF1	TORCHMARK CORP	3,000,000	2,912,488
Life	891027AG9	TORCHMARK CORP	3,000,000	2,921,803
Life	89566EAB4	TRISTATE GENERATION & TRANS	5,000,000	5,000,000
Life	902494AF0	TYSON FOODS INC	6,000,000	5,389,014
Life	902911AC0	UST INC	5,500,000	5,500,028
Life	904000AA4	ULTRAMAR DIAMOND SHAMROCK	1,190,000	1,303,145
Life	904677AE1	UNIFI	8,170,000	8,123,919
Life	905530AH4	UNION CAMP CORP	1,000,000	1,103,598
Life	91020QAB3	UNITED ENERGY DISTRIBUTION	2,250,000	2,245,703
Life	911363AB5	UNITED RENTALS INC	500,000	420,073
Life	91802MAA8	UTILITY CONTRACT FUNDING	5,000,000	4,999,126
Life	919138AD9	VALERO ENERGY CORP	4,000,000	4,000,000
Life	91914CAC1	VALERO LOGISTICS LP	2,000,000	1,994,860
Life	929771AE3	WACHOVIA CORP	4,000,000	4,002,520
Life	939671AB9	WASHINGTON REIT	5,700,000	5,700,000
Life	947690AA1	WEBSTER CAPITAL TRUST II	4,000,000	4,000,000
Life	958468AB6	WESTERN INVT REAL ESTATE TRUST	6,000,000	5,999,510
Life	969133AG2	WILLAMETTE INDUSTRIES INC	5,000,000	6,142,160
Life	973735AY9	WINDSOR PETROLEUM TRANSPORT	10,000,000	9,960,157
Life	981443AC8	WORLD COLOR PRESS	6,000,000	6,096,928
Life	981468AA9	WORLD FINANCIAL PROP	3,913,139	4,000,951
Life	G0369@AE6	ANGLIAN WATER SERVICES FIN	7,000,000	7,000,000
Life	00935T106	AIRCRAFT STATUTORY TRUST	1,500,000	300,000
Life	023654AW6	AMERICA WEST AIRLINES	5,320,428	5,320,428
Life	023771G85	AMERICAN AIRLINES	1,018,000	641,340
Life	023771H5O	AMERICAN AIRLINES	766,000	482,580
Life	023771J66	AMERICAN AIRLINES	374,000	235,620
Life	023771J74	AMERICAN AIRLINES	284,000	178,920
Life	023771Q27	AMERICAN AIRLINES	4,000,000	2,720,000
Life	12189PAG7	BURLINGTON NORTHERN SANTA FE	2,197,338	2,197,338
Life	125567AA5	TYCO CAPITAL CORP	4,483,773	4,564,633
Life	207633*P5	CONN NAT BANK	529,997	529,997
Life	207633*Q3	CONN NAT BANK	529,997	529,997
Life	207633*R1	CONN NAT BANK	529,997	529,997
Life	207633*S9	CONN NAT BANK	524,250	524,250
Life	207633@Q2	CONN NAT BANK	451,300	451,300
Life	207633@R0	CONN NAT BANK	578,636	578,636
Life	210805BD8	CONTINENTAL AIRLINES	6,235,130	6,235,130
Life	247361WP9	DELTA AIR LINES	4,000,000	4,000,000
Life	247367AC9	DELTA AIR LINES	887,685	887,685
Life	247367AJ4	DELTA AIR LINES	2,075,211	2,075,211
Life	31331FAJ0	FEDERAL EXPRESS	3,000,000	2,974,790
Life	33632*EC7	FIRST SECURITY BANK UTAH	133,669	133,669
Life	33632*ED5	FIRST SECURITY BANK UTAH	133,002	133,002
Life	33632*EE3	FIRST SECURITY BANK UTAH	111,910	111,910
Life	33632*EF0	FIRST SECURITY BANK UTAH	111,892	111,892
Life	33632*EG8	FIRST SECURITY BANK UTAH	111,857	111,857

17

FFG Consolidated Assets

As of November 30, 2003

Company	Cusip/Loan #	Issuer	Par	Stat BV
Life	33632*EH6	FIRST SECURITY BANK UTAH	147,683	147,683
Life	33632*EJ2	FIRST SECURITY BANK UTAH	18,380	18,380
Life	33632*EK9	FIRST SECURITY BANK UTAH	16,261	16,261
Life	33632*EL7	FIRST SECURITY BANK UTAH	18,854	18,854
Life	368774AA3	GENERAL AMERICAN TRANSPORT CO	3,640,186	3,787,573
Life	368907AA9	GENERAL AMERICAN TRANSPORT	4,698,758	4,698,758
Life	477122AW5	JET EQUIPMENT TRUST	3,000,000	300,000
Life	892790N*3	TRAILER TRAIN (TTX)	73,333	73,333
Life	892790P#7	TRAILER TRAIN (TTX)	303,989	303,989
Life	892790P*1	TRAILER TRAIN (TTX)	228,753	228,753
Life	89652PAA6	TRINITY INDUSTRIES	7,000,000	7,000,000
Life	90332UAE3	US AIR INC	4,487,183	4,487,183
Life	909283AD5	UNITED AIR LINES	4,000,000	800,000
Life	90928TAA4	UNITED AIR LINES	2,000,000	400,000
Life	911546US6	US AIR INC	258,151	22,993
Life	91154GAB3	US AIR	782,014	83,074
Life	97180*CD8	WILMINGTON TRUST COMPANY	99,860	99,860
Life	97180*CZ9	WILMINGTON TRUST COMPANY	99,912	99,912
Life	97180*DM7	WILMINGTON TRUST COMPANY	99,912	99,912
Life	97180*FQ6	WILMINGTON TRUST COMPANY	366,355	183,177
Life	97180*VJ4	WILMINGTON TRUST COMPANY	99,912	99,912
Life	97180*VK1	WILMINGTON TRUST COMPANY	99,860	99,860
Life	09738*AA8	BOISE CASCADE	549,200	549,200
Life	36232*AB0	GTE CORP	436,899	436,899
Life	57778*AB6	MAY DEPARTMENT STORES CO	2,450,089	2,450,089
Life	3134012N0	FED HOME LOAN MTG CORP	4,652	4,596
Life	313401UL3	FED HOME LOAN MTG CORP	52,560	51,202
Life	313401VS7	FED HOME LOAN MTG CORP	31,768	31,089
Life	313401WB3	FED HOME LOAN MTG CORP	123,096	124,657
Life	313401YE5	FED HOME LOAN MTG CORP	41,001	40,098
Life	313401YH8	FED HOME LOAN MTG CORP	78,751	77,448
Life	31341KCT3	FED HOME LOAN MTG CORP	52,270	53,281
Life	31344LY56	FED HOME LOAN MTG CORP	30,551	30,612
Life	31344MHF1	FED HOME LOAN MTG CORP	3,421	3,429
Life	31360AKH8	FEDERAL NATIONAL MTG ASSN	36,622	36,325
Life	313614TE9	FEDERAL NATIONAL MTG ASSN	86,061	88,758
Life	36202BAH8	GOVT NATL MTG ASSN	36,311	38,494
Life	36202BHT5	GOVT NATL MTG ASSN	174,033	174,710
Life	36202BJ71	GOVT NATL MTG ASSN	27,626	29,418
Life	36202BPE9	GOVT NATL MTG ASSN	694,054	692,157
Life	36202BSS5	GOVT NATL MTG ASSN	321,454	320,576
Life	36202BVD4	GOVT NATL MTG ASSN	610,244	608,579
Life	36202C4P5	GOVT NATL MTG ASSN	2,078,724	2,092,291
Life	36202C4Q3	GOVT NATL MTG ASSN	413,951	420,216
Life	36202C5T6	GOVT NATL MTG ASSN	2,819,284	2,816,283
Life	36202DAA9	GOVT NATL MTG ASSN	2,093,092	2,101,264
Life	36202DC90	GOVT NATL MTG ASSN	377,973	379,740
Life	36202DL82	GOVT NATL MTG ASSN	217,089	217,653
Life	36202DLF6	GOVT NATL MTG ASSN	1,625,241	1,630,202
Life	36202DLV1	GOVT NATL MTG ASSN	1,480,972	1,486,171
Life	36202DMB4	GOVT NATL MTG ASSN	3,634,249	3,646,017
Life	36202DPB1	GOVT NATL MTG ASSN	35,085	35,252
Life	36202DRE3	GOVT NATL MTG ASSN	2,846,550	2,857,657
Life	36202DRU7	GOVT NATL MTG ASSN	14,379,828	14,443,948
Life	36202DTD3	GOVT NATL MTG ASSN	341,495	343,126
Life	36202DTQ4	GOVT NATL MTG ASSN	332,345	333,209
Life	36202DTS0	GOVT NATL MTG ASSN	6,979,502	6,989,211

18

FFG Consolidated Assets

As of November 30, 2003

Company	Cusip/Loan #	Issuer	Par	Stat BV
Life	36202DUU3	GOVT NATL MTG ASSN	872,289	874,422
Life	36202DV24	GOVT NATL MTG ASSN	21,233,827	20,876,019
Life	36202DVM0	GOVT NATL MTG ASSN	31,056,077	31,095,407
Life	36202DWF4	GOVT NATL MTG ASSN	16,966,031	17,063,937
Life	36202DWV9	GOVT NATL MTG ASSN	3,181,145	3,195,195
Life	36202DXC0	GOVT NATL MTG ASSN	16,209,825	16,238,099
Life	36202DXT3	GOVT NATL MTG ASSN	5,643,496	5,658,197
Life	36202DYZ8	GOVT NATL MTG ASSN	249,221	248,794
Life	36202DZX2	GOVT NATL MTG ASSN	27,879,399	27,824,585
Life	362034NQ9	GOVT NATL MTG ASSN	13,751	13,718
Life	36203D$20	GOVT NATL MTG ASSN	25,000,000	25,065,927
Life	3620545K0	GOVT NATL MTG ASSN	68,539	67,781
Life	362054GM4	GOVT NATL MTG ASSN	12,905	12,761
Life	362054NL8	GOVT NATL MTG ASSN	39,350	38,913
Life	362065PD0	GOVT NATL MTG ASSN	10,977	10,945
Life	362069U95	GOVT NATL MTG ASSN	4,872	4,750
Life	362071VN9	GOVT NATL MTG ASSN	35,469	35,643
Life	3620743X2	GOVT NATL MTG ASSN	12,987	13,050
Life	362090SZ6	GOVT NATL MTG ASSN	30,128	30,052
Life	36214ERR8	GOVT NATL MTG ASSN	12,801	13,108
Life	36215JCB7	GOVT NATL MTG ASSN	72,013	77,550
Life	36215NWE0	GOVT NATL MTG ASSN	3,551	3,829
Life	36215WFT6	GOVT NATL MTG ASSN	7,300	7,870
Life	36215XPZ9	GOVT NATL MTG ASSN	40,398	40,286
Life	362160D75	GOVT NATL MTG ASSN	38,084	35,567
Life	362167SX7	GOVT NATL MTG ASSN	25,895	23,888
Life	36216DFJ9	GOVT NATL MTG ASSN	26,878	24,852
Life	36216EU35	GOVT NATL MTG ASSN	940	935
Life	362175HN4	GOVT NATL MTG ASSN	103,029	89,950
Life	3621762E8	GOVT NATL MTG ASSN	192,090	189,759
Life	36217GHQ3	GOVT NATL MTG ASSN	7,854	6,857
Life	36217RRW5	GOVT NATL MTG ASSN	168,360	167,167
Life	36217SBY6	GOVT NATL MTG ASSN	4,331	4,044
Life	36217SJN2	GOVT NATL MTG ASSN	30,580	29,228
Life	36217WCH3	GOVT NATL MTG ASSN	11,025	10,294
Life	36218SYN4	GOVT NATL MTG ASSN	82,669	87,347
Life	36218TS58	GOVT NATL MTG ASSN	11,491	10,576
Life	36218W6L0	GOVT NATL MTG ASSN	18,993	16,584
Life	362192CE4	GOVT NATL MTG ASSN	60,348	60,390
Life	36219GWH4	GOVT NATL MTG ASSN	55,029	58,934
Life	36219X2B3	GOVT NATL MTG ASSN	52,333	51,707
Life	36220BYS6	GOVT NATL MTG ASSN	33,617	35,898
Life	36220E4W4	GOVT NATL MTG ASSN	118,143	121,624
Life	36220RGB8	GOVT NATL MTG ASSN	24,035	23,949
Life	36224PSQ2	GOVT NATL MTG ASSN	75,127	78,505
Life	31331MKU9	FEDERAL FARM CREDIT BANK	1,000,000	1,017,097
Life	31331MNF9	FEDERAL FARM CREDIT BANK	1,000,000	1,002,862
Life	3133X2DJ1	FEDERAL HOME LOAN BANK	16,000,000	16,000,000
Life	31359MMK6	FEDERAL NATIONAL MTG ASSN	10,000,000	10,107,251
Life	31364AJH6	FEDERAL NATIONAL MTG ASSN	1,000,000	1,005,433
Life	317705AA9	FINANCING CORPORATION	2,000,000	2,490,908
Life	317705AC5	FINANCING CORPORATION	1,000,000	1,142,612
Life	317705AD3	FINANCING CORPORATION	1,000,000	1,092,015
Life	317705AE1	FINANCING CORPORATION	1,000,000	1,152,922
Life	317705AM3	FINANCING CORPORATION	2,000,000	2,469,727
Life	317705AP6	FINANCING CORPORATION	2,000,000	2,119,327
Life	50181QAA6	LCOR ALEXANDRIA LLC	11,000,000	10,973,705

19

FFG Consolidated Assets

As of November 30, 2003

Company	Cusip/Loan #	Issuer	Par	Stat BV
Life	863871NB1	STUDENT LOAN MARKETING ASSOC	2,000,000	1,992,459
Life	86387RAU6	STUDENT LOAN MARKETING ASSOC	1,000,000	1,005,000
Life	86387RGT3	STUDENT LOAN MARKETING ASSOC	2,000,000	1,968,302
Life	002063P#6	AMERICAN TELEPHONE & TELEGRAPH	1,000,000	1,002,783
Life	04420QAH9	ASHLAND INC	3,000,000	3,075,130
Life	202218AF0	COMMERCIAL NET LEASE	7,000,000	6,969,987
Life	345402YD7	FORD MOTOR CREDIT	7,000,000	7,000,000
Life	42217JAK5	HEALTH CARE PROPERTY INVEST	5,000,000	5,000,000
Life	49326GAJ7	KEYCORP	1,500,000	1,486,588
Life	50185KAF4	LG&E CAPITAL CO	6,500,000	6,668,594
Life	58017QAG6	BOEING CAPITAL SVCS CORP	8,000,000	8,150,626
Life	58501UAG0	MEDITRUST	4,500,000	4,465,656
Life	63861QBQ0	NATIONWIDE HEALTH PROPERTIES	7,000,000	7,000,000
Life	669936AA4	NOVA CHEMICAL CORPORATION	5,000,000	4,995,878
Life	73763HAR7	POTLATCH CORP	5,000,000	4,874,917
Life	74740FDS2	QUAKER OATS CO	1,000,000	1,031,332
Life	79548GAU1	SALOMON SMITH BARNEY	1,000,000	963,510
Life	81238XBZ3	SEARS ROEBUCK & CO	1,000,000	1,130,690
Life	81413TAU1	SECURITY CAPITAL GROUP	6,650,000	6,650,000
Life	81413WAA8	SECURITY CAPITAL INDUSTRIES	3,000,000	3,000,000
Life	83080P9Z8	SKY FINANCIAL	5,000,000	4,763,252
Life	84349CAG2	SOUTHERN NEW ENGLAND TEL	2,000,000	1,851,489
Life	91345HAN5	UNIVERSAL CORP	6,550,000	6,550,000
Life	650162AT7	NEW ZEALAND GOVT	2,000,000	2,088,395
Life	002920AC0	ABBEY NATIONAL PLC	5,000,000	5,277,904
Life	02765*AA9	AMER MUN PWR-OHIO PROJ 1 REV	1,051,235	1,051,235
Life	02765*AC5	AMER MUN PWR-OHIO PROJ 1 REV	101,485	101,485
Life	03235MAA0	AMTRAK/PENN STATION	6,613,600	6,613,600
Life	048693AC9	ATLANTIC METHANOL CAPITAL CO	7,000,000	6,999,119
Life	055392AB0	BFL FUNDING I LLC	4,820,102	4,820,102
Life	126650AF7	CVS CORP	5,609,156	5,609,156
Life	12673GAA3	CA FM LEASE TRUST	6,069,706	6,069,706
Life	178777A*9	CITYPLACE HOLDING CORP	4,037,858	4,037,858
Life	205887AB8	CONAGRA FOODS INC	1,000,000	1,002,173
Life	207633*Y6	CONN NAT BANK	27,974	27,974
Life	207633@C3	CONN NAT BANK	15,852	15,852
Life	207633@D1	CONN NAT BANK	16	16
Life	207633@E9	CONN NAT BANK	16	16
Life	207633@F6	CONN NAT BANK	25,989	25,989
Life	207633@G4	CONN NAT BANK	11,414	11,414
Life	207633@N9	CONN NAT BANK	508,163	509,049
Life	220027AG1	CORPORATE PROPRTY INVESTORS	6,000,000	5,983,528
Life	269077AB9	ESI TRACTEBEL	1,128,000	1,128,000
Life	302568AA8	FPL ENERGY CAITHNESS FUNDING	6,556,000	6,556,000
Life	32485*AD9	FIRST NATIONAL BANK-COMMERCE	4,128,882	4,128,882
Life	33903*CS6	FLEET NATL BANK-U HAUL LEASING	2,412,557	2,403,104
Life	37045GAB9	GENERAL MOTORS	1,011,083	1,011,083
Life	40423QAF4	HMH PROPERTIES	500,000	481,927
Life	44440*AA4	HUGHES AIRCRAFT	451,136	451,136
Life	44440*AB2	HUGHES AIRCRAFT	217,795	217,795
Life	44440*AC0	HUGHES AIRCRAFT	988,446	988,446
Life	44440*AD8	HUGHES AIRCRAFT	215,447	215,447
Life	452479AB4	IMEXSA EXPORT TRUST NO 96-1	555,425	357,084
Life	46626AAA2	JP MORGAN H&Q	10,139,938	10,139,938
Life	47607TAA2	JENKINS-EMPIRE ASSOCIATES	2,592,285	2,596,102
Life	494492AA9	KINCAID GENERATION	4,112,688	4,112,688
Life	52465#AN5	LEGG-MASON LEASE BACK	7,371,751	7,366,761

20

FFG Consolidated Assets

As of November 30, 2003

Company	Cusip/Loan #	Issuer	Par	Stat BV
Life	58983*CC1	MERIDIAN TRUST CO-POLARIS	616,397	616,397
Life	64038#AA6	NELSON INDUSTRIAL STEAM CO	1,030,493	1,030,493
Life	693300AT2	PDVSA FINANCE LTD	7,000,000	6,716,619
Life	69379@AA4	PEPCO HOLDINGS INC	6,000,000	6,000,000
Life	72146#AC4	PILKINGTON HOLDINGS	5,000,000	5,000,000
Life	729237A@6	PLUM CREEK TIMBER CO	6,000,000	6,000,000
Life	74042#AA9	PREFCO IX LTD PTNRSHP SEC NT	3,395,961	3,453,017
Life	746946AA0	QLD-WACC LLC	15,504,594	16,263,929
Life	74955*AB6	RGS FUNDING CORP	1,993,269	1,993,269
Life	74955@AB4	RGS FUNDING CORP	1,993,269	1,993,269
Life	781777AB3	RUSH & ERIE ASSOCIATES	4,240,000	4,240,000
Life	802898AA4	SANTISTA EXPORT SEC I	2,687,697	2,685,243
Life	824911AB7	SHOPKO STORES	1,000,000	680,000
Life	832389AC4	SMITH’S FOOD & DRUG CENTERS	6,000,000	5,999,082
Life	867651AA9	SUNPORT PROPERTY COMPANY	5,648,583	5,682,064
Life	88031JAB2	TENASKA GEORGIA PARTNERS	6,000,000	6,000,000
Life	887367AA8	TIMES SQUARE HOTEL TRUST CERTS	7,275,567	7,275,567
Life	890544AA7	TOPAZ 1997-1	4,293,033	4,293,033
Life	928958AA5	WATERFORD 3 NUCLEAR PWR PLANT	3,198,376	3,198,376
Life	97180*SX7	WILMINGTON TRUST COMPANY	6,283,207	6,283,207
Life	97180*XZ6	WILMINGTON TRUST COMPANY	118,647	118,647
Life	97180*YA0	WILMINGTON TRUST COMPANY	245,570	245,570
Life	97180*YB8	WILMINGTON TRUST COMPANY	457,507	457,507
Life	97180*YC6	WILMINGTON TRUST COMPANY	302,600	302,600
Life	544565AA2	LOS ANGELES CA	1,734,677	1,799,905
Life	437410AB9	HOMER CITY FUND	8,000,000	8,000,000
Life	50045#AA6	KOMATSU FINANCE AMERICA, INC.	8,000,000	8,000,000
Life	729237A*8	PLUM CREEK TIMBER CO	1,722,727	1,722,727
Life	88031RAA6	TENASKA ALABAMA	7,000,000	7,018,621
Life	88948@AH1	TOLL ROAD INVESTORS PTRNSHP II	1,178,257	471,303
Life	88948@AJ7	TOLL ROAD INVESTORS PTRNSHP II	688,744	34,437
Life	226602AA8	CRIIMI MAE FINANCIAL CORP	3,784,874	3,764,002
Life	31497PKM0	FHA 223(F) PROJ LN	4,983,475	5,015,172
Life	36206BDS7	GOVT NATL MTG ASSN	1,572,628	1,636,906
Life	36206GHK9	GOVT NATL MTG ASSN	4,126,781	4,157,914
Life	36206Y2N0	GOVT NATL MTG ASSN	2,868,385	2,915,281
Life	36207FJU6	GOVT NATL MTG ASSN	6,951,110	7,104,007
Life	36208HV60	GOVT NATL MTG ASSN	10,022,284	10,137,265
Life	36209JZW4	GOVT NATL MTG ASSN	17,212,472	17,132,839
Life	36209VDW1	GOVT NATL MTG ASSN	12,283,104	12,230,711
Life	36210DZQ7	GOVT NATL MTG ASSN	14,767,125	14,857,574
Life	45455CDS4	INDIAN WELLS CA REDEV AGY	3,700,000	3,701,143
Life	59469C3G6	MICHIGAN STRATEGIC FUND	6,575,000	6,575,000
Life	60374YCV7	MINNEAPOLIS MN	6,000,000	5,825,949
Life	786091AD0	SACRAMENTO CNTY CA PENSION	3,500,000	2,608,234
Life	895130L75	TRENTON NJ SCH DIST	4,000,000	4,002,873
Life	0410815U0	ARKANSAS STATE DEV FIN AUTH	2,110,000	2,110,000
Life	34O736W37	FLORIDA HOUSING FIN AGY	3,865,000	3,872,744
Life	60535MQE2	MISSISSIPPI HOME CORP	3,337,569	3,337,569
Life	6769014J7	OHIO HSG FIN AGY MTG REV	7,370,000	7,447,387
Life	708792RG3	PENNSYLVANIA HOUSING FIN AGY	360,000	360,000
Life	708792SS6	PENNSYLVANIA HOUSING FIN AGY	1,780,000	1,780,378
Life	02913LEV3	AMERICAN PUBLIC ENERGY AGENCY	5,696,649	5,696,649
Life	043175AB4	ARUBA AIRPORT AUTH NV AIRPORT	4,193,000	4,183,264
Life	378294BR2	GLENDALE AZ MUN PPTY CORP	5,000,000	5,000,000
Life	45188R2L2	ILLINOIS DEV FIN AUTH REV	3,000,000	2,962,481
Life	485427RS9	KANSAS ST DEV FIN AUTH REV	1,000,000	1,000,839

21

FFG Consolidated Assets

As of November 30, 2003

Company	Cusip/Loan #	Issuer	Par	Stat BV
Life	62621DAA8	MUNICIPAL CORRECTIONS FINANCE	6,952,888	6,952,888
Life	64468TZN0	NEW HAMPSHIRE ST HSG FIN AUTH	2,959,000	2,983,177
Life	88880PAA2	TOBACCO SETTLEMENT FING CORP	2,563,742	2,563,639
Life	98267RAA0	WYANDOTTE CNTY KANSAS CITY KS	2,070,000	2,070,000
Life	005482G81	ADAMS & ARAPAHOE COUNTIES CO	2,875,000	2,980,015
Life	1610344W0	CHARLOTTE NORTH CAROLINA	4,305,000	4,338,129
Life	545896YX4	LOUDOUN CNTY VA	2,000,000	1,974,926
Life	590485QZ4	MESA ARIZONA	1,900,000	1,879,912
Life	056559AK3	BADGER TOB ASSET SEC CORP Wl	4,950,000	4,835,034
Life	60636PHM5	MISSOURI ST ENVIRNMENTAL IMPT	2,000,000	2,138,391
Life	912810CG1	U S TREASURY	2,000,000	2,005,629
Life	912810CK2	U S TREASURY	1,000,000	1,000,000
Life	912810CP1	U S TREASURY	2,000,000	2,035,601
Life	912810CV8	U S TREASURY	2,000,000	2,296,765
Life	912810DB1	U S TREASURY	1,000,000	1,082,241
Life	912810DF2	U S TREASURY	2,000,000	2,325,541
Life	912810DN5	U S TREASURY	1,000,000	1,182,310
Life	912810DS4	U S TREASURY	1,000,000	1,223,570
Life	912810DW5	U S TREASURY	2,000,000	2,306,387
Life	912810DX3	U S TREASURY	2,000,000	1,919,916
Life	912810DY1	U S TREASURY	2,000,000	2,604,469
Life	912810ED6	U S TREASURY	2,000,000	2,528,418
Life	912810EE4	U S TREASURY	1,000,000	1,308,754
Life	912810EH7	U S TREASURY	1,000,000	1,249,211
Life	9128275F5	U S TREASURY	1,200,000	1,213,396
Life	9128276N7	U S TREASURY	500,000	507,976
Life	9128276X5	U S TREASURY	2,500,000	2,661,341
Life	912827P89	U S TREASURY	100,000	100,185
Life	912827W81	U S TREASURY	500,000	506,928
Life	00077B5S8	ABN AMRO MORTGAGE CORP	14,700,000	14,710,763
Life	000780AH9	ABN AMRO MORTGAGE CORP	15,527,000	15,625,965
Life	000780MN3	ABN AMRO MORTGAGE CORP	3,447,748	3,386,785
Life	026711CW9	AMERICAN HOUSING TRUST	162,790	161,739
Life	05946XDJ9	BANC OF AMERICA MORTGAGE SEC	10,000,000	9,518,116
Life	05948KEM7	BANC OF AMERICA ALTERNATIVE	7,298,000	6,866,638
Life	05948PAQ1	BANK OF AMERICA MORTGAGE SEC	16,200,000	16,029,074
Life	05948XCU3	BANK OF AMERICA MORTGAGE SEC	17,000,000	16,843,637
Life	05948XLL3	BANK OF AMERICA MORTGAGE SEC	20,100,000	20,711,204
Life	05948XRM5	BANK OF AMERICA MORTGAGE SEC	8,946,000	9,038,476
Life	05948XVS7	MASTR ALTERNATE LOAN TRUST	15,381,000	14,747,730
Life	06050HCY2	BANK OF AMERICA MORTGAGE SEC	3,481,360	3,454,754
Life	06050HNU8	BANK OF AMERICA MORTGAGE SEC	13,290,000	13,426,514
Life	06050HSU3	BANK OF AMERICA MORTGAGE SEC	3,349,671	3,335,344
Life	06050HWC8	BANK OF AMERICA MORTGAGE SEC	13,326,057	13,339,095
Life	06051GAC3	BANC OF AMERICA FUNDING CORP	5,627,702	5,626,608
Life	12669C3D0	COUNTRYWIDE FUNDING	9,487,074	9,515,687
Life	12669CG95	COUNTRYWIDE FUNDING	18,545,000	18,414,089
Life	12669CJD3	COUNTRYWIDE FUNDING	583,644	578,610
Life	12669CR69	COUNTRYWIDE FUNDING	5,000,000	5,222,925
Life	12669CR93	COUNTRYWIDE FUNDING	9,884,000	10,254,034
Life	12669CZW3	COUNTRYWIDE FUNDING	16,354,000	16,173,637
Life	12669D2M9	COUNTRYWIDE HOME LOANS	17,272,000	17,349,387
Life	12669DAF5	COUNTRYWIDE HOME LOANS	17,058,000	17,029,505
Life	12669DBG2	COUNTRYWIDE HOME LOANS	20,000,000	20,053,365
Life	12669DSS8	COUNTRYWIDE HOME LOANS	14,635,000	14,699,082
Life	12669EET9	COUNTRYWIDE FUNDING	17,000,000	16,845,400
Life	12669ELK0	COUNTRYWIDE FUNDING	17,663,000	17,596,827

22

FFG Consolidated Assets

As of November 30, 2003

Company	Cusip/Loan #	Issuer	Par	Stat BV
Life	12669EMA1	COUNTRYWIDE FUNDING	10,528,015	10,527,718
Life	12669ESA5	COUNTRYWIDE FUNDING	14,507,289	14,507,289
Life	12669EZN9	COUNTRYWIDE FUNDING	15,000,000	14,955,066
Life	12669FHN6	COUNTRYWIDE HOME LOANS	17,710,000	17,065,640
Life	172973KK4	CITICORP MORTGAGE SECURITIES	15,200,000	15,215,291
Life	172973RS0	CITICORP MORTGAGE SECURITIES	14,497,000	14,311,152
Life	22540V2V3	CREDIT SUISSE FIRST BOSTON	13,156,420	13,156,420
Life	22540V6G2	CREDIT SUISSE FIRST BOSTON	5,000,000	5,000,000
Life	22540VH54	CREDIT SUISSE FIRST BOSTON	14,419,400	14,419,400
Life	22540VQ21	CREDIT SUISSE FIRST BOSTON	11,425,364	11,425,364
Life	22540VVM1	CREDIT SUISSE FIRST BOSTON	7,131,500	7,137,185
Life	22540VY48	CREDIT SUISSE FIRST BOSTON	2,334,225	2,312,466
Life	22540WER7	CREDIT SUISSE FIRST BOSTON	3,065,378	3,087,475
Life	22541N5Q8	CREDIT SUISSE FIRST BOSTON	16,056,000	15,608,172
Life	22541NBK4	CREDIT SUISSE FIRST BOSTON	5,000,000	5,000,000
Life	22541NJV2	CREDIT SUISSE FIRST BOSTON	7,543,616	7,506,179
Life	22541NK24	CREDIT SUISSE FIRST BOSTON	15,000,000	15,083,137
Life	22541NLE7	CREDIT SUISSE FIRST BOSTON	10,000,000	10,000,000
Life	22541QF56	CREDIT SUISSE FIRST BOSTON	20,000,000	19,051,171
Life	22541QPM8	CREDIT SUISSE FIRST BOSTON	13,247,215	13,125,765
Life	22541QVW9	CREDIT SUISSE FIRST BOSTON	10,150,000	9,970,526
Life	2254W0CG8	CREDIT SUISSE FIRST BOSTON	20,000,000	19,970,801
Life	2254W0FR1	CREDIT SUISSE FIRST BOSTON	16,000,000	16,013,296
Life	23321P5F1	DLJ MORTGAGE	4,958,066	4,975,747
Life	23321PBD9	DLJ MORTGAGE ACCEPTANCE CORP	92,967	92,441
Life	251510AV5	DEUTSCHE ALT-A SECURITIES INC	13,054,000	12,951,445
Life	251510CF8	DEUTSCHE ALT-A SECURITIES INC	11,035,000	11,030,607
Life	32051DR61	FIRST HORIZON ASSET SECURITIES	12,350,000	11,784,854
Life	36185NTR1	GMAC MTG CORP LOAN TRUST	9,907,521	9,871,180
Life	45254TKX1	IMPAC SECURED ASSETS CORP	9,244,000	9,237,246
Life	45254TLX0	IMPAC SECURED ASSETS CORP	5,500,000	5,491,849
Life	45660NBV6	RESIDENTIAL FUNDING CORP	18,000,000	17,947,739
Life	45660NDA0	RESIDENTIAL FUNDING CORP	6,000,000	6,029,339
Life	45660NGF6	RESIDENTIAL FUNDING CORP	6,000,000	5,993,934
Life	45660NSD8	RESIDENTIAL FUNDING CORP	6,343,000	6,343,000
Life	49390RAE5	KIDDER PEABODY MORTGAGE ASSETS	51,084	51,103
Life	55265KJB6	MASTR ASSET SECURITIZATION TR	2,990,769	2,973,587
Life	55265KNZ8	MASTR ASSET SECURITIZATION TR	15,000,000	15,015,077
Life	55265KSM2	MASTR ASSET SECURITIZATION TR	16,200,000	16,102,475
Life	55265KZE2	MASTR ASSET SECURITIZATION TR	15,035,411	15,026,119
Life	576434BQ6	MASTR ALTERNATE LOAN TRUST	15,000,000	14,941,798
Life	576434HA5	MASTR ALTERNATE LOAN TRUST	10,578,505	10,520,792
Life	576434HN7	MASTR ALTERNATE LOAN TRUST	7,182,000	7,143,770
Life	743948AE1	PRUDENTIAL HOME MORTGAGE SECS	1,297,709	1,290,736
Life	74434TNC7	PRUDENTIAL HOME MORTGAGE CORP	2,581,186	2,566,424
Life	74434TRA7	PRUDENTIAL HOME MORTGAGE CORP	71,428	70,497
Life	74434UCB8	PRUDENTIAL HOME SECURITIES	352,133	346,415
Life	760944T81	RESIDENTIAL FUNDING CORP	823,482	812,672
Life	760944TR9	RESIDENTIAL FUNDING CORP	509,746	509,746
Life	76110FEB5	RESIDENTIAL FUNDING CORP	360,427	359,923
Life	76110GVL2	RESIDENTIAL FUNDING CORP	9,000,000	8,843,239
Life	76111JF58	RESIDENTIAL FUNDING MORT SEC	13,785,000	13,755,106
Life	76111JQ49	RESIDENTIAL FUNDING MTG SEC	14,000,000	13,913,036
Life	76111JU36	RESIDENTIAL FUNDING MTG SEC	14,715,282	14,493,486
Life	76111JYZ1	RESIDENTIAL FUNDING MTG SEC	15,225,000	15,310,083
Life	81441PBD2	SECURITY NATIONAL MORTGAGE	3,000,000	2,995,949
Life	929227US3	WASHINGTON MUTUAL MSC MORT	10,300,186	10,274,775

23

FFG Consolidated Assets

As of November 30, 2003

Company	Cusip/Loan #	Issuer	Par	Stat BV
Life	9393354T9	WASHINGTON MUTUAL MSC MORT	5,748,438	5,738,920
Life	939336GZ0	WASHINGTON MUTUAL MSC MORTGAGE	20,000,000	19,790,062
Life	939336LG6	WASHINGTON MUTUAL MSC MORTGAGE	15,573,000	15,577,642
Life	939336MG5	WASHINGTON MUTUAL MSC MORTGAGE	15,000,000	14,813,360
Life	939336TN3	WASHINGTON MUTUAL MSC MORTGAGE	17,000,000	16,849,416
Life	949760AD4	WELLS FARGO MORTGAGE BACKED	14,184,841	14,131,819
Life	94979KAF2	WELLS FARGO MORT BACKED SEC	14,097,831	14,069,863
Life	94979MAB7	WELLS FARGO MORT BACKED SEC	14,000,000	14,048,801
Life	02567L203	AMERICAN EQUITY CAPITAL TRUST	75,000	2,250,000
Life	08584#129	BERTHEL FISHER & CO FIN SVCS	697	50,024
Life	0858423*1	BERTHEL FISHER & COMPANY	3,487,500	2,596,278
Life	085845204	BERTHEL FISHER LEASING COMPANY	15,625	0
Life	19075Q201	COBANK	60,000	3,000,000
Life	20450X209	COMPASS LOAN HOLDINGS	6,400	5,431,392
Life	22541A$99	CREDIT SUISSE FIRST BOSTON	70,000	6,979,910
Life	30766*101	FARM BUREAU FIN OF ID	4,500	433,250
Life	336163209	FIRST REP PFD CAP CORP	5,000	5,000,000
Life	461070872	INTERSTATE P&L CO	148,000	3,700,000
Life	53223G203	LIGHTHOUSE COMMUNICATIONS INC	500,000	250,000
Life	648053700	NEW PLAN EXCEL REALTY TRUST	133,000	6,650,000
Life	723526208	PINTO TOTTA INTERNATL FINANCE	8,000	8,000,000
Life	833606AA4	SOCGEN REAL ESTATE	70,000	7,000,000
Life	876851205	TAYLOR CAPITAL GROUP INC	80,000	2,000,000
Life	638539AG1	NATIONAL WESTMINSTER BANK	5,000,000	4,920,721
Life	848929AB1	SPINTAB AB	5,000,000	4,733,387
Life	00435*105	ACCESSLINE TECHNOLOGIES, INC	3,020	1,034
Life	025322$99	AMERICAN EQUITY INVESTMENT	1,779,885	7,268,337
Life	025676$01	AMERICAN EQUITY INVESTMENT	0	2,489,704
Life	025676107	AMERICAN EQUITY INVESTMENT	2,907,615	11,873,537
Life	085842102	BERTHEL FISHER & COMPANY	5,813,030	845,477
Life	0858452*5	BERTHEL FISHER LEASING COMPANY	7,500	0
Life	200334100	COMDISCO HOLDING CO	12	0
Life	31340#100	FEDERAL HOME LOAN BANK	71,307	7,130,700
Life	48553#106	KANSAS VENTURE CAPITAL INC	5,000	62,800
Life	745310102	PUGET ENERGY INC	21,900	503,687
Life	95759$A02	WESTERN AGRICULTURAL INS CO	1	2,369
Life	95759$B02	WESTERN AGRICULTURAL INS CO	2,500	5,921,700
Life	294937404	EQUITRUST SERIES FUND, INC	75,129	718,711
Life	294937800	EQUITRUST SERIES FUND, INC	94,967	1,000,000
Life	294937883	EQUITRUST SERIES FUND, INC	95,057	1,000,000
Life	294939301	EQUITRUST VAR INSURANCE SERIES	19,006	162,085
Life	024936874	AMERICAN CENTURY VISTA FUND	87,515	750,000
Life	294937206	EQUITRUST SERIES FUND, INC	1,910,602	1,910,602
Life	294937867	EQUITRUST SERIES FUND, INC	500,000	500,000
Life	294939509	EQUITRUST VAR INSURANCE SERIES	1,766,286	1,766,286
Life	3184653#6	FIRST ALBANY COMPANIES INC	200,000	440,369
Life	313396QP1	FED HOME LOAN MTG CORP	5,000,000	4,997,852
Life	313396SA2	FED HOME LOAN MTG CORP	10,000,000	9,985,206
Life	313588PZ2	FEDERAL NATIONAL MTG ASSN	10,000,000	9,999,721
Life	313588RG2	FEDERAL NATIONAL MTG ASSN	15,000,000	14,985,856
Life	313588RM9	FEDERAL NATIONAL MTG ASSN	10,000,000	9,989,310
Life	0263X5VN3	AMERICAN GENERAL FINANCE CORP	5,000,000	5,000,000
Life	1667NDJV4	CHEVRONTEXACO CORP	10,000,000	10,000,000
Life	1730EKH95	CITIGROUP CP	10,000,000	10,000,000
Life	1730EKN72	CITIGROUP CP	10,000,000	10,000,000
Life	1730EKQ53	CITIGROUP CP	10,000,000	10,000,000
Life	36965MK64	GENERAL ELECTRIC CAPITAL CORP	10,000,000	10,000,000

24

FFG Consolidated Assets

As of November 30, 2003

Company	Cusip/Loan #	Issuer	Par	Stat BV
Life	9497F4SF2	WELLS FARGO CORPORATION	5,000,000	5,000,000
Life	0924 8U718	BLACKROCK PROVIDENT T-FUND	28,145,590	28,145,590
Life	0380380	LEA COUNTY FARM & LIVESTOCK	13,045	13,045
Life	0380470	WASHINGTON COUNTY F.B. OFFICE	5,831	5,831
Life	0381001	PLATTE COUNTY FARM BUREAU	24,325	24,325
Life	0381004	JEFFERSON CO. FARM BUREAU OFF.	34,070	34,070
Life	0381006	BERNALILLO CO FARM & LIVESTOCK	146,559	146,559
Life	0381008	MADISON COUNTY FARM BUREAU	5,637	5,637
Life	0381009	CASSIA-MINIDOKA CO FARM BUREAU	211,316	211,316
Life	0381013	BONNER COUNTY FARM BUREAU OFF	106,398	106,398
Life	0381014	POWER COUNTY FARM BUREAU OFF.	101,583	101,583
Life	0381015	FREMONT COUNTY F.B. OFFICE	51,578	51,578
Life	0381016	TWIN FALLS COUNTY F.B. OFFICE	173,949	173,949
Life	0381080	OFFICE BUILDING	27,106	27,106
Life	0381106	CENTENNIAL BLVD OFFICE/WHSE	199,348	199,348
Life	0381147	OFFICE BUILDING	295,582	295,582
Life	0381198	COMMERCIAL STORAGE BUILDING	82,388	82,388
Life	0381237	BLOCKBUSTER VIDEO STORE	53,321	53,321
Life	0381238	BLOCKBUSTER VIDEO STORE	53,321	53,321
Life	0381254	ORACLE VILLAGE/SAN FRAN. SQUAR	718,080	718,080
Life	0381273	EXECUTIVE TOWER OFFICE BLDG.	274,359	274,359
Life	0400001	HOMEBASE STORE #10	1,443,705	1,443,705
Life	0400002	CAPITAL CENTER 68 OFFICE BULDI	3,240,120	3,240,120
Life	0400003	20 &25 INTERNATIONAL DR BLDG	4,528,456	4,528,456
Life	0400039	TENCO TRACTOR FACILITY	1,483,108	1,483,108
Life	0400044	EDFUND OFFICE BUILDING	4,249,006	4,249,006
Life	0400045	AMERICAN CENTER BUILDINGS	1,442,014	1,442,014
Life	0400046	SMYTH VOLVO	575,110	575,110
Life	0401002	RITE AID DRUG STORE - NJ	681,745	681,745
Life	0401006	CENTURY BANK BUILDING	601,300	601,300
Life	0401007	BROADWEST SURGICAL CENTER	3,018,337	3,018,337
Life	0401008	MC DONALD’S RESTAURANT	1,296,579	1,296,579
Life	0401018	BIG BEAR SUPERMARKET - OHIO	1,528,648	1,528,648
Life	0401020	CLAY COUNTY FARM BUREAU	51,096	51,096
Life	0401021	NATWEST BANK BUILDING	531,572	531,572
Life	0401024	9240 NORTH MERIDIAN OFF. BLDG.	1,491,749	1,491,749
Life	0401028	KROGER GROCERY STORE - SC	889,379	889,379
Life	0401031	WALGREENS DRUG STORE - SPRINGFLD	794,211	794,211
Life	0401032	WALGREENS DRUG STORE - DALLAS	1,420,133	1,420,133
Life	0401033	50 MONROE PLACE	7,417,783	7,417,783
Life	0401035	RITE AID DRUG STORE - Ml	1,305,110	1,305,110
Life	0401036	ECKERD DRUG STORE - FL #0046R	1,065,159	1,065,159
Life	0401037	ECKERD DRUG STORE - NC #2698	1,118,717	1,118,717
Life	0401042	WALGREENS DRUG STORE - NM	1,528,827	1,528,827
Life	0401043	WALGREENS DRUG STORE - SAN ANT	1,986,018	1,986,018
Life	0401047	WALGREENS DRUG STORE - LUBBOCK	1,872,169	1,872,169
Life	0401048	VISIONAIRE PRODUCTION FACILITY	682,426	682,426
Life	0401049	WALGREENS DRUG STORE - LAWTON	2,146,576	2,146,576
Life	0401050	PINK PLAZA	3,232,766	3,232,766
Life	0401051	OHIO SAVINGS BANK	1,574,752	1,574,752
Life	0401052	6400 OFFICE SQUARE BUILDING	814,542	814,542
Life	0401053	BANK ONE OFFICE BUILDING	4,599,704	4,599,704
Life	0401057	DEA WAREHOUSE	1,947,397	1,947,397
Life	0401058	BINGHAM COUNTY FARM BUREAU OFF	78,052	78,052
Life	0401059	KOOTENAI-SHOSHONE CNTY FB OFF	149,347	149,347
Life	0401061	BONNEVILLE COUNTY FB OFFICE	283,065	283,065
Life	0401063	FOUR POINTS SHERATON	7,750,000	4,250,000

25

FFG Consolidated Assets

As of November 30, 2003

Company	Cusip/Loan #	Issuer	Par	Stat BV
Life	0401065	PAYETTE COUNTY FARM BUREAU OFF	163,518	163,518
Life	0401066	ADA COUNTY FARM BUREAU OFFICE	237,646	237,646
Life	0401067	CVS DRUG STORE - INDIANA	1,966,394	1,966,394
Life	0401070	WIMMER MEDICAL OFFICE BUILDING	3,772,367	3,772,367
Life	0401073	ONE CROSSTOWN PLAZA	1,664,030	1,664,030
Life	0401074	DEER CREEK MARKET PLACE	8,218,829	8,218,829
Life	0401078	WESTLAKE SHOPPING CENTER	2,725,713	2,725,713
Life	0401080	BURNHAVEN SHOPPING CENTER	4,678,480	4,678,480
Life	0401081	KAILUA PROFESSIONAL CENTER	3,652,648	3,652,648
Life	0401083	ARIZONA HOME OFFICE	1,690,557	1,690,557
Life	0401084	WOODMORE PROFESSIONAL CENTER	2,337,965	2,337,965
Life	0401086	DEA BUILDING - VISTA	14,127,649	14,127,649
Life	0401089	TIME WARNER	3,078,315	3,078,315
Life	0401090	BRIGHTLEAF COMMONS SHP CTR	1,749,821	1,749,821
Life	0401096	LINENS ‘N THINGS	1,182,844	1,182,844
Life	0401201	POTTERY BARN	3,091,438	3,091,438
Life	0401202	CREEKSIDE PROPERTIES	1,349,995	1,349,995
Life	0401203	SOUTHERN WINE & SPIRITS DIST.	3,230,010	3,230,010
Life	0401204	350 ROYAL PALM WAY	4,278,000	4,278,000
Life	0401205	340 ROYAL PALM WAY	2,562,000	2,562,000
Life	0401241	GOODING’S PLAZA	5,129,697	5,129,697
Life	0401254	LIVE OAK CENTER	1,911,978	1,911,978
Life	0401301	CYGNET AIRPORT CENTER	1,672,568	1,672,568
Life	0401302	CYGNET AIRPORT CENTER	353,722	353,722
Life	0401303	LA SALLE BANK	1,779,308	1,779,308
Life	0401304	DEERPATH OFFICE BUILDINGS	6,262,345	6,262,345
Life	0401305	HOME DEPOT - ILLINOIS	6,420,000	6,420,000
Life	0401369	CVS-CHICAGO	2,979,531	2,979,531
Life	0401372	1251 PLUM GROVE OFFCE BUILDING	1,312,458	1,312,458
Life	0401375	JEL SERT	3,444,121	3,444,121
Life	0401401	HUNTER PLAZA SHOPPING CENTER	2,250,608	2,250,608
Life	0401402	IRVIN AUTOMOTIVE PRODUCTS	3,642,000	3,642,000
Life	0401404	130 KERCHEVAL	3,120,000	3,120,000
Life	0401479	777 ENTERPRISE DRIVE	2,207,770	2,207,770
Life	0401482	MITSUBISHI AUTOMOTIVE ELECTRIC	6,539,159	6,539,159
Life	0401487	PONTIAC PLAZA	1,184,792	1,184,792
Life	0401501	MULCAHY INDUSTRIAL PROPERTIES	2,328,027	2,328,027
Life	0401502	AETRIUM OFFICE SHOWROOM	838,208	838,208
Life	0402002	KING SOOPER SHOPPING CENTER	3,391,822	3,391,822
Life	0402003	U.S. POSTAL SERVICE - LA	1,763,724	1,763,724
Life	0402009	ULTIMATE ELECTRONICS	1,995,000	1,995,000
Life	0403007	WALGREENS DRUG STORE - IL	1,690,343	1,690,343
Life	0403008	BURLINGTON COAT FACTORY	1,624,652	1,624,652
Life	0403009	PREMIER OFFICE COMPLEX	5,857,986	5,857,986
Life	0403010	REECE & NICHOLS - LEAWOOD/MISS	3,486,333	3,486,333
Life	0403015	UNIVERSAL PLAZA SHOPPING CENTE	6,265,225	6,265,225
Life	0404003	CIRCLE CENTER WEST	1,850,012	1,850,012
Life	0404005	ONTARIO AIRPORT BUSINESS PARK	2,015,375	2,015,375
Life	0404006	FOUR SEASONS OFFICE BUILDING	2,890,091	2,890,091
Life	0404021	SAN BERNARDINO COUNTY OFF BLDG	1,350,187	1,350,187
Life	0404022	RIVERSIDE COUNTY RECORDER OFF	5,356,055	5,356,055
Life	0404023	23 CORPORATE PLAZA	8,811,782	8,811,782
Life	0404024	STATE COMPENSATION INS. BLDG.	2,287,935	2,287,935
Life	0404026	100 PACIFICA BUILDING	7,197,848	7,197,848
Life	0404027	HIGHPOINTE I AND II	7,586,648	7,586,648
Life	0404028	ARROW BUSINESS PARK	2,265,937	2,265,937
Life	0405002	WALGREENS DRUG STORE-ARIZONA	756,801	756,801

26

FFG Consolidated Assets

As of November 30, 2003

Company	Cusip/Loan #	Issuer	Par	StatBV
Life	0405006	WALGREENS DRUG STORE- COLLEYVIL	1,669,143	1,669,143
Life	0405011	LOWE’S HOME IMPROVE STORE - LV	6,628,726	6,628,726
Life	0405012	LOWES HOME IMPROVE STORE - BUR	5,454,031	5,454,031
Life	0405017	EAST MESA MEDICAL BUILDINGS	3,810,521	3,810,521
Life	0405019	SUMMERLIN MEDICAL CENTER	7,679,647	7,679,647
Life	0405023	1775 ST. JAMES PLACE OFF BLDG	2,495,002	2,495,002
Life	0405025	VETERANS ADMINISTRATION OFFICE	13,492,332	13,492,332
Life	0405105	KROGER GROCERY STORE - TEXAS	1,131,086	1,131,086
Life	0405113	COMPAQ COMPUTER FACILITY	8,898,357	8,898,357
Life	0405114	WALGREENS DRUG STORE-CLEAR LAK	1,776,454	1,776,454
Life	0405115	HEDWIG PLACE ATRIUM 1	3,600,024	3,600,024
Life	0405120	KINGS CROSSING SHOPPING CENTER	11,129,869	11,129,869
Life	0405121	EDWARD D JONES OFFICE BLDG	7,428,011	7,428,011
Life	0405122	PLAZA I AND II	4,240,201	4,240,201
Life	0405123	NAHAN PRINTING	5,354,264	5,354,264
Life	0406001	HERNDON OFFICE CENTER	1,054,054	1,054,054
Life	0406002	U.S. POSTAL SERVICE - CA	3,877,079	3,877,079
Life	0406003	IGNACIO BUSINESS PARK	2,561,010	2,561,010
Life	0406004	SUNNYVALE FINANCIAL PLAZA	5,420,557	5,420,557
Life	0406005	GEOMAX INDUSTRIAL BUILDING	2,260,922	2,260,922
Life	0406006	OB-1 OFFICE BUILDING	8,986,897	8,986,897
Life	0406007	SONOMA VALLEY CENTER	2,789,932	2,789,932
Life	0406019	EMERYVILLE WAREHOUSE	564,104	564,104
Life	0407001	CVS DRUG STORE - CONNECTICUT	1,548,529	1,548,529
Life	0407002	SWISS ARMY BRANDS BUILDING	1,813,021	1,813,021
Life	0407003	5 MOUNT ROYAL	1,961,909	1,961,909
Life	0407004	1040-1050 WALTHAM STREET BLDG	2,766,084	2,766,084
Life	0407005	JDS UNIPHASE BUILDING	6,032,344	6,032,344
Life	0407006	MEDICIA PHARMACEUTICAL	5,048,100	5,048,100
Life	0407014	MOUNT ROYAL	2,540,687	2,540,687
Life	0407022	U.S. POSTAL SERVICE - MA	948,054	948,054
Life	0407038	65 WALNUT STREET BUILDING	2,187,135	2,187,135
Life	0407040	BIG Y WORLD CLASS MARKET	5,181,208	5,181,208
Life	0408004	CITYPLACE	2,231,879	2,231,879
Life	0421014	DIMENSION CABLE BUILDING	65,042	65,042
Life	0422001	K-MART; BRIGHTON	2,816,210	2,816,210
Life	0422003	EXABYTE BUILDING	2,001,373	2,001,373
Life	0422004	VALLEY COMMERCE CENTER	1,757,493	1,757,493
Life	0431081	RANDECKER FARM	12,019	12,019
Life	0431083	MILLER FARM	188,710	188,710
Life	0431088	BURTON LAND	17,028	17,028
Life	0431098	KRAMER FARMSTEAD	32,387	32,387
Life	0466680	WAUKESHA COUNTY FARM BUREAU	112,820	112,820
Life	.4010100	DEA - NORTH HIGHLANDS	4,268,308	4,268,308
Life	4010101	NORTHFIELD SHOPPING CENTER	2,522,932	2,522,932
Life	4010102	VA - SUNRISE	6,900,000	6,900,000
Life	4010103	BROOKLYN CORPORATE CENTER	4,009,148	4,009,148
Life	4010104	FEDEX GROUND - CHANTILLY	2,700,000	2,700,000
Life	401088A	GRAMMER INDUSTRIES	2,495,529	2,495,529
Life	401088B	GRAMMER INDUSTRIES	105,442	105,442
Life	401494A	PINELAND STATION SHOPPING CENT	4,461,438	4,461,438
Life	401494B	PINELAND STATION SHOPPING CENT	288,965	288,965
Life	401495A	PINELAND OFFICE BUILDING	951,774	951,774
Life	401495B	PINELAND OFFICE BUILDING	50,858	50,858
Life	405110A	4550 POST OAK PLACE BUILDING	6,500,000	6,500,000
Financial Svcs	294938105	Equitrust Money Market	2,241	2,241
Financial Svcs	N/A	Bank of America DDA	857,072	857,072

27

FFG Consolidated Assets

As of November 30, 2003

Company	Cusip/Loan #	Issuer	Par	Stat BV
Assigned Benefit	N/A	Bank of America DDA	495,441	495,441
Equitrust Mktg	294938105	Equitrust Money Market	114,887	114,887
Equitrust Mktg	09248U718	Blackrock Provident	1,356,363	1,356,363
Equitrust Mgmt	294938105	Equitrust Money Market	4,104	4,104
Equitrust Mgmt	09248U718	Blackrock Provident	1,625,106	1,625,106
Equitrust Mgmt	9128276N7	US T-note	500,000	507,956
Equitrust Mgmt	9128276X5	US T-note	500,000	503,498
Equitrust Mgmt	9128277F3	US T-note	500,000	516,746
Equitrust Mgmt	912827V82	US T-note	700,000	715,453
Equitrust Mgmt	912827W81	US T-note	500,000	520,962
Equitrust Mgmt	294937107	Equitrust Value Growth	102,295	1,227,314
FBL Brokerage	294938105	Equitrust Money Market	20,594	20,594
FBL Brokerage	N/A	Bank of America DDA	85,576	85,576
FBL Leasing	N/A	Bank of America DDA	(40,251)	(40,251)
FBL Leasing	294938105	Equitrust Money Market	1,886	1,886
West Ag Ins Agency N/A		Bank of America DDA	3,964	3,964
Total FFG Consolidated			7,348,954,973	6,273,304,494

28

SCHEDULE 2

INDEBTEDNESS

	Liability at September 30, 2003	Notional Amount
FBL Financial Group (parent company)
Subordinated Note payable to Capital Trust (eliminated in consolidation)	$100,000,000
Series C preferred stock	$87,724,000
FBL Financial Group Capital Trust
Mandatorily redeemable preferred stock	$97,000,000
Farm Bureau Life Insurance Company
Federal Home Loan Bank Note	$40,000,000
Interest rate swap maturing May 2006	$1,040,000	$50,000,000
Interest rate swap maturing July 2008	$—	$50,000,000
Interest rate swap maturing July 2008	$—	$50,000,000
FBL Leasing Services, Inc.
Note Payable to Farm Bureau Life Insurance Company (eliminated in consolidation)	$18,040,526

SCHEDULE 3

LIENS

Liens of Record (Office of the Iowa Secretary of State)

UCC filings for FBL Financial Group, Inc.:

1.	IBM Credit Corporation – June 21, 2002 – Equipment lease

2.	IOS Capital, LLC – April 23,2003 – Equipment lease

3.	IOS Capital, LLC – April 23,2003 – Equipment lease

4.	IOS Capital, LLC – April 23,2003 – Equipment lease

UCC filings for FBL Leasing Services, Inc.:

1.	Technology Integration Financial Services, Inc. – May 14,1999 – Equipment lease

2.	Technology Integration Financial Services, Inc. – October 7,1999 – Equipment lease

3.	Banc of America Vendor Finance, Inc. – June 26, 2000 – Equipment lease

Other:

1.	Voting trust agreement expiring December 31, 2007 between Farm Bureau Life Insurance Company and American Equity Investment Life Holding Company. Of the 4,687,500 common shares of American Equity beneficially owned by Farm Bureau Life, 1,779,885 shares are on deposit in a voting trust which has a term of ten years ending on December 31, 2007. Under the terms of the voting trust, the voting trustees named therein (management of American Equity) control all voting rights attributable to the shares on deposit. Because the total beneficial interest has fallen below 20% of the outstanding shares, the remaining shares on deposit will be released at the next revaluation date.

2.	Federal Home Loan Bank of Des Moines (“FHLB”): liens upon (i) deposit accounts maintained by Farm Bureau Life Insurance Company with FHLB; (ii) equity interests in FHLB owned by Farm Bureau Life; and (iii) fixed maturity securities owned by Farm Bureau Life and the securities accounts into which such may be deposited from time to time, all in varying amounts but not to exceed a value of $60,000,000 at any time.

3.	Ordinary course of business deposits of securities with various state Insurance Departments, aggregating approximately $2,000,000.

4.	Ordinary course of business deposit accounts at banking institutions which may claim rights of set off with respect to operating accounts.

SCHEDULE 4

SUBSIDIARIES

	State of Domicile	Shares Authorized	Shares Issued	Owner	% of Ownership
FBL Financial Group Capital Trust	Iowa	3,000	3,000	FBL Financial Group, Inc.	100%
Farm Bureau Life Insurance Company	Iowa	994,000	50,000	FBL Financial Group, Inc.	100%
EquiTrust Life Insurance Company	Iowa	2,500	2,000	Farm Bureau Life Insurance Company	100%
FBL Real Estate Ventures, Ltd.	Iowa	2,500	1,600	Farm Bureau Life Insurance Company	100%
Renner Business Center	Kansas	N/A	N/A	Farm Bureau Life Insurance Company	90%
FBL Financial Services, Inc.	Iowa	1,000	1,000	FBL Financial Group, Inc.	100%
EquiTrust Marketing Services, LLC	Delaware	N/A	N/A	FBL Financial Services, Inc.	87%
		N/A	N/A	United Farm Family Life Insurance Company	6%
		N/A	N/A	Farm Bureau Life Insurance Company of Missouri	7%
EquiTrust Investment Management Services, Inc.	Iowa	10,000	8,478	FBL Financial Services, Inc.	100%
FBL Leasing Services, Inc.	Iowa	1,000,000	1,000	FBL Financial Services, Inc.	100%
EquiTrust Assigned Benefit Company	Iowa	1,000,000	1,000	FBL Financial Services, Inc.	100%
FBL Insurance Brokerage, Inc. ***	Iowa	2,500	300	FBL Financial Services, Inc.	100%
Western Ag Insurance Agency, Inc. ***	Arizona	100,000	500	FBL Financial Services, Inc.	100%

***	These subsidiaries will be liquidated in the 4th quarter of 2003.